       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JULY 10, 1998
                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   2611                                  62-1518973
        (State of incorporation)               (Primary Standard Industrial                   (I.R.S. Employer
                                               Classification Code Number)                 Identification Number)

                              1001 TILLMAN STREET
                            MEMPHIS, TENNESSEE 38112
                                 (901) 320-8100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                                DAVID B. FERRARO
                                   PRESIDENT
                           BUCKEYE TECHNOLOGIES INC.
                              1001 TILLMAN STREET
                            MEMPHIS, TENNESSEE 38112
                                 (901) 320-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                             LINDA M. CROUCH, ESQ.
                      BAKER, DONELSON, BEARMAN & CALDWELL
                              207 MOCKINGBIRD LANE
                         JOHNSON CITY, TENNESSEE 37604
                                 (423) 975-7623

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                             ---------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                             PROPOSED             PROPOSED
                                             AMOUNT           MAXIMUM              MAXIMUM             AMOUNT OF
         TITLE OF EACH CLASS OF              TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED          REGISTERED      PER SECURITY       OFFERING PRICE(1)         FEE(1)
---------------------------------------------------------------------------------------------------------------------
8% Senior Subordinated Notes Due 2010...  $150,000,000         100%             $150,000,000            $44,250
---------------------------------------------------------------------------------------------------------------------
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

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, as amended.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY   , 1998
PROSPECTUS

                                  $150,000,000

                        [BUCKEYE TECHNOLOGIES INC. LOGO]
                           BUCKEYE TECHNOLOGIES INC.
                             OFFER TO EXCHANGE ITS
             8% SENIOR SUBORDINATED NOTES DUE 2010 WHICH HAVE BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     8% SENIOR SUBORDINATED NOTES DUE 2010
                   ($150,000,000 AGGREGATE PRINCIPAL AMOUNT)

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
              ON                         , 1998, UNLESS EXTENDED.

     Buckeye Technologies Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange its 8% Senior Subordinated Notes Due 2010 (the "Exchange Notes"), in an offering which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, for an equal principal amount of its outstanding 8% Senior Subordinated Notes Due 2010 (the "Old Notes"), of which an aggregate $150,000,000 in principal amount is outstanding as of the date hereof (the "Exchange Offer"). The Exchange Notes and the Old Notes are sometimes referred to herein collectively as the "Notes." The form and terms of the Exchange Notes will be the same as the form and terms of the Old Notes except that the Exchange Notes will not bear legends restricting the transfer thereof. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture, dated as of June 11, 1998 (the "Indenture"), relating to the Notes. See "Description of the Exchange Notes."
                             ---------------------

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD NOTES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 11.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------
          THE DATE OF THIS PROSPECTUS IS                       , 1998.

                               [PICTURES TO COME]

     The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange
Offer expires, which will be                     , 1998 unless the Exchange
Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offer.

     The Old Notes initially sold to Qualified Institutional Buyers (as defined in Rule 144A) in reliance on Rule 144A under the Securities Act of 1933 ("Rule 144A") were initially represented by a single, permanent global note in definitive, fully registered form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), which was deposited with IBJ Schroder, the agent (the "Agent"), under the Indenture. The Exchange Notes exchanged for the Old Notes that are represented by the global note will continue to be represented by a permanent global note (collectively, the "Global Notes," and individually, a "Global Note") in definitive, fully registered form, registered in the name of a nominee of DTC and deposited with the Agent as custodian, unless the beneficial holders thereof request otherwise. See "Description of the Exchange Notes -- Book Entry, Delivery and Form." Old Notes may be tendered only in denominations of $1,000 and any integral multiple thereof.

     Interest on the Exchange Notes will be payable semi-annually in arrears on April 15 and October 15 of each year (each an "Interest Payment Date"), commencing on the first such date following their date of issuance. Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Old Notes that are accepted for exchange or, if no interest has been paid, from June 11, 1998. Accordingly, interest which has accrued since the last Interest Payment Date on the Old Notes accepted for exchange will cease to be payable upon issuance of the Exchange Notes. Untendered Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain outstanding and bear interest at a rate of 8% per annum after the Expiration Date but will not retain any rights under the Registration Rights Agreement dated as of June 11, 1998 between the Company and the Placement Agents (as defined therein) (the "Registration Rights Agreement").

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 2003. The Exchange Notes will be, and the Old Notes currently are, unsecured obligations of the Company ranking pari passu with all other unsecured and subordinated indebtedness of the Company.

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes to be issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by a holder thereof (other than (i) a broker-dealer who acquires such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company (within the meaning of Rule 405 under the Securities Act)) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in the ordinary course of such holder's business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Prior to the Exchange Offer, there has been no public market for the Old Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes develops, the market value of the Exchange Notes will depend on market conditions, the Company's financial condition and operating results and the market for similar securities. Such conditions might cause the Exchange Notes, to the extent that they are actively traded, to trade at a significant discount from the face value. See "Risk Factors -- Absence of Public Market."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein. The Company reports on a June 30 fiscal year. Unless otherwise indicated, all information in this Prospectus has been adjusted to give effect to the stock split of the Common Stock (as defined) effected in February 1998. All references in this Prospectus to the "Company" or "Buckeye" refer to Buckeye Technologies Inc. (formerly known as Buckeye Cellulose Corporation), its direct and indirect subsidiaries and the Predecessor (as defined).

                                  THE COMPANY

     The Company is a leading manufacturer and worldwide marketer of value-added cellulose-based specialty products. The Company utilizes its expertise in polymer chemistry and its state-of-the-art manufacturing facilities to develop and produce innovative and proprietary products for its customers. The Company sells its products to a wide array of technically demanding niche markets in which its proprietary products and commitment to customer technical service give it a competitive advantage. Buckeye is the world's only manufacturer offering cellulose-based specialty products both made from wood and cotton and utilizing wet-laid and air-laid technologies. As a result, the Company produces a broader range of cellulose-based specialty products than any of its competitors.

     The Company believes that it has leading positions in most of the high-end niche markets in which it competes. Buckeye's focus on niche specialty cellulose markets has enabled it to maintain consistently strong sales growth and stable operating margins, even during downturns in the commodity cellulose markets. Since fiscal 1994, the Company's net sales have grown at a compound annual growth rate of 14.6% from $371.5 million to $558.9 million in fiscal 1997. EBITDA margins have also increased from 22.0% to 25.6% over the same time period.

     Cellulose is a natural fiber derived from trees and other plants that is used in the manufacture of a wide array of products. The cellulose market generally can be divided into two categories: commodity and specialty. Commodity cellulose is used in the manufacture of paper and packaging materials, a very large, but highly cyclical market. The Company participates exclusively in the estimated $7 billion annual specialty cellulose market, which accounts for approximately 3% of the total cellulose market. Specialty cellulose is used to impart unique chemical or physical characteristics to a broad and diverse range of highly technical products.

     Specialty cellulose generally commands higher prices and its markets tend to be less cyclical than commodity cellulose. The more demanding performance requirements for specialty cellulose limit customers' ability to replace it with other products. There is only a small number of producers that can meet the technical demands of specialty cellulose markets. To the Company's knowledge, there are no new entrants in this field and no expansion of high-end specialty cellulose capacity has been announced.

     The Company has manufactured cellulose-based specialty products for over 75 years. The Company's cellulose-based specialty products can be broadly grouped into three categories: chemical cellulose, customized paper cellulose, and absorbent products. Chemical cellulose (38% of nine months' fiscal 1998 gross sales) is used to impart purity, strength, and viscosity in the manufacture of diversified products such as food casings, rayon filament, acetate fibers and plastics, as well as thickeners for food, cosmetics, and pharmaceuticals. Customized paper cellulose (23% of nine months' fiscal 1998 gross sales) is used to provide porosity, color permanence, and tear resistance in automotive air and oil filters, premium letterhead, currency paper, and personal stationery. Absorbent products (39% of nine months' fiscal 1998 gross sales) are used to increase absorbency and fluid transport in products such as disposable diapers, feminine hygiene products, and adult incontinence products. The Company combines its expertise in specialty cellulose fibers with modern air-laid nonwoven technology to produce absorbent composite structures for companies that globally market consumer hygienic products.

     The Company's commitment to research and development focuses on introducing new cellulose-based specialty products, improving the performance of existing products, and creating new applications for its products. The Company developed one of the earliest commercial processes to purify cotton linters for conversion into cellulose acetate used in making photographic film. Buckeye was also among the first to employ cold caustic extraction technology to produce high-purity wood cellulose for use in rayon tire cord and food casings. In addition, the Company was the first to commercialize mercerized southern softwood cellulose as the porosity-building fiber in automotive air and oil filter applications. It was also the first to apply fluff pulp for use in the absorbent core of disposable diapers. Buckeye's most recent product developments include a high-purity cellulose for food casings and a high-viscosity ether cellulose yielding superior thickening performance in consumer products such as toothpaste and shampoo.

     The Company's customer base is broadly diversified both geographically and by end-use markets. The Company's nine months' fiscal 1998 gross sales reflect this geographic diversity, with 31% of sales in the United States, 38% in Europe, 17% in Asia and 14% in other regions. Buckeye works closely with customers through all stages of product development and manufacture in order to tailor products to meet each customer's specific requirements. The Company's commitment to product quality, dedication to customer technical service, and ability to respond to changing customer needs have enabled the Company to develop and strengthen long-term alliances with its customers.

     The Procter & Gamble Company and its affiliates ("Procter & Gamble"), the world's largest diaper manufacturer, purchase virtually all of the Company's current annual production of fluff pulp pursuant to a take-or-pay contract expiring in calendar year 2002 (the "Supply Agreement"). Procter & Gamble is the Company's largest customer, accounting for 32% of the Company's nine months' fiscal 1998 gross sales. The Company's other large customers include Akzo Nobel
N. V. (rayon filament and cellulose ethers), A. Ahlstrom Corporation (automotive filter paper) and Hercules Incorporated (cellulose ethers).

     The Company's total manufacturing capacity is approximately 700,000 metric tons annually (460,000 metric tons of wood-based cellulose, 200,000 metric tons of cotton-based cellulose and 40,000 metric tons of air-laid nonwovens). The Company's plant in Perry, Florida (the "Foley Plant") produces wood-based specialty cellulose. The Company's plants in Memphis, Tennessee (the "Memphis Plant"), Glueckstadt, Germany (the "Glueckstadt Plant") and Lumberton, North Carolina (the "Lumberton Plant") produce cotton-based specialty cellulose. The Company's plant near Vancouver, Canada and its new plant in Cork, Ireland produce cellulose-based air-laid nonwovens for absorbent applications. The Company also has an air-laid converting facility in King, North Carolina. See "Business -- Properties."

COMPANY STRATEGY

     The Company's strategy is to continue to strengthen its position as a leading supplier of cellulose-based specialty products. The Company believes that it can continue to expand its market share, increase its profitability, and decrease its exposure to cyclical downturns by pursuing the following key strategic objectives:

          Focus on Technically Demanding Niche Markets. The Company concentrates on high-end, technically demanding (and therefore less cyclical) specialty cellulose niche markets in which only a limited number of cellulose producers have the ability to compete effectively. Competition in these niche markets is based on product performance, customer technical service, and, to a lesser extent, price. The Company continues to upgrade its product mix to more technically demanding applications in order to produce products with high margins and significant growth potential. As the Company successfully expands its market share of such products and introduces new products, it becomes less reliant on low margin, less technically advanced products.

          Develop Proprietary Product Innovations. The Company focuses on the development of innovative and proprietary products that are tailored to the specific chemical and physical requirements of its customers. Buckeye's research and development activities concentrate on developing new cellulose-based products, enhancing existing products, and creating new applications for its products. Company scientists are working on the next generation of cellulose-based specialty products for both new and current applications in such diverse areas as feminine hygiene pads and tampons, thin diapers, high-performance automotive filters, and cellulose ethers.

          Strengthen Long-Term Alliances With Customers. The Company builds long-term alliances with customers who are market leaders in their industries and in the geographic markets they serve. Buckeye works closely with customers through all stages of product development and manufacture in order to tailor products to meet each customer's unique needs, which tends to make replacement of its products with competing products less likely. The Company's commitment to product quality, dedication to customer technical service, and ability to respond to changing customer needs have enabled the Company to develop and strengthen long-term alliances with its customers. The Company believes over two-thirds of Buckeye's nine months' fiscal 1998 sales were to purchasers who have been customers of the Company for over 30 years.

          Expand Capacity To Support Growing Demand. Buckeye plans to expand its capacity and global presence in niche markets through strategic alliances with customers who are leaders in their respective markets and through selective acquisitions. The Company also will continue to modernize its existing facilities to increase their productive capacity.

     The Company is incorporated in Delaware and its executive offices are located at 1001 Tillman Street, Memphis, Tennessee 38112. The Company's telephone number is (901) 320-8100.

                               THE EXCHANGE OFFER

The Exchange Offer.........  Up to $150,000,000 aggregate principal amount of
                             Exchange Notes are being offered in exchange for a like principal amount of Old Notes. The terms of the Exchange Notes and the Old Notes are substantially identical. Old Notes may be tendered for exchange in whole or in part in any integral multiple of $1,000. The Company is making the Exchange Offer in order to satisfy its obligations under the Registration Rights Agreement relating to the Old Notes. For a description of the procedures for tendering the Old Notes, see "The Exchange Offer -- Procedures for Tendering."

Expiration Date............  5:00 p.m., New York City time,
                                                 , 1998, unless the Exchange
                             Offer is extended by the Company (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer -- Terms of the Exchange Offer."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Company in its sole discretion. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. See "The Exchange Offer -- Conditions to Exchange Offer." The Company reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth under "The Exchange Offer -- Withdrawal of Tenders."

Procedures for Tendering
  Old Notes................  Tendering holders of Old Notes must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering." Letters of Transmittal and certificates representing Old Notes should not be sent to the Company. Such documents should be sent only to the Exchange Agent.

Resales of Exchange
  Notes....................  The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
                             Act) of such Exchange Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for Exchange Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. See "Plan of Distribution."

                             Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, and
                             (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers (as defined herein) who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the initial sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities, subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of Exchange Notes." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Notes."

Exchange Agent.............  The exchange agent with respect to the Exchange
                             Offer is IBJ Schroder Bank & Trust Company (the "Exchange Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............  The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. See "Use of Proceeds."

Certain United States
  Federal Income Tax
  Considerations...........  Holders of Old Notes should review the information set forth under "Certain United States Federal Income Tax Considerations" prior to tendering Old Notes in the Exchange Offer.

                          TERMS OF THE EXCHANGE NOTES

     The Exchange Offer applies to an aggregate principal amount of $150,000,000 of the Old Notes. The form and terms of the Exchange Notes will be the same as the form and terms of the Old Notes except that the Exchange Notes will not bear legends restricting the transfer thereof. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture. See "Description of the Exchange Notes."

Exchange Notes Offered.....  $150.0 million aggregate principal amount of 8%
                             Senior Subordinated Notes due 2010.

Maturity...................  October 15, 2010.

Interest...................  Interest on the Exchange Notes is payable semiannually in cash on April 15 and October 15 of each year, commencing October 15, 1998. For a description of the requirement to offer to exchange the Exchange Notes and the possible effect on the interest rate, see "-- Registration Rights" below.

Optional Redemption........  At any time on or after October 15, 2003, the
                             Exchange Notes will be redeemable, at the Company's option, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. See "Description of the Exchange Notes -- Optional Redemption."

                             In addition, at any time prior to October 15, 2001, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Exchange Notes with the net proceeds of one or more Public Equity Offerings (as defined), at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that after giving effect to any such redemption, at least $97.5 million in aggregate principal amount of the Exchange Notes remains outstanding; and provided further, that such redemption occurs within 60 days following the closing of each such Public Equity Offering. See "Description of the Exchange Notes -- Optional Redemption."

Change in Control..........  Upon a Change in Control (as defined), each holder of the Exchange Notes will have the right to require the Company to purchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Exchange Notes -- Certain Covenants -- Purchase of Exchange Notes Upon a Change in Control."

Ranking....................  The Exchange Notes will be unsecured senior subordinated indebtedness of the Company and will be subordinated to all existing and future Senior Indebtedness (as defined), including borrowings under the Bank Credit Facility (as defined) and the Existing Senior Notes (as defined), pari passu with the Existing Senior Subordinated Notes (as defined) and with any future senior subordinated indebtedness of the Company and senior to any junior subordinated indebtedness of the Company. The Exchange Notes will also be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including trade payables and guarantees. At March 31, 1998, after giving effect to the Offering and the application of the proceeds therefrom, the Company had approximately $469.2 million of indebtedness, including approximately $70.2 million of Senior Indebtedness. In addition, the Company's subsidiaries had other liabilities (excluding guarantees of the Company's indebtedness) of approximately $84.1 million at March 31, 1998, all of which would be effectively senior to the Exchange Notes. See "Description of the Exchange Notes -- Ranking."

Certain Covenants..........  The Indenture will contain certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on liens; (v) limitation on sale of assets; (vi) limitation on senior subordinated indebtedness; (vii) restriction on transfer of assets; (viii) limitation on subsidiary capital stock; (ix) limitation on dividends and other payment restrictions affecting subsidiaries; (x) limitation on unrestricted subsidiaries; (xi) provision of financial statements; and (xii) restrictions on consolidations, mergers, and sales of assets. See "Description of the Exchange Notes -- Certain Covenants."

Book-Entry, Delivery and
  Form.....................  Exchange Notes originally sold in reliance on Rule
                             144A are represented by one or more permanent global Exchange Notes in definitive, fully registered form without interest coupons, deposited with the Trustee (as defined) as custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC"). Exchange Notes originally sold in off-shore transactions in reliance on Regulation S under the Securities Act ("Regulation S") are represented by one or more permanent global Notes in definitive, fully registered form deposited with the Trustee as custodian for, and registered in the name of, a nominee of DTC, for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel Bank"). See "Description of the Exchange Notes -- Book-Entry, Delivery and Form."

                                  RISK FACTORS

     For a description of certain factors relating to an investment in the Exchange Notes, see "Risk Factors" beginning on page 11.

                             SUMMARY FINANCIAL DATA

     The following table sets forth summary financial data of the Company for the fiscal years ended June 30, 1994, 1995, 1996 and 1997 and for the nine months ended March 31, 1997 and 1998. The summary financial data for the fiscal years ended June 30, 1994 and 1995 are derived from the audited financial statements of the Company. The summary financial data for the fiscal years ended June 30, 1996 and 1997 are derived from the audited financial statements of the Company appearing elsewhere in this Prospectus. The summary financial data for the nine months ended March 31, 1997 and 1998 are derived from the unaudited financial statements of the Company appearing elsewhere in this Prospectus. In the opinion of management such nine month data include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the information included therein. The results of operations for the nine months ended March 31, 1998 are not necessarily indicative of the results for the entire fiscal year or any other interim period. The data set forth in the following table should be read in conjunction with the consolidated financial statements of the Company and notes thereto, appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                  NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30,                   MARCH 31,
                                     -----------------------------------------   -------------------
                                       1994       1995     1996(1)    1997(2)    1997(3)      1998
                                     --------   --------   --------   --------   --------   --------
                                                                                     (UNAUDITED)
                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales..........................  $371,526   $408,587   $470,979   $558,933   $409,005   $469,397
Cost of goods sold.................   291,833    305,150    335,377    411,751    304,359    344,303
                                     --------   --------   --------   --------   --------   --------
Gross margin.......................    79,693    103,437    135,602    147,182    104,646    125,094
Selling, research and
  administrative expenses..........    24,004     24,265     27,035     37,790     26,192     33,842
                                     --------   --------   --------   --------   --------   --------
Operating income...................    55,689     79,172    108,567    109,392     78,454     91,252
Interest income....................       314      1,138      1,060        765        545        345
Interest expense and amortization
  of debt costs....................   (26,859)   (22,290)   (18,061)   (28,691)   (20,111)   (27,858)
Other expense......................      (632)      (615)      (451)    (1,213)      (700)    (1,460)
Minority interest(4)...............    (8,291)   (23,223)   (16,628)        --         --         --
Secondary stock offering costs.....        --         --     (1,945)        --         --         --
                                     --------   --------   --------   --------   --------   --------
Income before income taxes and
  extraordinary loss...............    20,221     34,182     72,542     80,253     58,188     62,279
Income taxes.......................     7,253     12,470     25,532     26,979     19,526     21,576
                                     --------   --------   --------   --------   --------   --------
Income before extraordinary loss...    12,968     21,712     47,010     53,274     38,662     40,703
Extraordinary loss, net of tax
  benefit(5).......................        --         --     (3,949)        --         --         --
                                     --------   --------   --------   --------   --------   --------
Net income.........................  $ 12,968   $ 21,712   $ 43,061   $ 53,274   $ 38,662   $ 40,703
                                     ========   ========   ========   ========   ========   ========
OTHER DATA:
Depreciation and amortization......  $ 27,415   $ 26,080   $ 26,693   $ 36,087   $ 26,473   $ 34,385
Capital expenditures...............    15,725     24,922     34,807     42,757     29,381     39,008
EBITDA(6)..........................    81,879    104,088    134,670    143,024    103,359    121,959
EBITDA as a percentage of net
  sales............................      22.0%      25.5%      28.6%      25.6%      25.3%      26.0%
Ratio of EBITDA to interest expense
  and amortization of debt costs...       3.0x       4.7x       7.5x       5.0x       5.1x       4.4x
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital....................  $ 69,330   $ 77,107   $117,965   $118,092   $129,360   $126,304
Total assets.......................   374,204    379,056    452,799    737,464    519,130    724,560
Long-term debt less current
  portion..........................   203,482    166,202    217,873    474,631    299,870    462,753
Minority interest(4)...............    33,479     52,104         --         --         --         --
Equity.............................    62,828     84,621    140,888    128,190    119,505    144,270

                                                   (footnotes on following page)

---------------

(1) Includes the operations of the specialty cellulose business of Peter Temming AG ("Temming") from May 1, 1996, the date of acquisition.
(2) Includes the operations of Alpha Cellulose Holdings, Inc. ("Alpha") from September 1, 1996 and Merfin International Inc. ("Merfin") from May 28, 1997, their respective dates of acquisition.
(3) Includes the operations of Alpha from September 1, 1996, the date of acquisition.
(4) The minority interest represents The Procter & Gamble Cellulose Company's ("P&GCC") limited partnership interest in Buckeye Florida Limited Partnership ("BFLP"), which ceased on November 28, 1995.
(5) In fiscal 1996, the Company recognized an extraordinary loss of $3,949, net of tax benefit, on the early retirement of a portion of the Existing Senior Notes.
(6) EBITDA represents earnings before secondary offering costs, interest, taxes, minority interest, extraordinary loss, depreciation, depletion, amortization and other non-cash charges and is intended to facilitate a more complete analysis of the Company's ability to meet its debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

                              RECENT DEVELOPMENTS

     The Company redeemed the remaining $6.9 million principal amount of its Existing Senior Notes on June 30, 1998, at a price of 103.875% of principal amount, together with accrued and unpaid interest. See "Description of Certain Indebtedness."

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective investors in the Exchange Notes should carefully consider the following risk factors before making an investment in the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Untendered Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain subject to the existing restrictions on transfer of such Old Notes. Additionally, holders of any Old Notes not tendered in the Exchange Offer will not have any rights under the Registration Rights Agreement to cause the Company to register the Old Notes, and the interest rate on the Old Notes will remain at its initial rate of 8% per annum.

DEPENDENCE ON SIGNIFICANT CUSTOMER

     Procter & Gamble, the world's largest diaper manufacturer, is the Company's largest customer, accounting for 32% of the Company's nine months' fiscal 1998 gross sales. The Company and Procter & Gamble are parties to the Pulp Supply Agreement (the "Supply Agreement") which provides that Procter & Gamble will purchase, under a take-or-pay arrangement, a specified tonnage (currently, substantially all of the Company's output) of fluff pulp annually at a formula price through calendar year 1998, at the higher of the formula price or market price in calendar years 1999 and 2000, and at market price in calendar years 2001 and 2002. As a result of such formula pricing, the Company will be partially protected through calendar year 2000 in periods of lower market prices; however, it may not realize all of the benefits if market prices increase during the remainder of calendar year 1998. Currently, the formula price paid by Procter & Gamble pursuant to the Supply Agreement exceeds the market price for fluff pulp. In the event that Procter & Gamble fails to perform under the Supply Agreement for any reason or fails to renew it upon terms favorable to the Company, the Company's business, results of operations and financial condition could be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Sales and Customers."

INDUSTRY CYCLICALITY; SUPPLY IMBALANCE

     While the Company believes that only approximately 5% of the Company's products could be classified as commodity based, the Company's products are influenced by the commodity cellulose markets. The market for cellulose is cyclical, being characterized by periods of supply imbalance and sensitivity to changes in industry capacity. The general economic conditions of global markets are the primary determinants of the demand for cellulose, as consumption correlates with economic activity. The factors affecting such conditions are beyond the Company's control. The production of cellulose is a capital-intensive process with relatively long lead times to bring new capacity to the market and significant exit costs associated with capacity reductions. The price of cellulose can fluctuate significantly when supply and demand become imbalanced. The Company's financial performance can be influenced by these pricing fluctuations and the cyclicality of the cellulose market. There can be no assurance that current price levels will be maintained, that any additional price increases will be achieved or that the industry will not add new capacity. Prices for the Company's products may fluctuate substantially in the future. Any downturn in such commodity markets could have a material adverse effect on the Company's business, results of operations and financial condition.

SIGNIFICANT LEVERAGE

     The Company has significant debt service obligations. As of March 31, 1998, after giving effect to the Offering and the application of proceeds therefrom, the Company would have had total outstanding long-term indebtedness of $466.8 million and equity of $144.3 million. Furthermore, the Company may incur additional indebtedness in the future, subject to certain limitations contained in the instruments governing its indebtedness. The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future;

(ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal of and interest on the borrowings under the Bank Credit Facility and interest on the Existing Notes (as defined) and the Exchange Notes, thereby reducing the funds available to the Company for its operations and other purposes; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates; (iv) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a relative competitive disadvantage; (v) the Bank Credit Facility, the Existing Notes, the Existing Notes Indentures (as defined) and the Indenture will contain financial and restrictive covenants, and failure to comply with these covenants may result in an event of default, which, if not cured or waived, could have a material adverse effect on the Company's business, results of operations and financial condition; and (vi) the Company may be unable to adjust to rapidly changing market conditions and could be vulnerable in the event of a downturn in general economic conditions or its business. The Company believes that it will generate sufficient cash flow from operations to be able to make the scheduled interest payments under the Bank Credit Facility, the Existing Notes and the Exchange Notes; however, the Company may not generate sufficient cash flow from operations to make the principal payment due at maturity on the Exchange Notes and, depending upon the principal amount then outstanding, on the Bank Credit Facility and the Existing Notes. Accordingly, the Company may have to refinance its obligations with respect to the Existing Notes and the Exchange Notes prior to maturity, sell assets, or raise equity capital to repay the principal amount of the Existing Notes and the Exchange Notes. The Company's ability to make scheduled principal payments, to refinance its obligations with respect to its indebtedness, to sell assets or to raise equity capital depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. There can be no assurance that the Company's operating results will continue to be sufficient to provide for, or that future borrowing facilities will be available for, the payment or refinancing of the Company's indebtedness. See "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness" and "Description of the Exchange Notes."

RESTRICTIONS IMPOSED BY BANK CREDIT FACILITY

     The Bank Credit Facility contains a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness and other liabilities, pay dividends, voluntarily prepay certain indebtedness, enter into sale and leaseback transactions, create liens, make capital expenditures and make certain investments or acquisitions, incur contingent obligations and otherwise restrict corporate activities. In addition, under the Bank Credit Facility, the Company is required to satisfy specified financial covenants, including total debt to cash flow, interest coverage, and consolidated net worth tests. The ability of the Company to comply with such provisions may be affected by events beyond the Company's control. The breach of any of the covenants could result in a default under the Bank Credit Facility. In the event of any such default, depending upon the actions taken by the lenders under the Bank Credit Facility (the "Banks"), the Company could be prohibited from making any payments of principal of, premium, if any, or interest on the Exchange Notes. In addition, the Banks could elect to declare all amounts borrowed under the Bank Credit Facility, together with accrued and unpaid interest, to be due and payable. These restrictions, in combination with the Company's leverage, could limit the Company's ability to respond to changing market and economic conditions and to provide for capital expenditures. If the Company is unable to generate sufficient cash flow from operations, it may be required to refinance its outstanding debt or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained on terms that would be favorable or acceptable to the Company. The Company is currently negotiating certain amendments to the Bank Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness" and "Description of the Exchange Notes."

COST OF RAW MATERIALS

     Amounts paid by the Company for wood and cotton fiber represent the largest component of the Company's variable costs of production. The cost of these materials is subject to market fluctuations caused by factors beyond the Company's control, including weather conditions. Significant increases in the cost of wood or cotton fiber, to the extent not reflected in prices for the Company's products, could materially and adversely affect the Company's business, results of operations and financial condition. See
"Business -- Raw Materials."

COMPETITION

     The markets for the Company's products are competitive, and the Company faces competition from a number of sources in most of its product lines. Some of the Company's competitors have financial and other resources greater than those of the Company and are also well established as suppliers to the markets that the Company serves. Quality, performance, service and price are generally the prime competitive factors. There can be no assurance that the Company's markets will not attract additional competitors. See "Business -- Competition."

ENVIRONMENTAL REGULATIONS AND LIABILITIES

     The Company's operations are subject to extensive general and industry-specific federal, state, local and foreign environmental laws and regulations. The Company devotes significant resources to maintaining compliance with such requirements. The Company expects that, due to the nature of its operations, it will be subject to increasingly stringent environmental requirements (including standards applicable to waste water discharges and air emissions) and will continue to incur substantial costs to comply with such requirements. Given the uncertainties associated with predicting the scope of future requirements, there can be no assurance that the Company will not in the future incur material environmental compliance costs or liabilities.

     The Foley Plant discharges treated waste water into the Fenholloway River. Pursuant to an agreement with the Florida Department of Environmental Protection ("FDEP"), approved by the U.S. Environmental Protection Agency ("EPA") in 1995, the Company agreed to a comprehensive plan to attain Class III ("fishable/swimmable") status for the Fenholloway River under applicable Florida law (the "Fenholloway Agreement"). The Fenholloway Agreement requires the Company, among other things, to (i) make process changes within the Foley Plant, reduce the coloration of its waste water discharge and restore certain wetlands areas and (ii) relocate the waste water discharge point into the Fenholloway River to a point closer to the mouth of the river and provide oxygen enrichment to the effluent prior to discharge. The Company has already made significant expenditures to make certain in-plant process changes required by the Fenholloway Agreement, and the Company estimates it will incur additional capital expenditures of approximately $40 million through fiscal 2001 to comply with the remaining obligations under the Fenholloway Agreement.

     Recently, at the request of the EPA, the Company and the FDEP verbally agreed that the Company will finalize the process changes and wetlands restoration contemplated by the Fenholloway Agreement, but defer relocation of the discharge point pending further study to determine the most cost effective technologies available to address both Class III water quality standards for the Fenholloway River and anticipated EPA regulations (commonly known as the "cluster rules") applicable to waste water discharges from dissolving kraft pulp mills, like the Foley Plant. Consequently, a portion of the estimated $40 million in capital expenditures may be delayed beyond the period stated above, and the total capital expenditures for the Foley Plant may increase as a result of price escalation or the implementation of other technologies mandated by the cluster rules.

     The Foley Plant is on the EPA Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") list of potential hazardous substance release sites prepared pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"). The EPA conducted a site investigation in early 1995. Although the Company considers it unlikely that the Foley Plant will be listed on the CERCLA National Priorities List and hence require remedial action, the possibility of such listing cannot be ruled out. If the site were to be placed on the National Priorities List, the costs associated with conducting a CERCLA remedial action could be material.

SUBORDINATION

     The payment of principal of, premium, if any, and interest on, and any other amounts owing in respect of the Exchange Notes will be subordinated to the prior payment in full of existing and future Senior Indebtedness of the Company, which includes all indebtedness under the Bank Credit Facility and the Existing Senior Notes. Furthermore, the terms of the Bank Credit Facility, the Existing Notes Indentures and the Indenture will permit the Company to incur additional indebtedness, including Senior Indebtedness. Therefore, in the event of the liquidation, dissolution, reorganization, or any similar proceeding regarding the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after Senior Indebtedness has been paid in full and there may not be sufficient assets to pay amounts due on all or any of the Exchange Notes. In addition, the Company may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the Exchange Notes, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the Exchange Notes (i) if any Designated Senior Indebtedness (as defined) is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, and with respect to clause (ii) above, such acceleration has been rescinded or such indebtedness has been repaid in full. In addition, under certain circumstances, if any non-payment default exists with respect to Designated Senior Indebtedness, the Company may not make any payment on the Exchange Notes for a specified period of time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See "Description of Certain
Indebtedness -- Bank Credit Facility" and "Description of the Exchange Notes -- Ranking."

     The Exchange Notes will also be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. On the date of the Indenture, the Exchange Notes will not be guaranteed by any of the Company's subsidiaries, and will receive the benefit of subordinated guarantees from any such subsidiaries in the future only in certain limited circumstances. See "Description of the Exchange Notes -- Certain Covenants -- Limitations on Issuances of Guarantees of Subordinated and Pari Passu Indebtedness." In addition, the Company's obligations under the Bank Credit Facility are guaranteed on a senior basis by all the Company's domestic subsidiaries. Furthermore, under certain circumstances, the Company is required to pledge up to 65% of the stock of certain foreign subsidiaries acquired by the Company to the lenders under the Bank Credit Facility.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company operates facilities in four countries and sells its products in approximately 50 countries. For the nine months ended March 31, 1998, sales of the Company's products outside the United States represented approximately 69% of the Company's gross sales. Although over 90% of the Company's sales are denominated in U. S. dollars, it is possible that as the Company expands globally, the Company will have increased risks associated with operating in foreign countries, including devaluations and fluctuations in currency exchange rates, imposition of limitation on conversion of foreign currencies into U.S. dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, hyperinflation in certain foreign countries and imposition or increase of investment and other restrictions by foreign governments. No assurance can be given that such risks will not have a material adverse effect on the Company's business, results of operations or financial condition in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

LABOR NEGOTIATIONS

     On March 31, 1998, the Company employed approximately 1,750 individuals at its facilities in Memphis, Tennessee; Perry, Florida; Lumberton and King, North Carolina; Savannah, Georgia; Glueckstadt, Germany; Vancouver, Canada; Cork, Ireland; and Geneva, Switzerland. Collective bargaining agreements are in place at the Foley Plant (approximately 600 hourly employees) with the United Paperworkers International Union, AFL-CIO, Local No. 1192 (the "Union"); and at the Memphis Plant (approximately 180 hourly employees) with the Local Union 910 Pulp and Processing Workers and the Retail, Wholesale, and Department Store Union, AFL-CIO. The agreement for the Memphis Plant expires March 18, 2000 and the agreement for the Foley Plant expires April 1, 2002. A Works Council provides employee representation for all non-management workers at the Glueckstadt Plant. The Lumberton, Vancouver, Cork, and King plants are not unionized. An extended interruption of operations at the Foley Plant or any of the Company's facilities would have a material adverse effect on the Company's business, results of operations and financial condition. See "Business -- Employees."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     There is no existing market for the Exchange Notes and, although the Exchange Notes are eligible for trading in PORTAL, there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes, or the prices at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange.

RISK OF YEAR 2000 NONCOMPLIANCE

     The Company is dependent upon computerized information systems for all phases of its operations including production, distribution and accounting. During the last three years, the Company has replaced substantially all of its financial systems, giving the Company the benefit of new technology and functionality while becoming year 2000 compliant. However, the financial systems of recent acquisitions are still being assessed for year 2000 compliance. The Company's suppliers, distributors and customers may also have year 2000 problems which could adversely affect the Company. The Company has developed a plan and timetable to determine the impact of the year 2000 on its operations and to achieve year 2000 compliance. While the Company believes at present that the cost to achieve compliance will not have a material effect on its business, results of operations and financial condition, there can be no assurance that such will be the case.

                           FORWARD-LOOKING STATEMENTS

     Except for the historical information contained herein, the matters discussed in this Prospectus are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, services and prices, and other factors. All statements, trends, analyses and other information contained in this Prospectus relative to trends in sales, margins, anticipated expense levels and liquidity and capital resources, as well as other statements including, but not limited to, words such as "anticipate," "believe," "plan," "estimate," "expect," "seek" and "intend" and other similar expressions constitute forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Accordingly, actual results may differ materially from those anticipated or expressed in such statements. Potential risks and uncertainties include, among others, those set forth herein under "Risk Factors," as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations." Particular attention should be paid to the cautionary statements. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               THE EXCHANGE OFFER

GENERAL

     In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires the Company to file with the Commission a registration statement (the "Exchange Offer Registration Statement") under the Securities Act with respect to an issue of senior subordinated notes of the Company with terms identical to the Old Notes (except with respect to restrictions on transfer) and to use its best efforts to cause such registration statement to become effective under the Securities Act and, upon the effectiveness of such registration statement, to offer to the holders of the Old Notes the opportunity, for a period of 20 business days from the date the notice of the Exchange Offer is mailed to holders of the Old Notes, to exchange their Old Notes for a like principal amount of Exchange Notes (the "Exchange Dates"). The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder. The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offer.

     Under existing interpretations of the staff of the Commission, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act by holders thereof (other than (i) a broker-dealer who acquires such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     In the event that applicable interpretations of the staff of the Commission would not permit the Company to effect the Exchange Offer or for any other reason the Exchange Offer is not consummated on or prior to December 11, 1998, the Company has agreed to use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes and to keep the Shelf Registration Statement effective until three years after the date of the initial sale of the Old Notes or until all the Old Notes covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

TERMS OF THE EXCHANGE OFFER

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including that (i) it is neither an affiliate of the Company nor a broker-dealer tendering Old Notes acquired directly from the Company for its own account, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired Old Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sales of Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers (and other persons, if any, subject to similar prospectus delivery requirements) to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes, provided, however, the Company shall not be required to amend or supplement such prospectus for a period exceeding 90 days after the last Exchange Date. The Company has also agreed that in the event that either the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to December 11, 1998, the interest rate borne by the Old Notes will be increased by one-half of one percent ( 1/2%) per annum until the earlier of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be.

     In the event an exchange offer is consummated on or before December 11, 1998, the Company will not be required to file a Shelf Registration Statement to register any outstanding Old Notes, and the interest rate on such Old Notes will remain at its initial level of 8% per annum. The Exchange Offer shall be deemed to have been consummated upon the Company having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Old Notes that have been properly tendered and not withdrawn by the Expiration Date. In such event, holders of Old Notes not participating in the Exchange Offer who are seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 in principal amount of Exchange Notes (and any integral multiple thereof) in exchange for an equal principal amount of outstanding Old Notes tendered and accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in any denomination of $1,000 or in integral multiples thereof.

     Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     The form and terms of the Exchange Notes will be the same as the form and terms of the Old Notes except that the Exchange Notes will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $150,000,000 aggregate principal amount of the Old Notes are outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages ("PORTAL") Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A and to be issued and transferable in book-entry form through the facilities of DTC. The Exchange Notes will also be issuable and transferable in book-entry form through DTC.

     This Prospectus, together with the accompanying Letter of Transmittal, is
being sent to all registered holders as of                     , 1998 (the
"Record Date").

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Old Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest, but will not be entitled to any rights or benefits under the Registration Rights Agreement.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m. New York City time, on
                    , 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from the last Interest Payment Date on which interest was paid on the Old Notes, or if interest has not yet been paid on the Old Notes, from June 11, 1998. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     The Exchange Notes will bear interest at a rate of 8% per annum. Interest on the Exchange Notes will be payable semi-annually, in arrears, on each Interest Payment Date following the consummation of the Exchange Offer. Untendered Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will bear interest at a rate of 8% per annum after the Expiration Date.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless the book-entry transfer procedures described below are used) and any other required documents, to the Exchange Agent for receipt prior to 5:00 p.m., New York City time, on the Expiration Date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account via the ATOP system in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth in this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

     The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal should be sent to the Company.

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

     Any beneficial holder whose Old Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such holder's behalf. If such beneficial holder wishes to tender on such holder's own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering such holder's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") that is a participant in a recognized medallion signature guarantee program unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, submit evidence satisfactory to the Company of their authority to so act with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "Termination," to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or if such holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes (unless the book-entry transfer procedures are to be used) to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificates representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange Exchange Notes for any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes if: (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer or (ii) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission in a manner, which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

     If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period.

     Notwithstanding any other provisions of the Exchange Offer, and subject to its obligations pursuant to the Registration Rights Agreement, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes, and may terminate or amend the Exchange Offer, if, at any time before the acceptance of such Exchange Notes for exchange, any of the following events shall occur:

          (i) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

          (ii) the Exchange Offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened by the Commission or in effect with respect to the Registration Statement of which this Prospectus is a part or with respect to the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

     The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

         BY HAND OR OVERNIGHT COURIER:
         IBJ Schroder Bank & Trust Company
         One State Street
         New York, New York 10004
         Attention: Securities Processing Window, Subcellar One, (SC-1)

         Telephone number: (212) 858-2611
         Facsimile transmission: (212) 858-2103

         BY MAIL:
         IBJ Schroder Bank & Trust Company
         P.O. Box 84
         Bowling Green Station
         New York, New York 10274-0084
         Attention: Reorganization Operations Department

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or by telephone.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange the Old Notes in like principal amount, the terms of which are identical to the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company.

     The Company used all of the net proceeds from the Offering to reduce outstanding borrowings under the Bank Credit Facility. The Bank Credit Facility matures on May 28, 2002. Borrowings under the Bank Credit Facility bear interest at (i) the greater of (a) the agent's prime rate and (b) the sum of 1/2% plus the federal funds rate (the "Base Rate") or (ii) a LIBOR-based rate ranging from LIBOR plus 0.450% per annum to 1.125% per annum. The interest rate applicable to swingline loans is the Base Rate minus 1/2% per annum. Borrowings at March 31, 1998, were at a weighted average rate of 6.45%. See "Description of Certain Indebtedness -- Bank Credit Facility."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at March 31, 1998, and as adjusted to reflect the Offering and the application of the proceeds therefrom. This table should be read in conjunction with the consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                                  MARCH 31, 1998
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                   (UNAUDITED)
                                                                  (IN THOUSANDS)
SHORT-TERM DEBT:
Notes payable...............................................  $  2,437    $  2,437
                                                              ========    ========
LONG-TERM DEBT:
Bank Credit Facility(1).....................................  $194,622    $ 48,622
Canadian bank debt..........................................    11,599      11,599
Other.......................................................       593         593
10 1/4% Senior Notes due 2001...............................     6,913       6,913
8 1/2% Senior Subordinated Notes due 2005...................   149,531     149,531
9 1/4% Senior Subordinated Notes due 2008...................    99,495      99,495
Notes.......................................................        --     150,000
                                                              --------    --------
          Total long-term debt(2)...........................  $462,753    $466,753
                                                              --------    --------
EQUITY:
Preferred stock, par value $.01 per share; 5,000,000 shares
  authorized, no shares issued and outstanding(3)...........  $     --    $     --
Common stock, par value $.01 per share; 50,000,000 shares
  authorized, 43,142,770 shares issued and 36,820,596 shares
  outstanding(3)............................................       431         431
Additional paid-in capital..................................    65,911      65,911
Deferred stock compensation.................................    (2,610)     (2,610)
Cumulative translation adjustment...........................   (15,453)    (15,453)
Retained earnings...........................................   176,422     176,422
Treasury stock..............................................   (80,431)    (80,431)
                                                              --------    --------
          Total equity......................................   144,270     144,270
                                                              --------    --------
Total capitalization........................................  $607,023    $611,023
                                                              ========    ========

---------------

(1) At March 31, 1998, after application of all of the net proceeds of the Offering to repay amounts outstanding under the Bank Credit Facility and after the adjustments in the availability for repayments exceeding $100.0 million, the Company would have had $175.5 million available under the Bank Credit Facility. See "Description of Certain Indebtedness -- Bank Credit Facility."
(2) Certain bank debt is denominated in Canadian dollars, Irish punts or Deutsche marks and has been translated to U.S. dollars at March 31, 1998 exchange rates.
(3) On April 7, 1998, stockholders approved an increase in the Company's authorized shares of preferred stock and common stock to 10,000,000 and 100,000,000, respectively.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data with respect to (a) the Predecessor for the period July 1, 1992 through March 15, 1993 and (b) the Company for the period March 16, 1993 through June 30, 1993, and for the fiscal years ended June 30, 1994, 1995, 1996 and 1997 and for the nine months ended March 31, 1997 and 1998. The selected consolidated financial data of the Predecessor for the period July 1, 1992 through March 15, 1993 are derived from the unaudited Combined Statement of Net Assets and the audited Combined Statement of Operating Income of the Predecessor. The selected consolidated financial data for the period March 16, 1993 through June 30, 1993 and for the fiscal years ended June 30, 1994 and 1995 are derived from the audited financial statements of the Company. The selected consolidated financial data for the fiscal years ended June 30, 1996 and 1997 are derived from the audited financial statements of the Company appearing elsewhere in this Prospectus. The selected consolidated financial data for the nine months ended March 31, 1997 and 1998 are derived from the unaudited financial statements of the Company appearing elsewhere in this Prospectus. In the opinion of management such nine month data include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the information included therein. The results of operations for the nine months ended March 31, 1998 are not necessarily indicative of the results for the 1998 fiscal year. The data set forth in the following table should be read in conjunction with the consolidated financial statements of the Company and notes thereto, appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                       PREDECESSOR                                      COMPANY
                                       ------------   ---------------------------------------------------------------------------
                                                      MARCH 16,                                                   NINE MONTHS
                                       JULY 1, 1992     1993                                                         ENDED
                                         THROUGH       THROUGH               YEAR ENDED JUNE 30,                   MARCH 31,
                                        MARCH 15,     JUNE 30,    -----------------------------------------   -------------------
                                         1993(1)        1993        1994       1995     1996(2)    1997(3)    1997(4)      1998
                                       ------------   ---------   --------   --------   --------   --------   --------   --------
                                                                                                                  (UNAUDITED)
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Net sales............................    $233,460     $113,074    $371,526   $408,587   $470,979   $558,933   $409,005   $469,397
Cost of goods sold...................     189,808       86,047     291,833    305,150    335,377    411,751    304,359    344,303
                                         --------     --------    --------   --------   --------   --------   --------   --------
Gross margin.........................      43,652       27,027      79,693    103,437    135,602    147,182    104,646    125,094
Selling, research and administrative
  expenses:
  Company............................          --        5,996      24,004     24,265     27,035     37,790     26,192     33,842
  Procter & Gamble allocations.......      22,286           --          --         --         --         --         --         --
                                         --------     --------    --------   --------   --------   --------   --------   --------
Operating income.....................      21,366       21,031      55,689     79,172    108,567    109,392     78,454     91,252
Interest income......................          --          351         314      1,138      1,060        765        545        345
Interest expense and amortization of
  debt costs.........................          --      (10,560)    (26,859)   (22,290)   (18,061)   (28,691)   (20,111)   (27,858)
Other expense........................          --         (184)       (632)      (615)      (451)    (1,213)      (700)    (1,460)
Minority interest(5).................          --       (3,083)     (8,291)   (23,223)   (16,628)        --         --         --
Secondary offering costs.............          --           --          --         --     (1,945)        --         --         --
                                         --------     --------    --------   --------   --------   --------   --------   --------
Income before income taxes and
  extraordinary loss.................      21,366        7,555      20,221     34,182     72,542     80,253     58,188     62,279
Income taxes.........................          --        2,851       7,253     12,470     25,532     26,979     19,526     21,576
                                         --------     --------    --------   --------   --------   --------   --------   --------
Income before extraordinary loss.....      21,366        4,704      12,968     21,712     47,010     53,274     38,662     40,703
Extraordinary loss, net of tax
  benefit(6).........................          --           --          --         --     (3,949)        --         --         --
                                         --------     --------    --------   --------   --------   --------   --------   --------
        Net income...................    $ 21,366     $  4,704    $ 12,968   $ 21,712   $ 43,061   $ 53,274   $ 38,662   $ 40,703
                                         ========     ========    ========   ========   ========   ========   ========   ========
EARNINGS PER SHARE-BASIC:(7)
Income per share before extraordinary
  loss...............................                                                   $   1.11   $   1.40   $   1.01   $   1.09
Extraordinary loss per share, net of
  tax................................                                                      (0.09)        --         --         --
                                                                                        --------   --------   --------   --------
Net income per share.................                                                   $   1.02   $   1.40   $   1.01   $   1.09
                                                                                        ========   ========   ========   ========
EARNINGS PER SHARE-DILUTED:(7)
Income per share before extraordinary
  loss...............................                                                   $   1.10   $   1.38   $   0.99   $   1.06
Extraordinary loss per share, net of
  tax................................                                                      (0.09)        --         --         --
                                                                                        --------   --------   --------   --------
Net income per share.................                                                   $   1.01   $   1.38   $   0.99   $   1.06
                                                                                        ========   ========   ========   ========
OTHER DATA:
Depreciation and amortization........    $ 19,262     $  7,436    $ 27,415   $ 26,080   $ 26,693   $ 36,087   $ 26,473   $ 34,385
Capital expenditures.................      17,761        4,898      15,725     24,922     34,807     42,757     29,381     39,008
EBITDA(8)............................      40,628       28,185      81,879    104,088    134,670    143,024    103,359    121,959
EBITDA as a percentage of net
  sales..............................        17.4%        24.9%       22.0%      25.5%      28.6%      25.6%      25.3%      26.0%
Ratio of EBITDA to interest expense
  and amortization of debt costs.....          --          2.7x        3.0x       4.7x       7.5x       5.0x       5.1x       4.4x
Ratio of earnings to fixed
  charges(9).........................          --          2.0x        2.1x       3.5x       5.8x       3.7x       3.8x       3.2x
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital(10)..................    $144,419     $ 98,182    $ 69,330   $ 77,107   $117,965   $118,092   $129,360   $126,304
Total assets.........................     446,732      403,542     374,204    379,056    452,799    737,464    519,130    724,560
Long-term debt less current
  portion............................          --      278,713     203,482    166,202    217,873    474,631    299,870    462,753
Minority interest(5).................          --       28,083      33,479     52,104         --         --         --         --
Equity...............................          --       43,260      62,828     84,621    140,888    128,190    119,505    144,270

                                                   (footnotes on following page)

---------------

 (1) The Predecessor was historically operated as part of P&GCC. The Predecessor was allocated certain expenses for services provided by P&GCC and Procter & Gamble, including sales, general management, and financial services. Costs and expenses were allocated using formulas, primarily based on estimates of efforts expended and sales. Since debt obligations of Procter & Gamble were not specifically identifiable with individual operating units, interest charges are not reflected in the financial data of the Predecessor. Since Procter & Gamble had no tax sharing agreement for allocating income taxes to operating units, income tax expense or benefit is not reflected in the financial data of the Predecessor. On March 16, 1993, the Company acquired from P&GCC all of the assets of the Predecessor.
 (2) Includes the operations of Temming from May 1, 1996, the date of acquisition.
 (3) Includes the operations of Alpha from September 1, 1996 and Merfin from May 28, 1997, their respective dates of acquisition.
 (4) Includes the operations of Alpha from September 1, 1996, the date of acquisition.
 (5) The minority interest represents P&GCC's limited partnership interest in BFLP, which ceased on November 28, 1995.
 (6) In fiscal 1996, the Company recognized an extraordinary loss of $3,949, net of tax benefit, on the early retirement of a portion of the Existing Senior Notes.
 (7) Historical net income per share has not been presented as it is not considered relevant for periods prior to June 30, 1996.
 (8) EBITDA represents earnings before secondary offering costs, interest, taxes, minority interest, extraordinary loss, depreciation, depletion, amortization and other non-cash charges and is intended to facilitate a more complete analysis of the Company's ability to meet its debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.
 (9) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes and extraordinary loss, minority interest and fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the interest component of rent expense. Historically, interest expense was not allocated to the Predecessor by Procter & Gamble. Accordingly, the historical ratios of earnings to fixed charges for the Predecessor are not meaningful and therefore have not been presented.
(10) During fiscal 1994, inventories were reduced by $17,700 primarily due to excess finished goods from the Predecessor being sold to improve operations and generate cash.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The Company manufactures specialty cellulose and absorbent products in the United States, Canada, and Europe, and sells these products in worldwide markets. The Company began operations under current management on March 16, 1993, by acquiring the Memphis, Tennessee based production, research and administrative facilities of P&GCC. At the same time, current management formed a partnership to acquire the Perry, Florida based production facilities of P&GCC, in which P&GCC retained a financial interest. In November 1995, the Company (1) acquired the remaining partnership interest of P&GCC and combined the Memphis, Tennessee and Perry, Florida businesses under a common ownership;
(2) completed an initial primary and secondary public offering of common stock; and (3) refinanced substantially all of its outstanding indebtedness. In May 1996, the Company acquired the specialty cellulose facilities of Temming, located in Glueckstadt, Germany. In September 1996, the Company acquired Alpha, with its specialty cellulose producing facility, located in Lumberton, North Carolina. In May 1997, the Company completed its tender offer for Merfin, with absorbent products facilities located in Delta (near Vancouver), Canada; Cork, Ireland; and King, North Carolina.

RESULTS OF OPERATIONS

  Comparison of Nine Months Ended March 31, 1998 and March 31, 1997

     Net sales for the nine month period ended March 31, 1998 were $469.4 million compared to $409.0 million for the same period in the prior fiscal year, an increase of $60.4 million or 14.8%. The increase for the nine month period was primarily due to the acquisition of Merfin on May 28, 1997, and of Alpha on September 1, 1996.

     Operating income for the nine months ended March 31, 1998 was $91.3 million compared to $78.5 million for the same period in the prior fiscal year. Operating income as a percentage of sales increased to 19.4% year to date, an increase of 0.2 percentage points as a result of lower overall raw material costs partially offset by the increased investment in product development and the startup of the new facility.

     Net interest expense and amortization of debt costs was $27.5 million for the nine months ended March 31, 1998. This is a $7.9 million increase compared to the same period of the prior fiscal year. This increase was due to higher average debt balances resulting from the acquisitions.

     The Company's net income for the nine month period ended March 31, 1998 was $40.7 million or $1.06 per share on a diluted basis compared to $38.7 million or $0.99 per share on a diluted basis for the same period of the prior year.

  Comparison of Fiscal Years Ended June 30, 1997 and June 30, 1996

     Net sales for 1997 were $558.9 million compared to $471.0 million for 1996, an increase of $87.9 million or 18.7%. The increase was primarily due to an 18% increase in unit sales volume and by a move to a higher value-added product mix. The unit sales volume increase consisted of a 5% increase from comparable businesses plus the new volume contributed by acquisitions.

     In 1997, operating income was $109.4 million compared to $108.6 million for 1996. Operating income as a percentage of sales declined to 19.6%, a decrease of
3.5 percentage points from 1996 due to a reduction in the average unit sales price, excluding product mix changes, higher raw material costs, and higher selling, research and administrative expenses. Selling, research and administrative expenses were $10.8 million higher in 1997 than 1996, and increased as a percentage of sales by 1.0 percentage point, primarily due to added product development spending and non-compete agreements related to the acquisitions.

     Net interest and amortization of debt costs for 1997 were $27.9 million compared to $17.0 million for 1996, an increase of $10.9 million. The increase was due to substantially higher debt levels, primarily associated with the acquisitions and a $50.0 million stock repurchase.

     There was no minority interest in 1997 compared to $16.6 million for the five month period July-November 1995.

     The effective income tax rate was 33.6% for 1997 compared to 35.2% for 1996, primarily as the result of a full year's effect of the foreign sales corporation established in November 1995.

     The Company's net income for 1997 was $53.3 million, or $1.38 per share on a diluted basis, compared to $43.1 million, or $1.01 per share on a diluted basis, for 1996, an increase of $10.2 million or 23.7%. The 1996 fiscal year reflected a $3.9 million extraordinary charge for the early retirement of debt.

  Comparison of Fiscal Years Ended June 30, 1996 and June 30, 1995

     Net sales for 1996 were $471.0 million compared to $408.6 million for 1995, an increase of $62.4 million or 15.3%. The increase was primarily due to higher average unit sales prices which, excluding the effect of product mix changes due to the Temming acquisition, were 19.3% above 1995. The increase in net sales was partially offset by a 4.2% decrease in unit sales volume in 1996 as the result of softer market demand, in comparison to strong market demand in 1995.

     In 1996, operating income was $108.6 million compared to $79.2 million for 1995, an increase of $29.4 million or 37.1%. Operating income as a percentage of sales rose to 23.1%, an improvement of 3.7 percentage points from 1995. The impact of higher sales discussed previously was partially offset by higher raw material costs. Selling, research and administrative expenses were $2.8 million higher in 1996 than 1995, but decreased as a percentage of sales from 5.9% to 5.7%. The increase in selling, research and administrative expenses was primarily due to increased employment and transition expenses related to the Temming acquisition.

     Net interest and amortization of debt costs for 1996 were $17.0 million compared to $21.2 million for 1995, a decrease of $4.2 million, primarily due to lower average debt balances during the period preceding the November 1995 business combination, and lower interest rates following the business combination as the result of the refinancing of indebtedness.

     Minority interest for 1996 was $16.6 million for the five month period July-November 1995, compared to $23.2 million for the full twelve months of 1995, a decrease of $6.6 million. The decrease is the result of the purchase of P&GCC's remaining partnership interest as part of the November 1995 combination of related businesses.

     Non-recurring charges associated with the November 1995 and July 1996 secondary stock offerings totaled $1.9 million and reduced net income by $.05 per share in fiscal year 1996. There were no non-recurring charges in fiscal year 1995.

     The effective income tax rate decreased to 35.2% in 1996 from 36.5% in the prior year, primarily as the result of establishing a foreign sales corporation in November 1995.

     The Company incurred an extraordinary loss of $3.9 million, net of taxes, in 1996. This loss resulted from the retirement of $57.8 million in principal amount of the Company's 10 1/4% Senior Notes due 2001.

     The Company's income before extraordinary loss for 1996 was $47.0 million, or $1.10 per share on a diluted basis, more than double 1995 net income of $21.7 million. Net income for 1996 was $43.1 million, or $1.01 per share on a diluted basis, which is nearly double 1995 net income of $21.7 million.

FINANCIAL CONDITION

  Stock Split

     On January 21, 1998, the Board of Directors of the Company declared a two-for-one stock split for stockholders of record as of February 10, 1998. The stock split was paid in the form of a stock dividend of one share of common stock for each issued share of common stock on February 17, 1998. All share information and related amounts in this discussion have been restated to reflect the stock split.

  Cash Flow

     Cash provided by operating activities for the nine months ended March 31, 1998 was $62.9 million. These funds were used, along with additional borrowings from the Bank Credit Facility, to purchase and upgrade production equipment, to repay certain Canadian bank, European bank, and other loans, acquire the remaining outstanding stock of Merfin and repurchase stock. On February 4, 1998, the Board of Directors authorized the repurchase of an additional 2.0 million shares of common stock. Repurchased shares, which may be bought from time-to-time in open market or private transactions, will be held as treasury stock and will be available for general corporate purposes, including the funding of employee benefit and stock related plans. During the nine month period ended March 31, 1998, the Company repurchased 820,200 shares of common stock bringing the total shares repurchased to 1,999,200, pursuant to the Company's original 2.0 million share repurchase plan in effect since August 1996.

     Cash provided by operating activities is a major source of funds for the Company, totaling $117.4 million in 1997, $60.1 million in 1996, and $77.8 million in 1995. Net income increased in each of these years, contributing to increased cash flow. In 1997, a decrease in inventories of $10.3 million, in addition to higher net income, contributed to the increase in cash flow. In 1996, an increase of $22.7 million in accounts receivable and $27.6 million in inventories offset the increase in net income.

     Capital expenditures for property, plant and equipment were $42.8 million in 1997, $34.8 million in 1996, and $24.9 million in 1995. The Company made these expenditures to purchase, modernize, and upgrade production equipment and to maintain its facilities. Capital expenditures (including environmental expenditures) for 1998 are expected to increase by approximately $20.0 million to approximately $60.0 million due primarily to the acquisitions.

     During 1997, $67.1 million was used to purchase Company stock, and $172.7 million was used to purchase the common stock of Alpha and Merfin.

  Leverage/Capitalization

     Total debt increased to $478.1 million at June 30, 1997 from $219.5 million at June 30, 1996, an increase of $258.6 million, of which the major components are (1) a public offering for $100 million; (2) net increased borrowings against the credit facilities of $110.6 million; and (3) assumed debt of $49.3 million related to the acquisition of Merfin.

     In July 1996, the Company issued $100 million in 9 1/4% Senior Subordinated Notes due 2008. The Company used $50 million of the proceeds from the debt offering to fund a stock repurchase of 4,519,774 shares of common stock. The favorable impact on earnings per share resulting from this stock repurchase was $0.08 per share. The remaining proceeds of the debt offering and borrowings from the bank credit facility were used to fund the purchase of Alpha.

     On May 28, 1997, the bank credit facility was increased to $275 million, and $146.7 million in borrowings from the facility were used to purchase 97.5% of the outstanding shares of Merfin. On July 30, 1997, the remaining outstanding common shares of Merfin were acquired for $3.9 million. The total cost of the Merfin acquisition is approximately $200 million including $49.3 million in assumed debt.

     On April 7, 1998, the stockholders of the Company approved an increase in the Company's authorized shares of common and preferred stock to 100 million shares and 10 million shares, respectively.

     The Company redeemed the remaining $6.9 million principal amount of Existing Senior Notes on June 30, 1998, at a price of 103.875% of principal amount, together with accrued and unpaid interest.

  Liquidity

     The Company believes that its cash flow from operations, together with the borrowings available under the Bank Credit Facility, will be sufficient to fund capital expenditures (including environmental expenditures), meet operating expenses, fund any common stock repurchases, and service all debt requirements for the foreseeable future. Consistent with the Company's stated policy, there are no plans to pay dividends in the foreseeable future. At March 31, 1998, the Company had unused borrowing capacity of $79.5 million on the Bank Credit Facility. At March 31, 1998, after the application of all of the net proceeds from the Offering to repay outstanding borrowings under the Bank Credit Facility and after adjustment in the availability for payments exceeding $100.0 million, the Company would have had $175.5 million available under the Bank Credit Facility.

  Foreign Currency Translation

     The Company's net investment in foreign operations is subject to foreign currency translation gains and losses, which are included as a separate component of stockholders' equity. The decline since June 30, 1997 in the value of the Canadian dollar, the Irish punt and the Deutsche mark as compared to the U.S. dollar has resulted in an equity translation loss of $10.8 million for the nine months ended March 31, 1998.

ENVIRONMENTAL MATTERS

     The Company has already made substantial expenditures to make certain in-plant process changes required by the Fenholloway Agreement, and the Company estimates it will incur additional capital expenditures of approximately $40 million through fiscal 2001 to comply with the remaining obligations under the Fenholloway Agreement. The ultimate cost and timing of expenditures to comply with the Fenholloway Agreement may vary from previous estimates. The Company is reviewing the recently issued cluster rules for air emissions and has not yet quantified the estimated capital expenditures necessary to comply with these air emission standards, but believes that such expenditures are not likely to have a material adverse effect on the Company's business, results of operations or financial condition. See "Business -- Environmental Matters." See "Risk
Factors -- Environmental Regulations and Liabilities."

YEAR 2000 COMPLIANCE

     The Company is dependent upon computerized information systems for all phases of its operations including production, distribution and accounting. During the last three years, the Company has replaced substantially all of its financial systems, giving the Company the benefit of new technology and functionality while becoming year 2000 compliant. However, the financial systems of recent acquisitions are still being assessed for year 2000 compliance. The Company's suppliers, distributors and customers may also have year 2000 problems which could adversely affect the Company. The Company has developed a plan and timetable to determine the impact of the year 2000 on its operations and to achieve year 2000 compliance. The Company believes at present that the cost to achieve compliance will not have a material effect on its financial position, liquidity, or results of operations.

                                    BUSINESS

THE COMPANY

     The Company is a leading manufacturer and worldwide marketer of value-added cellulose-based specialty products. The Company utilizes its expertise in polymer chemistry and its state-of-the-art manufacturing facilities to develop and produce innovative and proprietary products for its customers. The Company sells its products to a wide array of technically demanding niche markets in which its proprietary products and commitment to customer technical service give it a competitive advantage. Buckeye is the world's only manufacturer offering cellulose-based specialty products both made from wood and cotton and utilizing wet-laid and air-laid technologies. As a result, the Company produces a broader range of cellulose-based specialty products than any of its competitors.

     The Company believes that it has leading positions in most of the high-end niche markets in which it competes. Buckeye's focus on niche specialty cellulose markets has enabled it to maintain consistently strong sales growth and stable operating margins, even during downturns in the commodity cellulose markets. Since fiscal 1994, the Company's net sales have grown at a compound annual growth rate of 14.6% from $371.5 million to $558.9 million in fiscal 1997. EBITDA margins have also increased from 22.0% to 25.6% over the same time period.

     Cellulose is a natural fiber derived from trees and other plants that is used in the manufacture of a wide array of products. The cellulose market generally can be divided into two categories: commodity and specialty. Commodity cellulose is used in the manufacture of paper and packaging materials, a very large, but highly cyclical market. The Company participates exclusively in the estimated $7 billion annual specialty cellulose market, which accounts for approximately 3% of the total cellulose market. Specialty cellulose is used to impart unique chemical or physical characteristics to a broad and diverse range of highly technical products.

     Specialty cellulose generally commands higher prices and its markets tend to be less cyclical than commodity cellulose. The more demanding performance requirements for specialty cellulose limit customers' ability to replace it with other products. There is only a small number of producers that can meet the technical demands of the specialty cellulose markets. To the Company's knowledge, there are no new entrants in this field and no expansion of high-end specialty cellulose capacity has been announced.

     The Company has manufactured cellulose-based specialty products for over 75 years. The Company's cellulose-based specialty products can be broadly grouped into three categories: chemical cellulose, customized paper cellulose, and absorbent products. Chemical cellulose (38% of nine months' fiscal 1998 gross sales) is used to impart purity, strength, and viscosity in the manufacture of diversified products such as food casings, rayon filament, acetate fibers and plastics, as well as thickeners for food, cosmetics, and pharmaceuticals. Customized paper cellulose (23% of nine months' fiscal 1998 gross sales) is used to provide porosity, color permanence, and tear resistance in automotive air and oil filters, premium letterhead, currency paper, and personal stationery. Absorbent products (39% of nine months' fiscal 1998 gross sales) are used to increase absorbency and fluid transport in products such as disposable diapers, feminine hygiene products, and adult incontinence products. The Company combines its expertise in specialty cellulose fibers with modern air-laid nonwoven technology to produce absorbent composite structures for companies that globally market consumer hygienic products.

     The Company's commitment to research and development focuses on introducing new cellulose-based specialty products, improving the performance of existing products, and creating new applications for its products. The Company developed one of the earliest commercial processes to purify cotton linters for conversion into cellulose acetate used in making photographic film. Buckeye was also among the first to employ cold caustic extraction technology to produce high-purity wood cellulose for use in rayon tire cord and food casings. In addition, the Company was the first to commercialize mercerized southern softwood cellulose as the porosity-building fiber in automotive air and oil filter applications. It was also the first to apply fluff pulp for use in the absorbent core of disposable diapers. Buckeye's most recent product developments include a high-purity cellulose for food casings and a high-viscosity ether cellulose yielding superior thickening performance in consumer products such as toothpaste and shampoo.

     The Company's customer base is broadly diversified both geographically and by end-use markets. The Company's nine months' fiscal 1998 gross sales reflect this geographic diversity, with 31% of sales in the United States, 38% in Europe, 17% in Asia and 14% in other regions. Buckeye works closely with customers through all stages of product development and manufacture in order to tailor products to meet each customer's specific requirements. The Company's commitment to product quality, dedication to customer technical service, and ability to respond to changing customer needs have enabled the Company to develop and strengthen long-term alliances with its customers.

     Procter & Gamble, the world's largest diaper manufacturer, purchases virtually all of the Company's current annual production of fluff pulp pursuant to the Supply Agreement. Procter & Gamble is the Company's largest customer, accounting for 32% of the Company's nine months' fiscal 1998 gross sales. The Company's other large customers include Akzo Nobel N. V. (rayon filament and cellulose ethers), A. Ahlstrom Corporation (automotive filter paper) and Hercules Incorporated (cellulose ethers).

     The Company's total manufacturing capacity is approximately 700,000 metric tons annually (460,000 metric tons of wood-based cellulose, 200,000 metric tons of cotton-based cellulose and 40,000 metric tons of air-laid nonwovens). The Foley Plant produces wood-based specialty cellulose. The Memphis Plant, the Glueckstadt Plant, and the Lumberton Plant produce cotton-based specialty cellulose. The Company's plant near Vancouver, Canada and its new plant in Cork, Ireland produce cellulose-based air-laid nonwovens for absorbent applications. The Company also has an air-laid converting facility in King, North Carolina.

COMPANY STRATEGY

     The Company's strategy is to continue to strengthen its position as a leading supplier of cellulose-based specialty products. The Company believes that it can continue to expand its market share, increase its profitability, and decrease its exposure to cyclical downturns by pursuing the following key strategic objectives:

          Focus on Technically Demanding Niche Markets. The Company concentrates on high-end, technically demanding (and therefore less cyclical) specialty cellulose niche markets in which only a limited number of cellulose producers have the ability to compete effectively. Competition in these niche markets is based on product performance, customer technical service, and, to a lesser extent, price. The Company continues to upgrade its product mix to more technically demanding applications in order to produce products with high margins and significant growth potential. As the Company successfully expands its market share of such products and introduces new products, it becomes less reliant on low margin, less technically advanced products.

          Develop Proprietary Product Innovations. The Company focuses on the development of innovative and proprietary products that are tailored to the specific chemical and physical requirements of its customers. Buckeye's research and development activities concentrate on developing new cellulose-based products, enhancing existing products, and creating new applications for its products. Company scientists are working on the next generation of cellulose-based specialty products for both new and current applications in such diverse areas as feminine hygiene pads and tampons, thin diapers, high-performance automotive filters, and cellulose ethers.

          Strengthen Long-Term Alliances With Customers. The Company builds long-term alliances with customers who are market leaders in their industries and in the geographic markets they serve. Buckeye works closely with customers through all stages of product development and manufacture in order to tailor products to meet each customer's unique needs, which tends to make replacement of its products with competing products less likely. The Company's commitment to product quality, dedication to customer technical service, and ability to respond to changing customer needs have enabled the Company to develop and strengthen long-term alliances with its customers. The Company believes over two-thirds of Buckeye's nine months' fiscal 1998 sales were to purchasers who have been customers of the Company for over 30 years.

          Expand Capacity To Support Growing Demand. Buckeye plans to expand its capacity and global presence in niche markets through strategic alliances with customers who are leaders in their respective markets and through selective acquisitions. The Company also will continue to modernize its existing facilities to increase their productive capacity.

PRODUCTS

     The Company is the only manufacturer offering cellulose-based specialty products both made from wood and cotton and utilizing both wet-laid and air-laid technologies. As a result, the Company produces a broader range of cellulose-based specialty products than any of its competitors. Buckeye believes that it has a leading position in most of the high-end niche markets in which it competes. The Company's specialty cellulose can be broadly grouped into chemical cellulose, customized paper cellulose, and absorbent products. The following table summarizes the product attributes and end-use applications of Buckeye's products:

                           PERCENTAGE
                             OF NINE
                             MONTHS'
                           FISCAL 1998
     PRODUCT GROUPS        GROSS SALES        PRODUCT ATTRIBUTES               END-USE APPLICATIONS
     --------------        -----------        ------------------               --------------------
CHEMICAL CELLULOSE.......    38%
  Food Casings...........                Purity and strength            Hot dog and sausage casings
  Rayon Filament.........                Strength and heat stability    Coat linings, fashion wear, and
                                                                        tire and hose reinforcement
  Ethers.................                High viscosity, purity, and    Thickeners for food, cosmetics,
                                         solution clarity               pharmaceuticals, and construction
                                                                        materials
  Acetate................                Purity and uniformity          High quality plastics,
                                                                        photographic film, and fiber
CUSTOMIZED PAPER
  CELLULOSE..............    23%
  Filters................                High porosity and product      Automotive, laboratory, and
                                         life                           industrial filters
  Premium Papers.........                Aesthetics, color              Letterhead, currency, and personal
                                         permanence, and tear           stationery
                                         resistance
ABSORBENT PRODUCTS.......    39%
  Fluff Pulp and Air-laid
     Nonwovens...........                Absorbency and fluid           Disposable diapers, feminine
                                         transport                      hygiene products, and adult
                                                                        incontinence products

  Chemical Cellulose

     The Company is one of the world's largest manufacturers of chemical cellulose and is the world's only manufacturer of both wood-based and cotton-based chemical cellulose. Chemical cellulose, frequently referred to as dissolving pulp, is dissolved in chemical solutions which modify the molecular properties of the cellulose before it is regenerated to form an end-use product. Chemical cellulose, a highly purified material, is the basic ingredient in the production of food casings, rayon filament, photographic film, acetate fibers, and thickeners for food, cosmetics and pharmaceuticals. Chemical cellulose is selected for these applications for its chemical and molecular, rather than physical, properties.

  Customized Paper Cellulose

     Customized paper cellulose is selected for its special physical properties in filter and premium paper applications. Automotive air filters require high porosity so that large volumes of air can flow freely through the filter while extraneous particles are removed. Cotton-based cellulose is used in currency paper, premium letterhead, and wedding invitations because the papers need to be long-lived, retain their original color, and resist tearing in use. Additionally, the Company's customized paper cellulose is used in other high-performance applications, including laboratory and industrial filters, battery separators, printed circuits, decorative laminates, maps and personal stationery.

  Absorbent Products

     The Company's absorbent products are used in applications such as disposable diapers, feminine hygiene products, and adult incontinence products. The Company believes that the long, thick-walled slash pine fiber used in the production of the Company's absorbent products contributes to their excellent quality in terms of fluid transport, absorbency, and structural integrity.

     The Company is one of the world's major producers of air-laid nonwoven materials for disposable products applications. Composite structures utilizing air-laid nonwoven technology greatly simplify the manufacture of consumer absorbent products such as feminine hygiene pads, tampons and diapers. The Company believes that the use of these products is growing rapidly in the world's developing countries.

SALES AND CUSTOMERS

     The Company continually seeks to enhance its long-term relationships with customers who are market or technological leaders in their respective industries in order to further solidify the customer base for the Company's products. Buckeye's products are marketed and sold through a highly trained and technically skilled in-house sales force. The Company maintains sales offices in Memphis, Tennessee and Geneva, Switzerland. The Company's worldwide sales are diversified by geographic region as well as end-product application. Buckeye's sales are distributed to customers in approximately 50 countries around the world. The Company's nine months' fiscal 1998 gross sales reflect this geographic diversity, with 31% of sales in the United States, 38% in Europe, 17% in Asia and 14% in other regions.

     The high-end, technically demanding specialty cellulose niche markets that Buckeye serves require a higher level of sales and technical service support than do commodity cellulose sales. Most of the Company's technically trained sales and service engineers began their careers in the Company's manufacturing or product development operations. These professionals work with customers in their plants to design cellulose tailored precisely to their product needs and manufacturing processes.

     Procter & Gamble, the world's largest diaper manufacturer, is the Company's largest customer, accounting for 32% of the Company's nine months' fiscal 1998 gross sales. The Supply Agreement requires Procter & Gamble to purchase specified tonnages of the Company's fluff pulp annually through the calendar year 2002. Shipments of fluff pulp under the Supply Agreement are made to Procter & Gamble affiliates worldwide, as directed by Procter & Gamble. The price of the fluff pulp sold pursuant to the Supply Agreement through calendar year 2000 is based on a formula specified in the Supply Agreement. Pricing in the calendar years 1999 and 2000 will be at the higher of the contract formula price or market, and pricing in the calendar years 2001 and 2002 will be at market. The formula price has three components: (i) a specified provision to cover the Company's manufacturing costs and profit margin (ii) a provision for escalation based on Consumer Price Index changes, and (iii) a provision to adjust for all actual changes in the price of wood, the major raw material component of the fluff pulp purchased under the contract. Buckeye's next three largest customers in the aggregate account for approximately 11% of gross sales.

     Over 90% of the Company's worldwide sales are denominated in U.S. dollars, and such sales are not subject to exchange rate fluctuations. The Company's products are shipped by rail, truck and ocean carrier.

RESEARCH AND DEVELOPMENT

     The Company's research and development activities focus on developing new specialty cellulose and absorbent products, improving existing products, and enhancing process technologies to further reduce costs and respond to environmental needs. Buckeye has pilot plant facilities in which to produce experimental cellulose products for qualification in customers' plants. The Company has a history of innovation in specialty cellulose products. The acquisition of Merfin added capability in the research and development of new air-laid absorbent products. Research and development costs of $4.7 million, $5.4 million, $8.4 million, and $7.7 million were charged to expense as incurred during the years ended June 30, 1995, 1996 and 1997, and the nine months ended March 31, 1998, respectively.

RAW MATERIALS

     Slash pine timber and cotton fiber are the principal raw materials used in the manufacture of the Company's specialty cellulose and absorbent cellulose products. They represent the largest components of the Company's variable costs of production. The region surrounding the Foley Plant has a high concentration of slash pine timber, which enables Buckeye to purchase adequate supplies of a species well suited to its products at an attractive cost. In order to be better assured of a secure source of wood at reasonable prices, the Company entered into the Timberlands Agreement and the Timber Purchase Agreement (collectively, the "Timber Supply Agreements") with Procter & Gamble. Under the terms of the Timberlands Agreement, the Company agreed to purchase an annual percentage of the slash pine timber harvest from specified timberlands near the Foley Plant, which percentage is initially set at 85% and is gradually reduced to 60% by the final year of the Timberlands Agreement. The purchase price for such timber is established according to a market-based formula set forth in the Timberlands Agreement and is annually adjusted to take into account pricing conditions in north Florida and south Georgia. In addition, the Company has a right of first offer on a substantial portion of slash pine timber located on the timberlands and not initially purchased pursuant to the Timberlands Agreement.

     Under the terms of the Timber Purchase Agreement, Buckeye agreed to purchase from P&GCC its rights to harvest certain third party timber reserves at a purchase price determined according to a formula provided in the Timber Purchase Agreement. In fiscal 1997, timber acquired pursuant to the Timber Supply Agreements accounted for approximately 24% of the Company's total wood purchases. The Timberlands Agreement has an initial term of ten years and is subject to two renewals at Buckeye's option for five and three years, respectively, which, if exercised, would result in the Timberlands Agreement's extension through 2010. The initial term of the Timber Purchase Agreement expires in 2002. As of July 8, 1994, all of Procter & Gamble's interests in the timberlands subject to the Timber Supply Agreements, together with its rights and obligations with respect to such Timber Supply Agreements (other than certain expressly excluded obligations retained by Procter & Gamble), were assigned to Foley Timber and Land Company, L.P., a third party unrelated to either Procter & Gamble or the Company.

     The Company purchases cotton fiber either directly from cotton seed oil mills or indirectly through agents or brokers. The Memphis Plant is strategically located in the Mississippi Valley, one of the largest cotton fiber producing regions in the world. Generally, the Company purchases substantially all of its requirements of cotton fiber for the Memphis and Lumberton Plants domestically. The Glueckstadt Plant purchases cotton fiber principally from suppliers in the Middle East.

COMPETITION

     Buckeye's competitors include the following: Borregaard Industries, Limited (Norway), Concert Industries (Canada), Duni AB (Sweden), Fort James (U.S.), Georgia-Pacific Corporation (U.S.), Havix (Japan), Honshu (Japan), Hosposables (U.S.), International Paper Company (U.S.), Personal Care Group (U.S.), Rayonier, Inc. (U.S.), Sappi Limited (South Africa), Southern Cellulose Products Inc. (U.S.), Spontex (U.K.), Tembec Inc. (Canada), UPM-Kymmene Corporation (Finland), Western Pulp Limited Partnership (Canada), and Weyerhaeuser Company (U.S.). Competition is based on product performance, technical service, and, to a lesser extent, price. Southern Cellulose Products Inc. is owned by Archer Daniels Midland, a subsidiary of which supplies cotton linters to the Company.

     The Company produces a broader range of specialty cellulose than any of its competitors and is the only specialty cellulose producer offering both wood-based and cotton-based products. Buckeye is the world's largest cotton-based specialty cellulose producer. The Company believes that the number of specialty cellulose producers is unlikely to increase significantly in the foreseeable future given the substantial investment and technological expertise required to enter this market.

INTELLECTUAL PROPERTY

     The Company currently holds five U.S. patents and three foreign patents, and has 12 applications pending or in preparation. In addition, the Company has access to royalty-free licenses for five U.S. patents and two foreign patents. Buckeye intends to protect its patents, file the applications in preparation, and file applications for any future inventions that are deemed to be important to its business operations.

EMPLOYEES

     On March 31, 1998, the Company employed approximately 1,750 individuals at its facilities in Memphis, Tennessee; Perry, Florida; Lumberton and King, North Carolina; Savannah, Georgia; Glueckstadt, Germany; Vancouver, Canada; Cork, Ireland; and Geneva, Switzerland. Collective bargaining agreements are in place at the Foley Plant (approximately 600 hourly employees) with the United Paperworkers International Union, AFL-CIO, Local No.1192 (the "Union"); and at the Memphis Plant (approximately 180 hourly employees) with the Local Union 910 Pulp and Processing Workers and the Retail, Wholesale, and Department Store Union, AFL-CIO. The agreement for the Memphis Plant expires March 18, 2000 and the agreement for the Foley Plant expires April 1, 2002. A Works Council provides employee representation for all non-management workers at the Glueckstadt Plant. The Lumberton, Vancouver, Cork, and King plants are not unionized.

     None of the Company's facilities have had labor disputes or work stoppages in recent history. The Foley Plant has not experienced any work stoppages due to labor disputes in over 25 years, and the Memphis Plant has not experienced any work stoppages due to labor disputes in over 45 years. The Company believes its relationship with its employees is very good.

ENVIRONMENTAL REGULATIONS AND LIABILITIES

     The Company's operations are subject to extensive general and industry-specific federal, state, local and foreign environmental laws and regulations relating to the generation, storage, treatment and disposal of hazardous and non-hazardous materials, air emissions, waste water discharges and the remediation of contamination. The Company devotes significant resources to maintaining compliance with such requirements. The Company expects that, due to the nature of its operations, it will be subject to increasingly stringent environmental requirements (including standards applicable to waste water discharges and air emissions) and will continue to incur substantial costs to comply with such requirements. Given the uncertainties associated with predicting the scope of future requirements, there can be no assurance that the Company will not in the future incur material environmental compliance costs or liabilities. In addition, because an environmental reserve is not established until a liability is determined to be probable and reasonably estimable, potential future environmental liabilities that are not yet probable or reasonably estimable are not covered by the Company's reserves. Accordingly, additional charges to earnings are possible. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Environmental Matters."

     The Foley Plant discharges treated waste water into the Fenholloway River. Pursuant to the Fenholloway Agreement with the FDEP, approved by the EPA in 1995, the Company agreed to a comprehensive plan to attain Class III ("fishable/swimmable") status for the Fenholloway River under applicable Florida law. The Fenholloway Agreement requires the Company, among other things, to (i) make process changes within the Foley Plant, reduce the coloration of its waste water discharge and restore certain wetlands areas and (ii) relocate the waste water discharge point into the Fenholloway River to a point closer to the mouth of the river and provide oxygen enrichment to the effluent prior to discharge. The Company has already made significant expenditures to make certain in-plant process changes required by the Fenholloway Agreement, and the Company estimates it will incur additional capital expenditures of approximately $40 million through fiscal 2001 to comply with the remaining obligations under the Fenholloway Agreement.

     Recently, in reviewing the renewal application of the Company's National Pollutant Discharge Elimination System permit, the EPA has requested additional environmental studies and further discussions with various regulatory agencies to identify possible alternatives to the relocation of the discharge point to determine the most cost effective technologies available to address both Class III water quality standards for the Fenholloway River and anticipated EPA cluster rules applicable to waste water discharges from dissolving kraft pulp mills, like the Foley Plant. As a result, at the request of the EPA, the Company and the FDEP verbally agreed that the Company will finalize the process changes and wetlands restoration contemplated by the Fenholloway Agreement, but defer relocation of the discharge point. Consequently, a portion of the estimated $40 million in capital expenditures may be delayed beyond the period stated above, and the total capital expenditures for the Foley Plant may increase as a result of price escalations or the implementation of other technologies mandated by the cluster rules.

     While the waste water standards under the cluster rules applicable to dissolving kraft pulp mills like the Foley Plant have not yet been proposed, the EPA has issued air emission standards applicable to the Foley Plant. The Company is reviewing these air emission standards and has not yet quantified the estimated capital expenditures necessary to comply with these air emission standards, but believes that such expenditures are not likely to have a material adverse effect on the Company's business, results of operations or financial condition.

     The Foley Plant is on the EPA Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS") list of potential hazardous substance release sites prepared pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"). The EPA conducted a site investigation in early 1995. Although the Company considers it unlikely that the Foley Plant will be listed on the CERCLA National Priorities List and hence require remedial action, the possibility of such listing cannot be ruled out. If the site were to be placed on the National Priorities List, the costs associated with conducting a CERCLA remedial action could be material.

PROPERTIES

     Corporate Headquarters and Sales Offices. The Company owns its corporate headquarters, research and development laboratories, and pilot plants which are located in Memphis, Tennessee. The Company leases its sales offices in Geneva, Switzerland and distribution facilities in Savannah, Georgia.

     The Company operates the following manufacturing facilities generally at or near their stated productive capacities:

                                                                             CAPACITY
PROCESS                                 PLANT LOCATION(S)                  (METRIC TONS)
-------                                 -----------------                  -------------
Wood-based............  Perry, Florida                                        460,000
Cotton-based..........  Memphis, Tennessee; Lumberton, North Carolina;
                        Glueckstadt, Germany                                  200,000
Air-laid nonwovens....  Vancouver, Canada(1); Cork, Ireland; and King,
                        North Carolina                                         40,000

---------------
(1) The Company has signed an agreement to purchase the land and building in Delta, British Columbia, near Vancouver, Canada.

     LEGAL PROCEEDINGS

     The Company is involved in certain legal actions and claims arising in the ordinary course of business. It is the opinion of management that such litigation and claims will be resolved without material adverse effect on the Company's business, results of operations or financial condition.

                                   MANAGEMENT

     The following table sets forth certain information concerning each of the Company's directors and executive officers as of March 31, 1998:

NAME                                     AGE                  POSITION
----                                     ---                  --------
Robert E. Cannon.......................  68    Chairman of the Board, Chief Executive
                                                 Officer and Director
David B. Ferraro.......................  60    President, Chief Operating Officer and
                                                 Director
Henry P. Doggrell......................  49    Senior Vice President, Corporate
                                                 Affairs
George B. Ellis........................  58    Senior Vice President, Manufacturing --
                                                 Specialty Cellulose
B. Jerry L. Huff.......................  59    Senior Vice President, Research and
                                                 Development
R. Howard Cannon.......................  35    Director
Red Cavaney............................  55    Director
Henry F. Frigon........................  63    Director
Samuel M. Mencoff......................  41    Director
Harry J. Phillips, Sr. ................  68    Director

     Robert E. Cannon has served as Chairman and Chief Executive Officer of the Company since March 1993. Mr. Cannon served as Dean of the College of Management, Policy and International Affairs at Georgia Tech from 1991 through 1992. Mr. Cannon served as Senior Vice President, Procter & Gamble from 1989 to 1991; Group Vice President -- Industrial Products of Procter & Gamble, which included the operations of Buckeye from 1981 to 1989; and President of Buckeye from 1971 through 1981.

     David B. Ferraro has served as President and Chief Operating Officer of the Company since March 1993. Prior to that time, he served as Manager of Strategic Planning of Procter & Gamble from 1991 through 1992; President, Buckeye Cellulose Corporation, a subsidiary of Procter & Gamble from 1989 through 1991; Executive Vice President and Manager of Commercial Operations of Buckeye Cellulose Corporation from 1987 through 1989; and Comptroller of Buckeye Cellulose Corporation from 1973 through 1986.

     Henry P. Doggrell has served as Senior Vice President, Corporate Affairs, since July 1997. Prior to joining the Company in June 1996, Mr. Doggrell was a partner in the law firm of Baker, Donelson, Bearman & Caldwell from 1988 until May 1996 and served as the Company's principal outside counsel.

     George B. Ellis has served as Senior Vice President,
Manufacturing -- Specialty Cellulose since July 1997. Mr. Ellis has been employed by the Company since March 1993 and was an officer of Buckeye Cellulose Corporation prior to that time.

     B. Jerry L. Huff has served as Senior Vice President, Research and Development since July 1997. Mr. Huff has been employed by the Company since March 1993 and was an officer of Buckeye Cellulose Corporation, prior to that time.

     R. Howard Cannon has served as a Director of the Company since 1996. He has been President of Dryve, Inc., a company consisting of 30 dry cleaning operations, since 1987. He is Trustee of both the Robert E. Cannon and the Kathryn G. Cannon Grantor Retained Annuity Trusts. R. Howard Cannon is the son of Robert E. Cannon.

     Red Cavaney has served as a Director of the Company since May 1996. Mr. Cavaney currently acts as President and Chief Executive Officer of the American Petroleum Institute, a position he has held since October 1997. Prior to that time he served as President, Chief Executive Officer and a director of the American Plastics Council, from 1994 to 1997, and prior to 1994, he served as President of the American Forest & Paper Association ("AF&PA") and President of the AF&PA's predecessor, the American Paper Institute.

     Henry F. Frigon has served as a Director of the Company since 1996. Mr. Frigon was Executive Vice President -- Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1991 to 1995 and was President and Chief Executive Officer of BATUS Inc. from 1983 to 1991. Mr. Frigon is a director of H&R Block Inc., CompuServe, Inc., Dimon International Inc., Group Technologies Corp., Sypris Solutions Inc, and C2i Solutions Inc.

     Samuel M. Mencoff has served as a Director of the Company since 1993. He has been Vice President of Madison Dearborn Partners, Inc. since January 1993. Prior to that time, he served as Vice President of First Chicago Venture Capital from 1987 to 1993. Mr. Mencoff is a member of the operating committees of the general partners of Huntway Partners, L.P. and Golden Oak Mining Company, L.P., respectively. Mr. Mencoff is a director of Bay State Paper Holding Company and Riverwood International Corporation.

     Harry J. Phillips, Sr. has served as a Director of the Company since 1996. Mr. Phillips has been Chairman of the Executive Committee of the Board of Directors of Browning-Ferris Industries, Inc. since 1988. Prior to that time, he served as Chairman and Chief Executive Officer of Browning-Ferris Industries, Inc. Mr. Phillips is a director of National Commerce Bancorporation, RFS Hotel Investors, Inc., Buckman Laboratories, Inc. and Morgan Keegan and Company, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Cannon and Ferraro each executed Master Promissory Notes with Union Planters National Bank (the "Bank"), as of March 21, 1994, in the amounts of approximately $2.3 million and $0.6 million, respectively. Each of the notes was secured by Bank certificates of deposit in the name of the Company in the amounts of approximately $2.3 million and $0.6 million, respectively, pursuant to two security agreements between the Bank and the Company. Both of the notes, which matured on July 1, 1998, bore interest at a per annum rate equal to 200 basis points in excess of the respective amounts paid by the Bank on the certificates of deposit used as collateral for the notes. The interest rates were automatically adjusted every six months to correspond with the adjustments made to the interest rates payable on the certificates of deposit. As security for the Company having provided these certificates of deposit as collateral for the notes, the Company entered into Pledge and Security Agreements with each of Messrs. Cannon and Ferraro for the pledge by both Messrs. Cannon and Ferraro of a specified number of shares of Common Stock, together with subsequently acquired shares, dividend and other rights with respect thereto, to the Company. Messrs. Cannon and Ferraro repaid the notes in full in July 1998 and the Pledge and Security Agreements terminated.

     Mr. Cannon is the sole owner of a limited liability company that owns an aircraft that is leased to the Company from time to time for Company business. The Company believes that the charges for the use of the aircraft by the Company are no less favorable to the Company than those that would be paid in a comparable transaction in arm's-length dealings with an unrelated third party.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

BANK CREDIT FACILITY

     General. The Company has entered into the Bank Credit Facility with the Banks. The following is a summary of the terms governing the Bank Credit Facility. The Bank Credit Facility provides for revolving credit loans to the Company in an aggregate amount not to exceed $275.0 million. Up to $50.0 million of the Bank Credit Facility is available for the issuance of letters of credit on behalf of the Company. In addition, up to $15.0 million of the Bank Credit Facility is available for swingline loans. The amount available to the Company under the Bank Credit Facility will be reduced, and any outstanding loans will be required to be prepaid, to the extent that the Company receives net asset sale proceeds in excess of both $5.0 million in any year and $25.0 million in the aggregate and occurring after May 28, 1997, unless such net proceeds are used to acquire other assets within 270 days after the date of the transaction giving rise to such net asset sale proceeds after certain adjustments as a result of the acquisition of Merfin. The Company may repay the Bank Credit Facility in whole or in part at any time without premium or penalty except for make-whole payments on money market loans and LIBOR-based loans.

     Security. The Bank Credit Facility is unsecured; however, it is guaranteed by each of the Company's domestic subsidiaries and, under certain circumstances, the Company is required to pledge up to 66% of the stock of certain foreign subsidiaries acquired by the Company.

     Maturity; Reduction of Commitments. The Bank Credit Facility will mature on May 28, 2002. On May 28, 2001, borrowing availability reduces to $200.0 million. In addition, the availability of borrowings under the Bank Credit Facility reduces one dollar for each dollar repaid with proceeds from the sale of the Notes in excess of $100.0 million. At March 31, 1998, after the application of all of the net proceeds of the Offering to repay amounts outstanding under the Bank Credit Facility and after adjustment in the availability as described in the preceding sentence, the Company would have had $175.5 million available under the Bank Credit Facility.

     Interest. The interest rate applicable to borrowings (other than swingline or money market rate loans) under the Bank Credit Facility is (i) the greater of
(a) the agent's prime rate or (b) the sum of 1/2% plus the federal funds rate (the "Base Rate") or (ii) a LIBOR-based rate ranging from LIBOR plus 0.450% to 1.125%. The interest rate applicable to swing line loans is the Base Rate minus
 1/2%. Money market rate loans may be made under the Bank Credit Facility in the sole discretion of the Banks upon request of the Company at rates determined at the time of the request. During the continuance of an event of default, the applicable interest rate will be 2.0% above the interest rate otherwise in effect. Interest will be computed based on actual days elapsed in a 360-day year, payable (i) quarterly in arrears in the case of prime rate loans; (ii) on the last day of each interest period in the case of LIBOR loans; or (iii) on the stated interest payment date for money market loans. Borrowings at March 31, 1998 were at a weighted average rate of 6.45%.

     Covenants. The Bank Credit Facility contains covenants customary for financings of this type, including, without limitation, minimum consolidated net worth, of at least $96.0 million plus 50% of consolidated net income (if positive) for each quarter, maximum ratio of consolidated total debt to consolidated EBITDA of 375%, minimum consolidated EBITDA equal to or greater than 300% (prior to September 30, 1999) and 325% (thereafter) of consolidated interest expense, and limitations on capital expenditures, incurrence of indebtedness, liens, contingent obligations, assets sales, dividends and distributions to the Company's stockholders, payments to affiliates, issuance of stock and distributions by subsidiaries, investments, guarantees, voluntary prepayment of other indebtedness, loans and advances, leases, acquisitions, mergers and consolidations.

     Events of Default. The Bank Credit Facility contains events of default customary for financings of this type, including, without limitation, with respect to failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the Bank Credit Facility, cross-default to other indebtedness, bankruptcy, insolvency, ERISA violation, the incurrence of material judgments, change in control and environmental issues.

     The Company is currently negotiating certain amendments to the Bank Credit Facility.

EXISTING SENIOR SUBORDINATED NOTES

     In July 1996, the Company issued and sold $100.0 million principal amount of the Senior Subordinated Notes due 2008 which mature on September 15, 2008. At March 31, 1998, $100.0 million principal amount of the Senior Subordinated Notes due 2008 was outstanding. In November 1995, the Company issued and sold $150.0 million principal amount of the Senior Subordinated Notes due 2005 which mature on December 15, 2005. At March 31, 1998, $150.0 million principal amount of the Existing Senior Subordinated Notes was outstanding. The Existing Senior Subordinated Notes are unsecured obligations of the Company and are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company, including the indebtedness under the Bank Credit Facility and the outstanding Existing Senior Notes. The Senior Subordinated Notes due 2008 are senior subordinated indebtedness of the Company ranking pari passu with the Senior Subordinated Notes due 2005 and both rank pari passu with all other existing and future senior subordinated indebtedness of the Company, including the Notes, and senior to all existing and future subordinated indebtedness of the Company. The Existing Senior Subordinated Notes are also effectively subordinated to all indebtedness of the Company's subsidiaries. The Existing Senior Subordinated Notes Indentures contain a number of covenants restricting the operations of the Company and its subsidiaries. The Existing Senior Subordinated Notes Indentures also provide for a change of control put, the optional redemption of the Existing Senior Subordinated Notes by the Company at any time on or after September 15, 2001 (for the Senior Subordinated Notes due
2008) and December 15, 2000 (for the Senior Subordinated Notes due 2005), and events of default provisions that are typical of senior subordinated debt financings. The Existing Senior Subordinated Notes Indentures do not provide for a sinking fund.

EXISTING SENIOR NOTES

     In May 1993, the Company issued and sold $70.0 million principal amount of the Existing Senior Notes. The Company redeemed the remaining $6.9 million principal amount on June 30, 1998, at a price of 103.875% of principal amount, together with accrued and unpaid interest.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes, like the Old Notes, will be issued under an Indenture dated as of June 11, 1998 (the "Indenture") between the Company and Union Planters National Bank, as trustee (the "Trustee"), in exchange for the Old Notes. No Exchange Notes are currently outstanding. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the Exchange Notes are substantially identical to the Old Notes in all material respects (including interest rate and maturity), except that (i) the Exchange Notes will not be subject to the restrictions on transfer and (ii) the Registration Rights Agreement covenants regarding registration. The Old Notes are subject to all such terms, and holders of the Old Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summaries of the material provisions of the Indenture do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions."

GENERAL

     The Exchange Notes will mature on October 15, 2010, will be limited to $150,000,000 aggregate principal amount, and will be unsecured senior subordinated obligations of the Company. Each Exchange Note will bear interest at the rate set forth on the cover page hereof from June 11, 1998 or from the most recent interest payment date to which interest has been paid, payable semiannually on October 15 and April 15 in each year, commencing October 15, 1998, to the Person in whose name the Exchange Note (or any predecessor Exchange
Note) is registered at the close of business on the October 1 or April 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301, 307 and
310)

     Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002)

     The Exchange Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section
302) No service charge will be made for any registration of transfer, exchange or redemption of Exchange Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section
305)

OPTIONAL REDEMPTION

     (a) The Exchange Notes will be subject to redemption at any time on or after October 15, 2003, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 15 of the years indicated below:

YEAR                                                        REDEMPTION PRICE
----                                                        ----------------
2003......................................................      104.000%
2004......................................................      102.667%
2005......................................................      101.333%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

     (b) In addition, up to 35% of the aggregate principal amount of the Exchange Notes will be redeemable at any time prior to October 15, 2001 at the option of the Company within 60 days after the consummation of one or more Public Equity Offerings by the Company from the net proceeds to the Company of such Public Equity Offerings, upon not less than 20 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at a redemption price equal to 108% of the principal amount, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on applicable record dates to receive interest due on an interest payment date); provided that, after giving effect to any such redemption, at least $97.5 million in aggregate principal amount of the Exchange Notes remains outstanding; and provided further, that such redemption occurs within 60 days following the closing of each such Public Equity Offering.

     (c) If less than all of the Notes are to be redeemed, the Trustee shall select the Exchange Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. (Sections 203, 1101, 1105 and 1107)

SINKING FUND

     The Exchange Notes will not be entitled to the benefit of any sinking fund.

REGISTRATION RIGHTS

     The Company has agreed with the Placement Agents, for the benefit of the Holders, that the Company will use its best efforts, at its cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for an issue of senior subordinated notes of the Company (the "Exchange Notes") with terms identical to the Old Notes (except that the Exchange Notes will not bear legends restricting the transfer thereof). Upon such registration statement being declared effective, the Company shall offer the Exchange Notes in return for surrender of the Notes. Such offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to Holders. For each Old Note surrendered to the Company under the Exchange Offer, the Holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note shall accrue from the last interest payment date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on the Old Notes, from June 11, 1998. In the event that applicable interpretations of the staff of the Securities and Exchange Commission (the "Commission") do not permit the Company to effect the Exchange Offer, or under certain other circumstances, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Exchange Notes and to keep the Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after June 11, 1998, or such shorter period that will terminate when all Exchange Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company shall, in the event of such a shelf registration, provide to each Holder copies of the prospectus, notify each Holder when the Shelf Registration Statement for the Exchange Notes has become effective and take certain other actions as are required to permit resales of the Notes. A Holder that sells its Exchange Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

     In the event that the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to December 11, 1998, the annual interest rate borne by the Old Notes will be increased by 0.5% from December 11, 1998 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective ("Additional Interest").

     If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all Exchange Notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Old Notes not tendered in the

Exchange Offer shall bear interest at the rate set forth on the cover page of this Prospectus and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions."

     This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Company upon request as set forth below in "-- Available Information."

RANKING

     The payment of the principal of, premium, if any, and interest on, the Exchange Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness (including the Indebtedness under the Bank Credit Facility and the Existing Senior Notes). The Exchange Notes will be senior subordinated indebtedness of the Company ranking pari passu with the Existing Senior Subordinated Notes and all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company. The Exchange Notes will also be effectively subordinated to all indebtedness of the Company's Subsidiaries. (Sections 1201 and 1202)

     Upon the occurrence of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period and after the receipt by the Trustee from a representative of holders of such Designated Senior Indebtedness (the "Senior Representative") of written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made on account of the principal of, premium, if any, or interest on the Exchange Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Exchange Notes, unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full after which the Company shall resume making any and all required payments in respect of the Exchange Notes, including any missed payments.

     Upon the occurrence and during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated (a "Non-payment Default") and after the receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-payment Default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made on account of the principal of, premium, if any, or interest on the Exchange Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Exchange Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of each of clauses (i),
(ii) and (iii), the Company will promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on the Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to any Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days. (Section
1203)

     If the Company fails to make any payment on the Exchange Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Exchange Notes to accelerate the maturity thereof. See "-- Events of Default."

     The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution (excluding distributions of certain permitted equity interests or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Exchange Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Exchange Notes (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture").

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Exchange Notes, and funds which would be otherwise payable to the holders of the Exchange Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, such that the Company may be unable to meet its obligations with respect to the Exchange Notes.

     "Senior Indebtedness" under the Indenture means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Exchange Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on all monetary obligations of every kind and nature of the Company from time to time owed to the lenders under the Bank Credit Facility; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Facility shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms stated to be subordinate in right of payment to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Exchange Notes, (ii) Indebtedness evidenced by the Existing Senior Subordinated Notes, (iii) Indebtedness that is by its terms subordinate or junior in right of payment to any Indebtedness of the Company,
(iv) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (v) Indebtedness which is represented by Redeemable Capital Stock, (vi) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness, (vii) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture.

     "Designated Senior Indebtedness" under the Indenture means (i) all Senior Indebtedness under the Bank Credit Facility and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) providing for Indebtedness of at least $25 million and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

     As of March 31, 1998, after giving effect to the Offering and the application of the proceeds therefrom, there would have been outstanding approximately $469.2 million of Indebtedness of the Company including Senior Indebtedness of approximately $70.2 million and indebtedness under the Existing Senior Subordinated Notes and the Exchange Notes of $399.0 million. Further, Subsidiaries of the Company would have had $132.7 million in other liabilities (consisting of, among other things, guarantees of the Company's Indebtedness under the Bank Credit Facility given by the Company's domestic Subsidiaries).

     The Indenture will limit, but not prohibit, the incurrence by the Company of additional Indebtedness and the Indenture will prohibit the incurrence by the Company of Indebtedness that is subordinated by its express terms in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes.

     See "Risk Factors -- Significant Leverage," "Risk Factors -- Subordination" and "Capitalization."

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

          Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness which may be incurred at any time, except for (a) Indebtedness of the Company and (b) Permitted Subsidiary Indebtedness; provided, that, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial results are available immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such applicable period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such applicable period as if such Indebtedness was incurred, repaid or retired at the beginning of such applicable period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such applicable period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such applicable period; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such applicable period, assuming such acquisition or disposition had been consummated on the first day of such applicable period) is at least equal to or greater than 2.0:1.0x. (Section
     1008)

          Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

             (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in its shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

             (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital

        Stock of any Wholly Owned Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

             (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

             (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary of the Company to any Person (other than (a) to the Company or any Wholly Owned Subsidiary or (b) to all holders of Capital Stock of such Subsidiary on a pro rata basis);

             (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than (a) guarantees of Indebtedness of a Wholly Owned Subsidiary given by the Company or (b) guarantees of Indebtedness of the Company given by any Subsidiary of the Company, in each case in accordance with the terms of the Indenture); or

             (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless
(1) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "-- Limitation on Indebtedness"; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture, does not exceed the sum of:

          (A) $50 million;

          (B) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on July 1, 1998 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

          (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below);

          (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

          (E) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such converted debt securities or Redeemable Capital Stock were issued after the date of the Indenture, the aggregate Net Cash Proceeds from their original issuance; and

          (F) to the extent not otherwise included in the Company's Consolidated Net Income, the aggregate payments in cash of interest on Indebtedness or dividends or other distributions received by the Company or any of its Subsidiaries after the date of the Indenture from any Unrestricted Subsidiary (or from redesignation of an Unrestricted Subsidiary as a Subsidiary of the Company), except to the extent any such payments are in respect of taxes to be paid by the Company with respect to the operations of such Unrestricted Subsidiary.

     (b) Notwithstanding the foregoing, and in the case of clauses (ii) through
(vii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses
(i) through (iv) being referred to as a "Permitted Payment"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

          (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary of the Company) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(C) of paragraph (a) of this Section;

          (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(C) of paragraph (a) of this Section;

          (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Subordinated Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Exchange Notes; and (4) is expressly subordinated in right of payment to the Exchange Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

          (v) the repurchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change in Control (as defined below) pursuant to a provision similar to "-- Purchase of Exchange Notes upon Change in Control"; provided that prior to or simultaneously with such repurchase, the Company has made the Change in Control Offer as provided in such covenant and has repurchased all Exchange Notes validly tendered for payment in connection with such Change in Control Offer;

          (vi) the repurchase of any Subordinated Indebtedness of the Company, at a purchase price not greater than 100% of the principal amount of such Indebtedness in the event of an Asset Sale pursuant to a provision similar to "-- Limitation on Sale of Assets"; provided that prior to such repurchase the

     Company has made an Offer to purchase the Exchange Notes as provided in such covenant and has repurchased all Exchange Notes validly tendered for payment in connection with such Offer; and

          (vii) the repurchase of shares of Capital Stock of the Company from employees of the Company upon termination of employment, death or retirement pursuant to the terms of an employee benefit plan or employment agreement; provided that the aggregate amount of all such repurchases in any 12-month period may not exceed $2 million plus the aggregate amount by which repurchases in prior years was less than $2 million. (Section 1009)

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless (a) such transaction or series of related transactions is in writing and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving an aggregate value in excess of $1 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and (c) with respect to any transaction or series of related transactions involving an aggregate value in excess of $5 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or
(ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions is fair to the Company or such Subsidiary from a financial point of view; provided, however, that this provision shall not apply to any transaction with an officer or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer or director of the Company or any of its Subsidiaries, including under any stock option or stock incentive plans). (Section 1010)

     Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or affirm any Lien of any kind (other than Permitted Liens) securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary of the Company) upon any property or assets (including any intercompany notes) of the Company or any of its Subsidiaries owned on the date of the Indenture or acquired after the date of the Indenture, or any income or profits therefrom, unless the Exchange Notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Exchange Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness by the Company or any of its Subsidiaries which Indebtedness is permitted under the provisions of "-- Limitation on Indebtedness"; provided that any such Lien extends only to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or its Subsidiaries. (Section 1011)

     Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in cash and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution); provided that the amount of any Senior Indebtedness of the Company that is assumed by the transferee of any asset in connection with any Asset Sale shall be deemed to be cash for all purposes of this clause (a).

     (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness, or if no such Senior Indebtedness is then outstanding, then the Company or any of its Subsidiaries may, within 18 months of the Asset Sale, invest (or enter into a legally binding commitment to invest) the Net Cash Proceeds in properties and other assets that (as determined by the board of directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and other assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto. If any such legally binding commitment to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 18 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided above. The amount of such Net Cash Proceeds not used or invested as set forth in this paragraph constitutes "Excess Proceeds."

     (c) The Indenture will provide that, when the aggregate amount of Excess Proceeds exceeds $15 million, the Company will apply the Excess Proceeds to the repayment of the Exchange Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Exchange Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Exchange Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Exchange Notes, and the denominator of which is the sum of the outstanding principal amount of the Exchange Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Exchange Notes tendered) and (B) to the extent required by such Pari Passu Indebtedness to reduce permanently the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Exchange Notes will be payable in cash in an amount equal to 100% of the principal amount of the Exchange Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Exchange Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Exchange Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

     (d) The Indenture will provide that, when the aggregate amount of Excess Proceeds exceeds $15 million, such Excess Proceeds will, prior to any purchase of Exchange Notes described in paragraph (c) above, be set aside by the Company in a separate account pending (i) deposit with the depository or a paying agent of the amount required to purchase the Exchange Notes tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Exchange Notes tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries for general corporate purposes. Such Excess Proceeds may be invested in Cash Equivalents, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $15 million shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents; provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

     (e) The Indenture will provide that, if the Company becomes obligated to make an Offer pursuant to clause (c) above, the Exchange Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

     (f) The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

     (g) The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under (A) Pari Passu Indebtedness or Subordinated Indebtedness as in effect on the date of the Indenture and listed on schedules thereto as such Indebtedness may be refinanced from time to time or (B) any Senior Indebtedness existing on the date of the Indenture or thereafter; provided that such restrictions are no less favorable to the holders of Exchange Notes than those existing on the date of the Indenture) that would materially impair the ability of the Company to make an Offer to purchase the Exchange Notes or, if such Offer is made, to pay for the Exchange Notes tendered for purchase. (Section 1012)

     Limitation on Senior Subordinated Indebtedness. The Company will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate by its express terms in right of payment to any Indebtedness of the Company, unless such Indebtedness is also pari passu with the Exchange Notes or subordinate in right of payment to the Exchange Notes at least to the same extent as the Exchange Notes are subordinate in right of payment to Senior Indebtedness as set forth in the Indenture. (Section 1013)

     Limitation on Issuances of Guarantees of Subordinated and Pari Passu Indebtedness. (a) The Company will not permit any of its Subsidiaries, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Subordinated Indebtedness and Pari Passu Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Exchange Notes, on the same terms as the guarantee of such Indebtedness except that (A) if any such guarantee, assumption or liability is subordinated to a guarantee of Senior Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such guarantee of Senior Indebtedness to the same extent as the Exchange Notes are subordinated to Senior Indebtedness under the Indenture and (B) if such Indebtedness constitutes Subordinated Indebtedness any such guarantee, assumption or other liability of such Subsidiary with respect to such Subordinated Indebtedness shall be subordinated to such Subsidiary's Guarantee of the Exchange Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes.

     (b) Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Company of the Exchange Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Subsidiary; provided that such transaction is in compliance with the terms of the Indenture and such Subsidiary is released from its guarantees of all other Subordinated Indebtedness and Pari Passu Indebtedness of the Company. (Section 1014)

     Restriction on Transfer of Assets. The Company will not sell, convey, transfer or otherwise dispose of its assets or property to any Subsidiary of the Company, except for sales, conveyances, transfers or other dispositions (a) made in the ordinary course of business or (b) to any Subsidiary of the Company if such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Subsidiary of the Exchange Notes on a senior subordinated basis to the same extent as the Exchange Notes are subordinated to Senior Indebtedness. (Section 1015)

     Purchase of Exchange Notes Upon a Change in Control. If a Change in Control shall occur at any time, then each holder of Exchange Notes shall have the right to require that the Company purchase such holder's Exchange Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Exchange Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change in Control Purchase

Date"), pursuant to the offer described below (the "Change in Control Offer") and in accordance with the other procedures set forth in the Indenture.

     Within 30 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice of such Change in Control to each holder of Exchange Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things: the Change in Control Purchase Price and the Change in Control Purchase Date which shall be fixed by the Company and shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Exchange Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any Exchange Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date; and certain other procedures that a holder of Exchange Notes must follow to accept a Change in Control Offer or to withdraw such acceptance.

     If a Change in Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change in Control Purchase Price for all of the Exchange Notes that might be delivered by holders of the Exchange Notes seeking to accept the Change in Control Offer. See
"-- Ranking." The failure of the Company to make or consummate the Change in Control Offer or pay the Change in Control Purchase Price when due will give the Trustee and the holders of the Exchange Notes the rights described under "Events of Default."

     The term "all or substantially all" as used in the definition of "Change in Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Exchange Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a holder's right to require the Company to repurchase such holder's Exchange Notes upon a Change in Control may deter a third party from acquiring the Company in a transaction which constitutes a Change in Control.

     In addition to the obligations of the Company under the Indenture with respect to the Exchange Notes in the event of a "Change in Control," the Company will be obligated under the Existing Notes Indentures to purchase the Existing Notes upon a "Change of Control" as defined in such indentures. In addition, the Bank Credit Facility contains an event of default upon a "Change in Control" as defined therein which obligates the Company to repay amounts outstanding under the Bank Credit Facility upon an acceleration of the indebtedness issued thereunder. Under the Bank Credit Facility, the Company may be restricted from repurchasing the Exchange Notes or the Existing Notes upon a Change in Control. See "Description of Other Indebtedness."

     The provisions of the Indenture will not afford holders of Exchange Notes the right to require the Company to repurchase the Exchange Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect holders of the Exchange Notes, if such transaction is not a transaction defined as a Change in Control. A transaction involving the Company's management, or a transaction involving a recapitalization of the Company, will result in a Change in Control if it is the type of transaction specified by such definition.

     The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change in Control Offer.

     The Company will not, and will not permit any of its Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under the Bank Credit Facility (or any guarantee thereof) or under Indebtedness as in effect on the date of the Indenture) and any extensions, refinancings, renewals or replacements of any of the foregoing that would materially impair the ability of the Company to make a Change in Control Offer to purchase the Exchange Notes or, if such Change in Control Offer is made, to pay for the Exchange Notes tendered for purchase; provided that the restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the Exchange Notes than those under the Indebtedness being extended, refinanced, renewed or replaced. (Section 1016)

     Limitation on Subsidiary Capital Stock. The Company will not permit (a) any Subsidiary of the Company to issue, sell or transfer any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Subsidiary, (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Subsidiary of the Company, to the extent required by applicable law and (iii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary of the Company, (B) such Person merges with or into a Subsidiary of the Company or (C) a Subsidiary of the Company merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A),
(B) or (C) or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire Capital Stock of any Subsidiary of the Company from the Company or any Wholly Owned Subsidiary except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Capital Stock of such Subsidiary which is not in violation with any other terms of the Indenture. (Section 1017)

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any of its Subsidiaries to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other of its Subsidiaries, (iii) make any Investment in the Company or any other Subsidiary or (iv) transfer any of its properties or assets to the Company or any other of its Subsidiaries, except for: (a) any agreement in effect on the date of the Indenture; (b) any encumbrance or restriction, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company; (c) any encumbrance or restriction existing by reason of applicable law; (d) any encumbrance or restriction existing under any customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary of the Company; (e) any encumbrance or restriction contained in any working capital facility of a foreign Subsidiary of the Company; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses
(a) and (b), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1018)

     Limitation on Unrestricted Subsidiaries. The Company will not make, and will not permit its Subsidiaries to make, any Investment in an Unrestricted Subsidiary if, at the time thereof, the amount of such Investment would exceed the amount of Restricted Payments then permitted to be made pursuant to the "-- Limitation on Restricted Payments" covenant plus the amount of Permitted Investments described in clauses (ix) and (x) of the definition thereof then permitted to be made. Any Investment in an Unrestricted Subsidiary permitted to be made pursuant to this covenant (i) will be treated as a Restricted Payment (unless such Investment was a Permitted Investment) in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property. (Section 1019)

     Provision of Financial Statements. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. (Section 1020)

     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

     The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indenture, as the case may be, and the Exchange Notes and the Indenture will remain in full force and effect as so supplemented; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "-- Certain Covenants -- Limitation on Indebtedness"; and (iv) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

     In the event of any transaction described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company (except in the case of a lease) would be discharged from all obligations and covenants under the Indenture and the Exchange Notes. (Section 802)

EVENTS OF DEFAULT

     An Event of Default will occur under the Indenture if:

          (i) there shall be a default in the payment of any interest on any Exchange Note when it becomes due and payable, and such default shall continue for a period of 30 days;

          (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Exchange Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

          (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail,
     (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes; (b) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets"; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "-- Certain Covenants -- Limitation on Sale of Assets"; or (d) the Company shall have failed to make or consummate a Change in Control Offer in accordance with the provisions of "-- Certain Covenants -- Purchase of Exchange Notes Upon a Change in Control";

          (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any of its Subsidiaries then has outstanding Indebtedness in excess of $10 million in the aggregate and, if such Indebtedness has not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

          (v) one or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate, shall be rendered against the Company or any of its Subsidiaries or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (vi) any holder or holders of at least $10 million in aggregate principal amount of Indebtedness of the Company or any of its Subsidiaries after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any of its Subsidiaries that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any of its Subsidiaries (including funds on deposit or held pursuant to lock-box and other similar arrangements);

          (vii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any of its Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (viii) (a) the Company or any of its Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

     (b) the Company or any of its Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or any such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any of its Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any of its Subsidiaries (I) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any such Subsidiary or of any substantial part of their respective properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any of its Subsidiaries takes any corporate action in furtherance of any such actions in this paragraph (viii). (Section 501)

     If an Event of Default (other than as specified in clauses (vii) and (viii) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Exchange Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Exchange Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Exchange Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (vii) or (viii) of the prior paragraph occurs and is continuing, then all the Exchange Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Exchange Notes, together with premium, if any, and accrued and unpaid interest, if any, to the date the Exchange Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Exchange Notes by appropriate judicial proceedings.

     After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Exchange Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Exchange Notes then outstanding, (iii) the principal of and premium, if any, on any Exchange Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Exchange Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Exchange Notes; and (b) all Events of Default, other than the non-payment of principal of the Exchange Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 502)

     The holders of not less than a majority in aggregate principal amount of the Exchange Notes outstanding may on behalf of the holders of all outstanding Exchange Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Exchange Note or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Exchange Note affected by such modification or amendment. (Section 513)

     The Company is also required to notify the Trustee within 10 business days of the occurrence of any Default. The Company is required to deliver to the Trustee not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. (Section 1021) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Exchange Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

     The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, elect to have the obligations of the Company and any other obligor upon the Exchange Notes discharged with respect to the outstanding Exchange Notes ("defeasance"). Such defeasance means that the Company and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes, except for (i) the rights of holders of such outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Notes when such payments are due,
(ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and
(iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Exchange Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute a Default or an Event of Default with respect to the Exchange Notes. (Sections 401, 402 and 403)

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Notes cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Exchange Notes on the Stated Maturity (or on any date after October 15, 2003 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Exchange Notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (vii) or (viii) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound; (vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; (viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ix) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Exchange Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (x) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Exchange Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (xi) the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Exchange Notes as expressly provided for in the Indenture) as to all outstanding Exchange Notes under the Indenture when (a) either (i) all such Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes which have been replaced or paid or Exchange Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Exchange Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date; (b) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. (Section 1301)

MODIFICATIONS AND AMENDMENTS

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of at least a majority of aggregate principal amount of the Exchange Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Exchange Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, or waive a default in the payment of the principal or interest on any such Exchange Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Exchange Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "-- Certain Covenants -- Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change in Control Offer in the event of a Change in Control in accordance with "-- Certain Covenants -- Purchase of Exchange Notes Upon a Change in Control," including, in each case, amending, changing or modifying any definitions relating thereto; (iii) reduce the percentage in principal amount of such outstanding Exchange Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Exchange Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Exchange Note affected thereby; (v) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Exchange Notes in any manner adverse to the holders of the Exchange Notes. (Section 902)

     Notwithstanding the foregoing, without the consent of any holders of the Exchange Notes, the Company and the Trustee may modify or amend the Indenture:
(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Exchange Notes in accordance with "-- Consolidation, Merger, Sale of Assets"; (b) to add to the covenants of the Company or any other obligor upon the Exchange Notes for the benefit of the holders of the Exchange Notes or to surrender any right or power conferred upon the Company or any other obligor upon the Exchange Notes, as applicable, in the Indenture or in the Exchange Notes; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Exchange Notes which may be defective or inconsistent with any other provision in the Indenture or the Exchange Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Exchange Notes; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Exchange Notes;
(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a Guarantor under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Exchange Notes as additional security for the payment and performance of the Company's obligations under the Indenture, in any property, or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section
901)

     The holders of a majority in aggregate principal amount of the Exchange Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1022)

BOOK-ENTRY, DELIVERY AND FORM

     Old Notes offered and sold to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act are represented by a single, permanent Global Note in definitive, fully registered book-entry form (the "Rule 144A Global Note") and are registered in the name of Cede & Co., as nominee of DTC on behalf of purchasers of the Old Notes represented thereby for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at DTC.

     Old Notes originally offered and sold in reliance on Regulation S under the Securities Act, if any, are initially represented by a single, permanent Global
Note in definitive, fully registered book-entry form (the "Regulation S Global Note") registered in the name of Cede & Co., as nominee of DTC and deposited on behalf of the purchasers of the Old Notes represented thereby with a custodian for DTC for credit to the respective accounts of such purchasers (or to such other accounts as they directed) at the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"). Prior to the 40th day after the later of the commencement of the issuance of the Original Notes and the Issue Date, interests in the Regulation S Global Note may only be held through Euroclear or Cedel.

     Old Notes held by QIBs who elected to take physical delivery of their certificates instead of holding their interest through the Rule 144A Global Note (and which are thus ineligible to trade through DTC) (the "Series A Non-Global Purchasers") are issued in fully registered form ("Certificated Notes"). Upon the transfer of such Certificated Notes to a QIB or in an offshore transaction under Rule 903 or 904 of Regulation S under the Securities Act, such Certificated Notes will, unless such Rule 144A Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the Rule 144A Global Note and/or the Regulation S Global Note upon delivery of appropriate certifications to the Trustee. Transfers of Certificated Notes, any interest in the Rule 144A Global Note and any interest in the Regulation S Global Note are subject to certain restrictions.

  Exchange Notes

     Exchange Notes issued in exchange for Old Notes originally offered and sold
(i) to QIBs in reliance on Rule 144A under the Securities Act or (ii) in reliance on Regulation S under the Securities Act will be represented by a single, permanent Global Note in definitive, fully registered book-entry form (the "Exchange Global Note" and together with the Rule 144A Global Note and the Regulation S Global Note, the "Global Notes"), which will be registered in the name of Cede & Co., as nominee of DTC on behalf of persons who receive Exchange Notes represented thereby for credit to the respective accounts of such persons (or to such other accounts as they may direct) at DTC.

     Exchange Notes issued in exchange for Old Notes will be issued, upon request, in fully registered form (together with the Certificated Notes, the "Certificated Notes"), but otherwise such holders will only be entitled to registration of their respective Exchange Notes in book-entry form under the Exchange Global Note.

  The Global Notes

     The Company expects that pursuant to procedures established by DTC (a) upon deposit of the Global Notes, DTC or its custodian will credit on its internal system portions of the Global Notes, which shall be comprised of the corresponding respective amount of the Global Notes to the respective accounts of persons who have accounts with such depository and (b) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined below) and the records of Participants (with respect to interests of persons other than Participants)). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Holders may hold their interests in the Global Notes directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

     So long as DTC or its nominee is the registered owner or holder of any of the Notes, DTC or such nominee will be considered the sole owner or holder of such Notes represented by the Global Notes for all purposes under the Indenture and under the Notes represented thereby. No beneficial owner of an interest in the Global Notes will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Indenture.

     Payments of the principal of, premium, if any, and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium, if any, and interest on the Global Notes will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Notes held through such Participants will be governed by standing instructions and customary practice as is now the case with Notes held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants.

     Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell Senior Notes to persons in states which require physical delivery of such Notes or to pledge such Senior Notes, such holder must transfer its interest in the Global Notes in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

     Before the 40th day after the later of the commencement of the issuance of the Notes and the Issue Date, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note will be made only in accordance with the applicable procedures and upon receipt by the Trustee and the Company of a written certification from the transferor of the beneficial interest in the form provided in the Indenture to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and as permitted consistent with Regulation S.

     Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before, on or after the 40th day after the later of the commencement of the issuance of the Notes and the Issue Date, will be made only upon receipt by the Trustee and the Company of a certification to the effect that such transfer is being made in accordance with Regulation S. Transfers of Certificated Notes held by institutional Accredited Investors to persons who will hold beneficial interests in the Rule 144A Global Note or the Regulation S Global Note will be subject to certifications provided by the Trustee.

     Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Notes are credited and only in respect of the aggregate principal amount as to which such Participant or Participants has or have given such direction.

     However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Notes, which it will distribute to its Participants and which, in the case of Certificated Notes, will be legended.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Although DTC, Euroclear and Cedel are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants of DTC, Euroclear and Cedel, as applicable, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, Registrar or the Paying Agent will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes

     Interests in Global Notes will be exchanged for Certificated Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depository for the Global Notes, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated Notes to be delivered.

GOVERNING LAW

     The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary of the Company, as the case may be.

     "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or
(iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary of the Company; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under "-- Consolidation, Merger, Sale of Assets," (B) that is by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary in accordance with the terms of the Indenture, (C) that is of inventory in the ordinary course of business, (D) that is of obsolete equipment in the ordinary course of business or (E) the Fair Market Value of which in the aggregate during any 12 month period, for all such transfers, does not exceed $10 million.

     "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bank Credit Facility" means the Bank Credit Agreement, dated as of May 28, 1997, among the Company, the Banks, and Fleet Bank of Massachusetts, N.A., as such agreement, in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing regardless of the amount of borrowings permitted thereunder, which borrowings were incurred in accordance with the Indenture).

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Banks" means the lenders under the Bank Credit Facility.

     "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or other equity interests, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the Indenture.

     "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any money market deposit account, demand deposit account, time deposit or certificate of deposit, maturing not more than one year after the date of acquisition, of a commercial banking institution organized under the laws of the United States of America, any State thereof, the District of Columbia, or any foreign country recognized by the United States of America and which institution has combined capital and surplus and undivided profits of not less than $200 million, (iii) any time deposit or certificate of deposit, maturing more than one year after the date of acquisition, of a commercial banking institution organized under the laws of the United States of America, any State thereof, the District of Columbia, or any foreign country recognized by the United States of America and which institution has combined capital and surplus and undivided profits of not less than $200 million and whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) any money market deposit account, demand deposit account, time deposit or certificate of deposit of Union Planters Bank, N.A.; provided that Union Planters Bank, N.A. has combined capital and surplus and undivided profits of not less than $100 million.

     "Change in Control" means the occurrence of any of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders (including any Permitted Holders that are part of a "group"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly (including, without limitation, through direct or indirect purchase or beneficial ownership of Capital Stock of an entity referred to in clause (ii) of the definition of "Permitted Holders"), of more than 50% of the total voting power of all outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any

Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not affected or is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or the formation of a holding company for the Company as described in clause (ii) of the definition of "Permitted Holders" or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Certain
Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "-- Certain Covenants -- Limitation on Restricted Payments"), and (B) no "person" or "group", other than Permitted Holders (including any Permitted Holders as part of a "group"), "beneficially owns" immediately after such transaction, directly or indirectly (including, without limitation, through direct or indirect purchase or beneficial ownership of Capital Stock of an entity referred to in clause (ii) of the definition of "Permitted Holders"), more than 50% of the total voting power of all outstanding Voting Stock of the surviving corporation); or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

     "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company" means Buckeye Technologies Inc. (formerly known as Buckeye Cellulose Corporation), a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

     "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of such Person and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the Consolidated Interest Expense for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

     "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b)(i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period and (ii) all capitalized interest of such Person and its Subsidiaries plus (c) the interest expense under any Guaranteed Debt of such Person and its Subsidiaries to the extent not included under clause (a)(iv) above, plus (d) the aggregate amount during such period of cash or non-cash dividends paid on any Redeemable Capital Stock or Preferred Stock of the Company and its Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Indenture, or (viii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

     "Consolidated Net Worth" of any Person, as of a date, means the Consolidated stockholders' equity (excluding Redeemable Capital Stock and treasury stock) of such Person and its Subsidiaries, as of such date, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

     "Consolidated Tangible Assets" of any Person means (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries (other than Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its Subsidiaries (other than Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

     "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest (other than solely as a result of equity ownership in the Company) in or with respect to such transaction or series of related transactions.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Existing Notes Indentures" means the Indentures related to the Existing Senior Notes and the Existing Senior Subordinated Notes.

     "Existing Notes" means the Existing Senior Notes and the Existing Senior Subordinated Notes.

     "Existing Senior Notes" means the 10 1/4% Senior Notes due 2001 of the Company.

     "Existing Senior Subordinated Notes" means the 9 1/4% Senior Subordinated Notes due 2008 and the 8 1/2% Senior Subordinated Notes due 2005 of the Company.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Fenholloway River" means the river in Florida into which the Company's Foley Plant discharges treated waste water.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

     "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

     "Guarantor" means any Subsidiary of the Company which becomes a guarantor of the Exchange Notes after the date of the Indenture by executing a Guarantee pursuant to the terms of the Indenture until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons
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

and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Exchange Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Exchange Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Exchange Notes, according to the respective terms thereof.

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

     "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

     "Maturity" means, when used with respect to the Exchange Notes, the date on which the principal of the Exchange Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change in Control Offer in respect of a Change in Control, call for redemption or otherwise.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale, (v) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (vi) any amounts required to be placed by the Company or any Subsidiary of the Company in a restricted escrow or reserve account by the terms of the agreements pursuant to which the Asset Sale is made, provided that any such amounts shall be deemed to be Net Cash Proceeds of an Asset Sale upon the release of such amounts to the Company or any Subsidiary and
(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "-- Certain Covenants -- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Exchange Notes.

     "Permitted Holders" means (i) the individuals and related entities listed on a schedule to the Indenture and (ii) any corporation (or other entity) which owns all of the outstanding Capital Stock of the Company if such entity acquires such ownership in a transaction in which the former owners of all of the Capital Stock of the Company acquire proportionate ownership of all of the Capital Stock (or similar equity ownership interest) of such entity (or any parent organization which owns all of the outstanding Capital Stock (or similar equity ownership interest) of such entity).

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company under the Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $225 million and (b) 85% of accounts receivable and 50% of inventory of the Company and its Subsidiaries under a borrowing-based facility based on accounts receivable and inventory (each as determined in accordance with GAAP);

          (ii) Indebtedness of the Company pursuant to the Exchange Notes;

          (iii) guarantees of any of the Company's Subsidiaries of Indebtedness of the Company; provided such Indebtedness and guarantees are incurred in accordance with the terms of the Indenture;

          (iv) Indebtedness of the Company or any of its Subsidiaries outstanding on the date of the Indenture and listed on a schedule thereto;

          (v) Indebtedness of the Company owing to any of its Subsidiaries; provided that any Indebtedness of the Company owing to a Subsidiary of the Company is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Exchange Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Exchange Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary of the Company) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (v);

          (vi) Indebtedness of a Wholly Owned Subsidiary owing to the Company or another Wholly Owned Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary, ceases to be a Wholly Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Subsidiary that is not permitted by this clause (vi);

          (vii) obligations of the Company entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Subsidiaries as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations, or (c) under any Commodity Price Protection Agreements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

          (viii) Indebtedness of the Company or any of its Subsidiaries incurred to finance environmental expenditures related to the Fenholloway River, not to exceed $40 million outstanding at any one time in the aggregate;

          (ix) Indebtedness of the Company or any of its Subsidiaries evidenced by Purchase Money Obligations and Capital Lease Obligations not to exceed $10 million outstanding at any one time in the aggregate;

          (x) Indebtedness of the Company or any of its Subsidiaries incurred after the date of the Indenture relating to letters of credit supporting workers compensation obligations not to exceed $6 million outstanding at any one time in the aggregate;

          (xi) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii) and (iv) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
     (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Exchange Notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

          (xii) Indebtedness of the Company in addition to that described in clauses (i) through (xi) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $50 million outstanding at any one time in the aggregate.

     "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary of the Company described under clauses (v), (vi) and (vii) of the definition of "Permitted Indebtedness"; (iii) Cash Equivalents; (iv) Investments acquired by the Company or any Subsidiary of the Company in connection with an Asset Sale permitted under "-- Certain Covenants -- Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;
(v) Investments in existence on the date of the Indenture; (vi) loans or advances to employees made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries not to exceed $5 million outstanding at any one time in the aggregate; (vii) loans made to employees (including guarantees of loans by third parties to employees) from time to time in an aggregate principal amount at any one time outstanding not to exceed $1 million, the proceeds of which are used to purchase Capital Stock of the Company; (viii) sales of goods on trade credit terms, consistent with the past practices of the Company or any Subsidiary of the Company or as otherwise consistent with trade credit terms in common use in the industry; and (ix) in addition to Investments described in clauses (i) through (viii) of this definition of "Permitted Investments," Investments valued at Fair Market Value at the time made not to exceed $30 million outstanding at any one time in the aggregate.

     "Permitted Lien" means any Lien arising by reason of taxes not yet delinquent or which are being contested in good faith.

     "Permitted Subsidiary Indebtedness" means (i) Acquired Indebtedness of any Subsidiary of the Company and (ii) Indebtedness of any Subsidiary of the Company, provided that the aggregate outstanding principal amount of Indebtedness of all of the Company's Subsidiaries incurred pursuant to this clause (ii) shall not at any given time exceed 10% of the Company's Consolidated Tangible Assets as of the date of determination.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

     "Public Equity Offering" means an underwritten offer and sale of Common Stock by the Company to the public pursuant to a registration statement (other than Form S-8 or any successor form or forms or a registration statement relating to securities issuable by or in connection with any benefit plan of such Person) that has been declared effective by the Commission pursuant to the Securities Act.

     "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or any of its Subsidiaries and any additions and accession thereto, which are purchased by the Company or any of its Subsidiaries at any time after the Exchange Notes are issued; provided that
(i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase, acquisition or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased, acquired or constructed, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or its Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

     "Senior Note Indenture" means the indenture dated as of May 27, 1993 between the Company and Bankers Trust Company, as trustee, relating to the Existing Senior Notes.

     "Senior Subordinated Notes due 2008" means the Company's 9 1/4% Senior Subordinated Notes due 2008.

     "Senior Subordinated Notes due 2005" means the Company's 8 1/2% Senior Subordinated Notes due 2005.

     "Senior Subordinated Note due 2008 Indenture" means the indenture dated July 2, 1996 between the Company and Union Planters National Bank, as trustee, relating to the Senior Subordinated Notes due 2008.

     "Senior Subordinated Note due 2005 Indenture" means the indenture dated November 25, 1995 between the Company and Union Planters National Bank, as trustee, relating to the Senior Subordinated Notes due 2005.

     "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Exchange Notes.

     "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by another Person or by one or more of such other Person's other Subsidiaries, or by such other Person and one or more of such other Person's other Subsidiaries; provided that any Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Notes.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (c) any Investment in such Unrestricted Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of "-- Certain Covenants -- Limitation on Unrestricted Subsidiaries" and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any other Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment; and (d) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Company's Board of Directors. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary of the Company; provided that either (x) the Unrestricted Subsidiary to be designated a Subsidiary of the Company has total assets of $1,000 or less at the time of its designation or (y)(i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under "-- Certain Covenants -- Limitation on Indebtedness" and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary is designated a Subsidiary of the Company.

     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any of its Subsidiaries is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any of its Subsidiaries to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any of its Subsidiaries to declare, a default on such Indebtedness of the Company or any of its Subsidiaries or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means a Subsidiary of the Company all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary. For purposes of this definition any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary of the Company.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain U.S. federal income tax considerations relevant to of the acquisition, ownership and disposition of the Exchange Notes by initial beneficial owners of the Exchange Notes (other than the Placement Agents). This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possible with retroactive effect) or different interpretations. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular investor's decision to purchase the Exchange Notes and it is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies and tax-exempt organizations, may be subject to special rules. In addition, this discussion is limited to persons that will hold the Exchange Notes represented thereby as a "capital asset" within the meaning of section 1221 of the Code.

U.S. HOLDERS

     As used herein, a U.S. Holder means a holder of Exchange Notes who or which is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof (including the States and the District of Columbia), (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust, if a United States court is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (v) a person whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net income basis.

INTEREST INCOME

     Interest on the Exchange Notes will be includable in the income of a U.S. Holder under such holder's regular method of accounting for U.S. federal income tax purposes. The Exchange Notes will not be treated as having been issued with original issue discount.

SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES

     A U.S. Holder of Exchange Notes generally will recognize gain or loss upon the sale, exchange, repurchase, redemption, retirement or other disposition of those Exchange Notes measured by the difference (if any) between (i) the amount of cash and the fair market value of any property received (except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder's adjusted tax basis in those Exchange Notes. Any such gain or loss recognized on the sale, exchange, repurchase, redemption, retirement or other disposition of a Exchange Note will be capital gain or loss, and will be long-term capital gain or loss if the Exchange Note had been held for more than one year at the time of the sale, exchange, repurchase, redemption, retirement or other disposition. If the Exchange Notes had been held by a noncorporate holder for more than 12 months but not more than 18 months, such capital gains generally shall be subject to tax at a maximum 28% rate. If the Exchange Notes had been held for more than 18 months, however, such capital gain generally will be subject to tax at a maximum 20% rate. The ability to use capital losses to offset ordinary income in determining taxable income is generally limited. A holder's initial tax basis in an Exchange Note will be the cash price it paid therefor.

BACKUP WITHHOLDING

     A U.S. Holder of Exchange Notes may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments and, under certain circumstances, principal payments on the Exchange Notes. These backup withholding rules apply if the holder, among other things,
(i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN,

(iii) fails properly to report interest, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. A U.S. Holder who does not provide the Issuer with its correct TIN also may be subject to penalties imposed by the IRS. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations, tax-exempt organizations and certain foreign persons ("exempt recipients"), provided their exemptions from backup withholding are properly established.

     The amount of any "reportable payments" including interest made to the holders of Exchange Notes (other than to holders which are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such holders and to the IRS for each calendar year.

FOREIGN HOLDERS

     As used herein, the term "Foreign Person" means a nonresident alien individual or foreign corporation, but only if the income or gain on the Exchange Note is not "effectively connected with the conduct of a trade or business within the U.S." If the income or gain on the Exchange Note is "effectively connected with the conduct of a trade or business within the U.S.," then the nonresident alien individual or foreign corporation will be subject to tax on such income or gain in essentially the manner as a U.S. citizen or resident or a domestic corporation, as discussed above, and in the case of a foreign corporation, may also be subject to the branch profits tax.

     Under the portfolio interest exception to the general rules for the withholding of tax on interest paid to a Foreign Person, a Foreign Person will not be subject to U.S. federal income tax (or to withholding) on interest payments on a Note, provided that (i) the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to the U.S. that is related to the Company through stock ownership and (ii) the Company, its paying agent or the person who would otherwise be required to withhold tax received either (A) a statement (an "Owner's Statement") signed under penalties of perjury by the beneficial owner of the Exchange Note in which the owner certifies that the owner is not a U.S. person, or in the case of an individual, that he is neither a citizen nor a resident of the United States, and which provides the owner's name and address, or (B) a statement signed under penalties of perjury by the Financial Institution holding the Exchange Note on behalf of the beneficial owner, together with a copy of the Owner's Statement. The term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds an Exchange Note on behalf of the owner of the Exchange Note. A Foreign Person who does not qualify for the "portfolio interest" exception, would, under current law, generally be subject to U.S. federal withholding tax at a flat rate of 30% (or lower applicable treaty rate) on interest payments unless the beneficial owner of the Exchange Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Exchange Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under recently finalized Treasury regulations, Foreign Persons will generally be required to provide IRS Form W-8 in lieu of the IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     In general, gain recognized by a Foreign Person upon the redemption, sale or exchange of an Exchange Note will not be subject to U.S. federal income tax. However, a Foreign Person may be subject to U.S. federal income tax at a flat rate of 30% (unless exempt by an applicable treaty) on any such gain if the Foreign Person is an individual present in the U.S. for 183 days or more during the taxable year in which the Exchange Note is redeemed, sold or exchanged, and certain other requirements are met.

     No information reporting or backup withholding tax (which is a withholding tax imposed at the rate of 31% on certain payments to persons who fail to furnish the information required under United States information reporting requirements) will be required with respect to payments made by the Company or any paying agent to Foreign Persons if a statement described in the above discussion of the portfolio interest exception has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting generally will not apply if payments of the principal or interest on an Exchange Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Exchange Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 1999, a foreign partnership, in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

     Payments of principal or interest, on an Exchange Note paid to the beneficial owner of an Exchange Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of a sale of an Exchange Note will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iii) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

EXCHANGE OFFER

     The exchange of the Exchange Notes for the Old Notes pursuant to the Exchange Offer will not be treated as an "exchange" for U.S. federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to holders exchanging the Old Notes for the Exchange Notes pursuant to the Exchange Offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Old Notes immediately before the exchange. The holder must continue to include stated interest in income as if the exchange had not occurred. Similarly, there would be no U.S. federal income tax consequences to a holder of Old Notes that does not participate in the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters relating to the Exchange Offer will be passed upon for the Company by Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee.

                                    EXPERTS

     The consolidated financial statements and related schedules of Buckeye Technologies Inc. as of June 30, 1996 and 1997, and for the years ended June 30, 1995, 1996 and 1997 included in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such report given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Merfin International Inc. as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996 included in this Prospectus have been audited by PriceWaterhouseCoopers, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Exchange Notes offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Copies of the Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission at the address set forth below.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected, and copies may be obtained, at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Seven World

Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Information on the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company. In addition, reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where the Common Stock of the Company is listed.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST AS PROVIDED BELOW. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST
SHOULD BE MADE BY                , 1998, FIVE BUSINESS DAYS PRIOR TO THE
EXPIRATION DATE.

     The Company will provide without charge to each person to whom this Prospectus is delivered upon written or oral request, a copy of any or all of documents that may be incorporated by reference into this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to Ms. Sheila Jordan Cunningham, Vice President and General Counsel, Buckeye Technologies Inc., 1001 Tillman Street, Memphis, Tennessee 38112, telephone number, (901) 320-8100.

                           BUCKEYE TECHNOLOGIES INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

BUCKEYE TECHNOLOGIES INC.
  Report of Independent Auditors............................   F-2
  Consolidated Statements of Income -- For the years ended
     June 30, 1995, 1996 and 1997...........................   F-3
  Consolidated Balance Sheets -- June 30, 1996 and 1997.....   F-4
  Consolidated Statements of Stockholders' Equity -- For the
     years ended June 30, 1995, 1996 and 1997...............   F-5
  Consolidated Statements of Cash Flows -- For the years
     ended June 30, 1995, 1996 and 1997.....................   F-6
  Notes to Consolidated Financial Statements................   F-7
  Unaudited Condensed Consolidated Statements of
     Income -- For the nine months ended March 31, 1997 and
     1998...................................................  F-22
  Unaudited Condensed Consolidated Balance Sheets -- June
     30, 1997 and March 31, 1998............................  F-23
  Unaudited Condensed Consolidated Statements of Cash
     Flows -- For the nine months ended March 31, 1997 and
     1998...................................................  F-24
  Notes to Condensed Consolidated Financial Statements......  F-25
MERFIN INTERNATIONAL INC.
  Auditors' Report..........................................  F-28
  Consolidated Statements of Income and Retained
     Earnings -- For the years ended December 31, 1994, 1995
     and 1996...............................................  F-29
  Consolidated Balance Sheets -- December 31, 1995 and
     1996...................................................  F-30
  Consolidated Statements of Changes in Financial
     Position -- For the years ended December 31, 1994, 1995
     and 1996...............................................  F-31
  Notes to Consolidated Financial Statements................  F-32
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
  INCOME -- FOR THE YEAR ENDED JUNE 30, 1997................  F-44

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Buckeye Technologies Inc.

     We have audited the accompanying consolidated balance sheets of Buckeye Technologies Inc. (formerly Buckeye Cellulose Corporation) as of June 30, 1996 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Buckeye Technologies Inc. at June 30, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Memphis, Tennessee
August 7, 1997, except for Note 17, as to which the date is February 17, 1998

                           BUCKEYE TECHNOLOGIES INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED JUNE 30,
                                                              ------------------------------
                                                                1995       1996       1997
                                                              --------   --------   --------
Net sales...................................................  $408,587   $470,979   $558,933
Cost of goods sold..........................................   305,150    335,377    411,751
                                                              --------   --------   --------
Gross margin................................................   103,437    135,602    147,182
Selling, research and administrative expenses...............    24,265     27,035     37,790
                                                              --------   --------   --------
Operating income............................................    79,172    108,567    109,392
Other income (expense):
Interest income.............................................     1,138      1,060        765
Interest expense and amortization of debt costs.............   (22,290)   (18,061)   (28,691)
Other.......................................................      (615)      (451)    (1,213)
Minority interest...........................................   (23,223)   (16,628)        --
Secondary offering costs....................................        --     (1,945)        --
                                                              --------   --------   --------
                                                               (44,990)   (36,025)   (29,139)
                                                              --------   --------   --------
Income before income taxes and extraordinary loss...........    34,182     72,542     80,253
Income taxes................................................    12,470     25,532     26,979
                                                              --------   --------   --------
Income before extraordinary loss............................    21,712     47,010     53,274
Extraordinary loss, net of tax benefit......................        --     (3,949)        --
                                                              --------   --------   --------
  Net income................................................  $ 21,712   $ 43,061   $ 53,274
                                                              ========   ========   ========
Earnings per share:
  Income before extraordinary loss..........................             $   1.11   $   1.40
  Extraordinary loss, net of tax benefit....................                (0.09)        --
                                                                         --------   --------
  Net income................................................             $   1.02   $   1.40
                                                                         ========   ========
Earnings per share -- assuming dilution:
  Income before extraordinary loss..........................             $   1.10   $   1.38
  Extraordinary loss, net of tax benefit....................                 (.09)        --
                                                                         --------   --------
  Net income................................................             $   1.01   $   1.38
                                                                         ========   ========

                            See accompanying notes.

                           BUCKEYE TECHNOLOGIES INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   JUNE 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $     --   $  5,164
  Short-term investments....................................     2,900      2,900
  Accounts receivable -- trade, net of allowance for
     doubtful accounts of $980 and $1,322 at June 30, 1996
     and 1997, respectively.................................    65,423     76,527
  Accounts receivable -- other..............................     1,382      3,176
  Inventories...............................................   101,028    107,390
  Deferred income taxes.....................................     3,225      3,479
  Prepaid expenses and other................................     5,414      2,487
                                                              --------   --------
          Total current assets..............................   179,372    201,123
Property, plant and equipment, net..........................   257,598    382,677
Goodwill....................................................     6,624    140,845
Deferred debt costs and other...............................     9,205     12,819
                                                              --------   --------
          Total assets......................................  $452,799   $737,464
                                                              ========   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable....................................  $ 23,226   $ 29,761
  Accrued expenses..........................................    36,561     49,830
  Notes payable.............................................     1,620      3,440
                                                              --------   --------
          Total current liabilities.........................    61,407     83,031
Long-term debt..............................................   217,873    474,631
Accrued postretirement benefits.............................    13,487     14,208
Deferred income taxes.......................................    14,976     29,846
Other liabilities...........................................     4,168      7,558
Commitments and contingencies (Notes 6, 13, and 14).........
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value; 5,000,000 shares
     authorized; none issued or outstanding.................        --         --
  Common stock, $.01 par value; 50,000,000 shares
     authorized; 42,814,446 and 43,142,770 shares issued and
     42,814,446 and 37,449,196 shares outstanding at June
     30, 1996 and 1997, respectively........................       428        431
  Additional paid-in capital................................    61,071     65,928
  Deferred stock compensation...............................    (2,373)    (2,200)
  Cumulative translation adjustment.........................      (683)    (4,673)
  Retained earnings.........................................    82,445    135,719
  Treasury shares, 5,693,574 shares.........................        --    (67,015)
                                                              --------   --------
          Total stockholders' equity........................   140,888    128,190
                                                              --------   --------
          Total liabilities and stockholders' equity........  $452,799   $737,464
                                                              ========   ========

                            See accompanying notes.

                           BUCKEYE TECHNOLOGIES INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          ADDITIONAL     DEFERRED     CUMULATIVE
                                 COMMON    PAID-IN        STOCK       TRANSLATION   RETAINED   TREASURY
                                 STOCK     CAPITAL     COMPENSATION   ADJUSTMENT    EARNINGS    SHARES     TOTAL
                                 ------   ----------   ------------   -----------   --------   --------   --------
BALANCE AT JULY 1, 1994........   $389     $44,767       $    --        $    --     $ 17,672   $     --   $ 62,828
Issuance of 534,452 shares of
  common stock.................      5          76            --             --           --         --         81
Net income.....................     --          --            --             --       21,712         --     21,712
                                  ----     -------       -------        -------     --------   --------   --------
BALANCE AT JUNE 30, 1995.......    394      44,843            --             --       39,384         --     84,621
Issuance of 3,451,530 shares of
  common stock.................     34      13,115            --             --           --         --     13,149
Compensation charge for stock
  options......................     --         635            --             --           --         --        635
Deferred stock compensation....              2,478        (2,478)            --           --         --         --
Amortization of deferred stock
  compensation.................     --          --           105             --           --         --        105
Translation adjustment.........     --          --            --           (683)          --         --       (683)
Net Income.....................     --          --            --             --       43,061         --     43,061
                                  ----     -------       -------        -------     --------   --------   --------
BALANCE AT JUNE 30, 1996.......    428      61,071        (2,373)          (683)      82,445         --    140,888
Purchase of 5,698,774 shares...     --          --            --             --           --    (67,063)   (67,063)
Issuance of 333,524 shares of
  common stock.................      3       4,248            --             --           --         48      4,299
Deferred stock compensation....     --         609          (609)            --           --         --         --
Amortization of deferred stock
  compensation.................     --          --           782             --           --         --        782
Translation adjustment.........     --          --            --         (3,990)          --         --     (3,990)
Net income.....................     --          --            --             --       53,274         --     53,274
                                  ----     -------       -------        -------     --------   --------   --------
BALANCE AT JUNE 30, 1997.......   $431     $65,928       $(2,200)       $(4,673)    $135,719   $(67,015)  $128,190
                                  ====     =======       =======        =======     ========   ========   ========

                            See accompanying notes.

                           BUCKEYE TECHNOLOGIES INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEARS ENDED JUNE 30,
                                                              --------------------------------
                                                                1995       1996        1997
                                                              --------   ---------   ---------
OPERATING ACTIVITIES
Net income..................................................  $ 21,712   $  43,061   $  53,274
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Extraordinary loss, net of tax benefit....................        --       3,949          --
  Minority interest.........................................    23,223      16,628          --
  Depreciation..............................................    23,784      25,212      30,287
  Amortization..............................................     2,113       1,481       5,800
  Deferred income taxes.....................................     4,179       8,797       8,769
  Other.....................................................     1,915       1,523       4,198
  Changes in operating assets and liabilities:
     Accounts receivable....................................    (4,709)    (22,700)         (4)
     Inventories............................................     3,099     (27,609)     10,347
     Prepaid expenses and other assets......................    (1,124)     (3,325)      3,998
     Accounts payable and other current liabilities.........     3,595      13,043         736
                                                              --------   ---------   ---------
Net cash provided by operating activities...................    77,787      60,060     117,405
INVESTING ACTIVITIES
Acquisitions of businesses..................................        --     (89,192)   (172,670)
Purchases of property, plant and equipment..................   (24,922)    (34,807)    (42,757)
Purchases of short-term investments.........................   (13,616)     (2,920)         --
Proceeds from sale of short-term investments................    14,685       9,726          --
Other.......................................................    (1,074)       (954)       (440)
                                                              --------   ---------   ---------
Net cash used in investing activities.......................   (24,927)   (118,147)   (215,867)
FINANCING ACTIVITIES
Proceeds from sale of equity interests......................        81      13,149          48
Purchase of treasury shares.................................        --          --     (67,063)
Net borrowings under revolving line of credit...............     2,500      54,620     110,612
Proceeds from long-term debt................................        --     149,439      99,449
Payments for debt issuance costs............................        --      (5,506)     (4,677)
Minority interest distribution..............................    (4,598)     (1,590)         --
Principal payments on long-term debt and other..............   (46,155)   (163,687)    (34,992)
                                                              --------   ---------   ---------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES.........   (48,172)     46,425     103,377
EFFECT OF FOREIGN CURRENCY RATE FLUCTUATIONS ON CASH........        --        (127)        249
                                                              --------   ---------   ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............     4,688     (11,789)      5,164
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............     7,101      11,789          --
                                                              --------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 11,789   $      --   $   5,164
                                                              ========   =========   =========

                            See accompanying notes.

                           BUCKEYE TECHNOLOGIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. ACCOUNTING POLICIES

BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

     The financial statements for the year ended June 30, 1995 are combined consolidated financial statements of Buckeye Technologies Inc. (formerly Buckeye Cellulose Corporation (BCC)) and Buckeye Florida Corporation (BFC). The financial statements as of and for the year ended June 30, 1996 and 1997 are consolidated financial statements of Buckeye Technologies Inc. and its subsidiaries (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation and combination.

     Under an agreement dated March 16, 1993, Madison Dearborn Capital Partners, L.P. (MDCP) and members of the Company's current management organized BCC and BFC to acquire the assets comprising the cotton linter and wood pulp businesses and certain assets of the headquarters of the Cellulose & Specialties Division of The Procter & Gamble Cellulose Company (P&GCC). BFC served as the sole general partner of and held a 50% interest in Buckeye Florida, Limited Partnership (BFLP), which operated the wood pulp business located in Perry, Florida (the Foley Plant). P&GCC retained a limited partnership interest in the wood pulp business and granted BFC an option to purchase P&GCC's limited partnership interest (the P&G Call Option). On November 28, 1995, shareholders of BFC exchanged all of their outstanding common stock for common stock of BCC, and BFC became a wholly-owned subsidiary of BCC. Concurrently, through the exercise of the P&G Call Option, the Company and its subsidiaries redeemed and/or acquired the limited partnership interest in BFLP for $62,078 in cash.

     The Company manufactures and distributes a broad variety of wood and cotton linter-based specialty cellulose products used in numerous applications including disposable diapers, engine air and oil filters, food casings, rayon textile filament, tapes, thickeners, and papers. With the purchase of Merfin International Inc. on May 28, 1997, the Company now manufactures and distributes air-laid nonwovens for use in personal hygiene, baby wipes, and industrial products.

CASH AND CASH EQUIVALENTS

     The Company considers cash equivalents to be temporary cash investments with a maturity of three months or less when purchased.

SHORT-TERM INVESTMENTS

     Short-term investments consist of a $2,900 certificate of deposit which the Company has pledged as collateral to secure loans obtained by certain officers of the Company.

INVENTORIES

     Inventories are stated at the lower of cost (determined on the average cost method or on a first-in, first-out basis) or market.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. The cost of major renewals and improvements is capitalized. Depreciation is computed by the straight-line method over the following estimated useful lives: buildings -- 30 to 40 years; machinery and equipment -- 5 to 13 years.

INTANGIBLE ASSETS

     Goodwill is amortized by the straight-line method over thirty to forty years. The Company periodically reviews the value of its goodwill to determine if an impairment has occurred. Potential impairment of recorded

                           BUCKEYE TECHNOLOGIES INC.

goodwill is measured by the undiscounted value of expected future operating cash flows in relation to its net capital investment in the subsidiary. Approximately 95% of the Company's goodwill is attributable to the Company's 1997 acquisitions (see Note 2). Goodwill is net of accumulated amortization of $1,854 and $3,035 at June 30, 1996 and 1997, respectively. Deferred debt costs are amortized by the interest method over the life of the related debt and are net of accumulated amortization of $531 and $1,236 at June 30, 1996 and 1997, respectively. Non-compete agreements, which are included in deferred debt costs and other on the consolidated balance sheet, are amortized over the agreement term using the straight-line method, and are net of accumulated amortization of $123 and $2,756 at June 30, 1996 and 1997, respectively.

INCOME TAXES

     The Company has provided for income taxes under the liability method. Accordingly, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. No provision is made for U.S. income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations.

RISK MANAGEMENT

     The Company selectively uses interest rate swap contracts and foreign currency forward and option contracts to offset the effects of interest and exchange rate risk. The differentials to be received or paid under interest rate contracts are recognized in income over the life of the contracts as adjustments to interest expense. Gains or losses on termination of interest rate contracts are recognized as other income or expense when terminated in conjunction with the retirement of associated debt. The foreign currency forward and option contracts that are designated as effective hedges are deferred and included in income as part of the underlying transactions.

CREDIT RISK

     The Company generally obtains credit insurance or requires the customer to provide a letter of credit for export sales. Credit limits have been established for each domestic customer and those foreign customers where credit insurance is not available. Credit limits are monitored routinely. It is not the Company's policy to require collateral or other security for domestic or foreign sales.

ENVIRONMENTAL COSTS

     Liabilities are recorded when environmental assessments are probable and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitment to a plan of action based on the then known facts.

REVENUE RECOGNITION

     Revenues are recognized when title to the goods passes to the customer. Net sales is comprised of sales reduced by sales allowances and distribution costs.

FOREIGN CURRENCY TRANSLATION

     Company management has determined that the local currency of its German, Canadian and Irish subsidiaries is the functional currency, and accordingly Deutsche mark, Canadian dollar, and Irish punt denominated balance sheet accounts are translated into United States dollars at the rate of exchange in effect at fiscal year end. Income and expense activity for the period is translated at the weighted average exchange rate during the period. Translation adjustments are included as a separate component of stockholders' equity.

                           BUCKEYE TECHNOLOGIES INC.

USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from the estimates and assumptions used.

EARNINGS PER SHARE (SEE NOTE 17)

     Earnings per share have been computed based on the weighted average number of common shares outstanding during the period plus, when their effect is dilutive, common stock equivalents, representing outstanding stock options. Fully diluted earnings per share are not materially different from primary earnings per share, and accordingly are not presented.

     Earnings per share have not been presented for years prior to June 30, 1996, as they are not considered relevant.

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, which is required to be adopted in the quarter ending December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Basic earnings per share presented under Statement 128 will be equivalent to earnings per share as previously reported. Upon adoption of Statement 128, the Company will report diluted earnings per share including the effect of stock options, which for all periods presented was less than 3% dilutive.

STOCK-BASED COMPENSATION

     As allowed under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which the Company adopted in fiscal 1997, the Company applies the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations to account for its stock option plans.

RECLASSIFICATIONS

     Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform with the 1997 financial statement presentation.

2. BUSINESS COMBINATIONS

     The November 1995 acquisition of the P&GCC limited partnership interest has been recorded using the purchase method of accounting. The allocation of the purchase price is based on the respective fair value of assets and liabilities, and resulted in an increase to property, plant and equipment of $4,098 and a reduction in goodwill of $9,951. The operations of BFLP are consolidated in the accompanying financial statements and the limited partnership interest is recorded as a minority interest prior to the date of acquisition/redemption.

                           BUCKEYE TECHNOLOGIES INC.

     Effective May 1, 1996, Buckeye Cellulose GmbH, a wholly-owned subsidiary of the Company, purchased the property, plant, equipment, and inventories of the specialty cellulose business of Peter Temming AG (the Temming Business) in Glueckstadt, Germany for $27,114 in cash plus assumed liabilities of $2,994. The acquisition was accounted for using the purchase method of accounting. The allocation of the purchase price is based on the respective fair value of assets and liabilities at the date of acquisition.

TEMMING PURCHASE PRICE ALLOCATION

Inventory...................................................  $11,721
Property, plant and equipment...............................   16,870
Non-compete agreement.......................................    1,517
                                                              -------
                                                              $30,108
                                                              =======

     On September 1, 1996, the Company acquired all of the issued and outstanding stock of Alpha Cellulose Holdings, Inc. (Alpha) for $25,921 in cash, 328,324 shares of Company common stock valued at $4,244 and the assumption of long-term debt of $34,276. Alpha is located in Lumberton, North Carolina and its primary business is the manufacture of specialty cellulose. The acquisition was accounted for using the purchase method of accounting. The allocation of the purchase price is based on the respective fair value of assets and liabilities at the date of acquisition. The excess of the purchase price over the fair value of the net assets has been recorded as goodwill, and is being amortized on a straight line basis over 30 years.

ALPHA PURCHASE PRICE ALLOCATION

Working capital, net of cash................................  $13,950
Property, plant and equipment...............................   27,538
Other assets................................................      390
Non-compete agreement.......................................    4,000
Goodwill....................................................   25,021
Other liabilities...........................................   (6,458)
                                                              -------
                                                              $64,441
                                                              =======

     On May 28, 1997, the Company's wholly-owned subsidiary, Buckeye Acquisition Inc. (BAI), acquired 97.5% of the common shares of Merfin International Inc. (Merfin) for $146,749 in cash. On July 30, 1997, BAI acquired the remaining outstanding common shares of Merfin for $3,869 in cash. The total purchase price includes $150,618 in cash and the assumption of debt of $49,323. Merfin is one of the leading manufacturers of air-laid nonwovens which are used as ultra thin absorbent cores in feminine hygiene and adult incontinence products, with facilities located in Canada, Ireland, and the United States. The acquisition was accounted for using the purchase method of accounting. The allocation of the purchase price is based on the respective fair value of assets and liabilities at the date of acquisition. The excess of the purchase price over the fair value of the net assets has been recorded as goodwill, and is being amortized on a straight-line method over 40 years.

MERFIN PURCHASE PRICE ALLOCATION

Working capital, net of cash................................  $  3,012
Property, plant and equipment...............................    89,025
Goodwill....................................................   110,991
Other liabilities...........................................    (3,087)
                                                              --------
                                                              $199,941
                                                              ========

                           BUCKEYE TECHNOLOGIES INC.

     The consolidated operating results of the Temming Business, Alpha, and Merfin have been included in the consolidated statements of income from the respective date of acquisition. The following unaudited pro forma results of operations assume that the acquisition of P&GCC's limited partnership interest in BFLP, the acquisitions of the Temming Business, Alpha, and Merfin, the Company Stock Repurchase (see Note 7), and related financing transactions occurred at the beginning of the periods presented.

PRO FORMA RESULTS OF OPERATIONS

                                                              YEAR ENDED JUNE 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Net sales...................................................  $630,456   $618,686
Income before extraordinary loss............................    47,522     41,255
Net income..................................................    43,553     41,255
Earnings per common share -- basic:
  Income before extraordinary loss..........................  $   1.25   $   1.08
  Net income................................................      1.15       1.08
Earnings per common share -- assuming dilution:
  Income before extraordinary loss..........................  $   1.24   $   1.06
  Net income................................................      1.13       1.06

     The pro forma financial information is presented for information purposes only and is not necessarily indicative of the operating results that would have occurred had the business combinations and related transactions been consummated as of the above dates, nor is it necessarily indicative of future operating results. The pro forma results of operations for the year ended June 30, 1997 include certain non-recurring charges, including acquisition related costs incurred by Alpha and Merfin prior to the date of acquisition. These charges reduced pro forma net income and net income per share -- assuming dilution by $4,360 and $.11, respectively, for the year ended June 30, 1997.

3. INVENTORIES

COMPONENTS OF INVENTORIES

                                                                   JUNE 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Raw materials...............................................  $ 20,340   $ 25,409
Finished goods..............................................    65,276     63,932
Storeroom and other supplies................................    15,412     18,049
                                                              --------   --------
                                                              $101,028   $107,390
                                                              ========   ========

                           BUCKEYE TECHNOLOGIES INC.

4. PROPERTY, PLANT AND EQUIPMENT

COMPONENTS OF PROPERTY, PLANT AND EQUIPMENT

                                                                   JUNE 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Land and land improvements..................................  $  5,415   $  7,270
Buildings...................................................    42,301     49,727
Machinery and equipment.....................................   252,824    348,834
Construction in progress....................................    14,341     63,798
                                                              --------   --------
                                                               314,881    469,629
Accumulated depreciation....................................   (57,283)   (86,952)
                                                              --------   --------
                                                              $257,598   $382,677
                                                              ========   ========

5. ACCRUED EXPENSES

COMPONENTS OF ACCRUED EXPENSES

                                                                  JUNE 30,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
Retirement plans............................................  $11,212   $12,042
Vacation Pay................................................    3,287     3,998
Maintenance accrual.........................................    9,482     6,901
Sales program accrual.......................................    3,268     5,728
Interest....................................................    1,117     5,171
Employee compensation.......................................    2,085     3,076
Other.......................................................    6,110    12,914
                                                              -------   -------
                                                              $36,561   $49,830
                                                              =======   =======

6. DEBT

COMPONENTS OF LONG-TERM DEBT

                                                                   JUNE 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Senior Subordinated Notes due 2005..........................  $149,460   $149,499
Senior Subordinated Notes due 2008..........................        --     99,475
Senior Notes due 2001.......................................     6,913      6,913
Credit Facility.............................................    61,500    170,000
Canadian Bank Loans.........................................        --     24,969
European Bank and Other Loans...............................        --     22,552
Other.......................................................        --      1,223
                                                              --------   --------
                                                              $217,873   $474,631
                                                              ========   ========

     The Company completed a public offering of $150,000 principal amount of 8 1/2% Senior Subordinated Notes due December 15, 2005 (the Senior Subordinated Notes) during November 1995. The Senior Subordinated Notes are unsecured senior subordinated obligations and are subordinated in right of payment to the prior payment in full of all senior indebtedness, including the indebtedness under the Credit Facility and the outstanding Senior Notes due 2001. A portion of the proceeds from the Senior Subordinated Notes were used to retire $45,594 of the Senior Notes, resulting in an extraordinary loss of $3,228, net of tax benefit.

                           BUCKEYE TECHNOLOGIES INC.

     The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2000, at redemption prices varying from 104.25% of principal amount to 100.00% of principal amount on or after December 15, 2003, in each case together with accrued and unpaid interest to the date of redemption.

     The Company completed a public offering of $100,000 principal amount of 9 1/4% Senior Subordinated Notes due September 15, 2008 (the Subordinated Notes) on July 2, 1996. The Subordinated Notes are unsecured senior subordinated obligations and are subordinated in right of payment to the prior payment in full of all senior indebtedness, including the indebtedness under the Credit Facility, the outstanding Senior Notes and the Senior Subordinated Notes.

     The Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after September 15, 2001, at redemption prices varying from 104.625% of principal amount to 100.00% of principal amount on or after September 15, 2004, in each case together with accrued and unpaid interest to the date of redemption.

     The Company entered into a new credit facility (the Credit Facility) on May 28, 1997, providing for borrowings up to $275,000. The Credit Facility matures May 28, 2002, and on May 28, 2001, borrowing availability reduces to $200,000. The interest rate applicable to borrowings under the Credit Facility is the agent's prime rate or a LIBOR based rate ranging from LIBOR plus 0.450% to 1.125%. Borrowings at June 30, 1997 were at an average rate of 6.48%. Letters of credit issued through the Credit Facility aggregating $1,332 are outstanding at June 30, 1997. The amount available for borrowing under the Credit Facility, assuming the refinancing of existing Canadian and European Bank and Other Loans of $47,521, is $56,147 at June 30, 1997.

     The 10 1/4% Senior Notes due May 15, 2001 (the Senior Notes) are unsecured obligations and are equal (pari passu) in the right of payment with all existing and future indebtedness of the Company which is not subordinated indebtedness. During the year ended June 30, 1996, the Company purchased and retired $57,807 of its Senior Notes.

     The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 15, 1998, at redemption prices varying from 103.875% of principal amount to 100.00% of principal amount on or after May 15, 2000, in each case together with accrued and unpaid interest to the date of redemption.

     On May 28, 1997, the Company assumed the debt of Merfin including Canadian Bank Loans and European Bank and Other Loans. The European Bank and Other Loans were valued at fair market value at the date of acquisition and retired on August 1, 1997 at no additional cost using borrowings under the Credit Facility. The first Canadian bank loan has outstanding principal of $15,570 and bears interest at the bank's prime lending rate plus 3/4% per year on the unfixed portion of the outstanding balance. Of this amount, $9,135 and $5,800 have been fixed through interest rate swaps at 8% and 6.22%, respectively. The second Canadian bank loan has outstanding principal of $7,286, with interest fixed at a rate of 8.3% through an interest rate swap. The third Canadian bank loan has outstanding principal of $1,696 with interest fixed at a rate of 6% through an interest rate swap. Included in Canadian Bank Loans is the fair market value of interest rate swap agreements aggregating $417.

     At June 30, 1997, the Company classified $24,969 under the Canadian Bank Loans, due within one year, as long-term debt. The Company has both the intent and the ability, through its existing Credit Facility, to refinance these amounts on a long-term basis.

     Aggregate maturities of long-term debt assuming the Canadian Bank Loans are refinanced under the Credit Facility are as follows: 1998 -- none; 1999 -- none; 2000 -- none; 2001 -- $25,657; 2002 -- $200,000; and $248,974 thereafter. Under the terms of substantially all long-term debt agreements, the Company is

                           BUCKEYE TECHNOLOGIES INC.

required to comply with certain covenants including minimum net worth, interest coverage ratios, and limitations on restricted payments and levels of indebtedness. At June 30, 1997, the amount available for the payment of dividends or the acquisition of treasury stock was approximately $17,000 under the most restrictive of these agreements.

     The Company has a revolving credit line of approximately $7,750 with a financial institution at a rate of interest of 4.8% at June 30, 1997. The outstanding balance under this revolving line of credit was $3,440 at June 30, 1997 and is classified as notes payable in the consolidated balance sheet. Letters of credit issued through the revolving line of credit of $1,647 are outstanding at June 30, 1997. The revolving line of credit expires April 30, 1998.

     Total interest paid by the Company for the years ended June 30, 1995, 1996, and 1997 was $21,755, $17,460 and $24,311, respectively.

7. STOCKHOLDERS' EQUITY

     Immediately prior to the Company's initial public offering of its Common Stock, the previously outstanding Class A Common and Class B Common of BCC and BFC were converted into shares of Common Stock of the Company. The aggregate number of shares of Common Stock issued to the holders of Class A Common and Class B Common, respectively, was determined based on the accreted liquidation preference of the Class A Common at the time of conversion and the total equity valuation of the Company. The Company also effected an approximate 9.2:1.0 stock split. Share and per share amounts presented have been restated to reflect the conversion and stock split, with an offsetting adjustment to additional paid-in capital.

     In November 1995, 16,445,000 shares of Common Stock were sold through an initial public offering of the Company's Common Stock. Of the 16,445,000 shares, 14,950,000 were shares sold by a selling stockholder and the remaining 1,495,000 shares were issued and sold by the Company. Net proceeds to the Company were $12,819, net of underwriting discounts and expenses associated with the offering. The proceeds were used to retire $12,213 (principal amount) of Senior Notes in January 1996, resulting in an extraordinary loss of $721, net of tax benefit.

     On July 2, 1996, BKI Investment Corporation, a newly formed, wholly-owned subsidiary of the Company, purchased 4,519,774 shares of Common Stock from MDCP for $11.06 per share (the Company Stock Repurchase) for an aggregate purchase price of $50,000. Additionally, on July 2, 1996, MDCP sold to certain individuals employed by the Company and their related trusts, in an exempt transaction under the Securities Act of 1933, as amended, an aggregate of 2,770,538 shares of Common Stock for $11.06 per share (the Individuals' Stock Purchase). The purchase price for the Company Stock Repurchase and the Individuals' Stock Purchase reflected the prevailing market price when the parties decided to pursue definitive agreements and sought board approval.

     Concurrently with the completion of the Company Stock Repurchase and the Individuals' Stock Purchase, MDCP sold 5,775,870 shares of Common Stock in a public offering and the Company issued and sold $100,000 principal amount of Senior Subordinated Notes, the net proceeds of which were used to fund the Company Stock Repurchase and, together with borrowings under the Company's credit facility, to acquire the stock of Alpha.

     In addition to the Company Stock Repurchase, the Company acquired as treasury stock 1,179,000 common shares under a 2,000,000 share buy-back program authorized in August 1996. These treasury shares are being reserved for issuance under existing stock option programs and for other purposes.

     The Company's stock option plans provide for the granting of either incentive or nonqualified stock options to employees and non-employee directors. Options are subject to terms and conditions determined by

                           BUCKEYE TECHNOLOGIES INC.

the Compensation Committee of the Board of Directors, and generally are exercisable in increments of 20% per year beginning one year from date of grant and expire ten years from date of grant.

OPTION PLAN ACTIVITY

                                                               AVERAGE    AVERAGE
                                                              EXERCISE    EXERCISE
                                                               OPTIONS     PRICE
                                                              ---------   --------
Outstanding at June 30, 1996................................  2,140,000    $8.78
Granted.....................................................    150,000     9.46
Exercised...................................................     (5,200)    9.25
                                                              ---------    -----
Outstanding at June 30, 1997................................  2,284,800    $8.83
                                                              =========    =====
Exercisable at June 30, 1997................................    524,034    $9.15
                                                              =========    =====

     There were 2,760,000 and 2,610,000 shares reserved for grants of options at June 30, 1996 and 1997, respectively. The following summary provides information about stock options outstanding and exercisable at June 30, 1997:

                                                OUTSTANDING                        EXERCISABLE
                                 -----------------------------------------   ------------------------
                                                                AVERAGE
                                                AVERAGE        REMAINING                  AVERAGE
EXERCISE PRICE                    OPTIONS    EXERCISE PRICE   LIFE (YEARS)   OPTIONS   EXERCISE PRICE
--------------                   ---------   --------------   ------------   -------   --------------
$7-$11.........................  2,044,800       $ 8.37           8.5        446,034       $ 8.53
$12-$14........................    240,000        12.72           9.0         78,000        12.66
                                 ---------       ------           ---        -------       ------
          Total................  2,284,800       $ 8.83           8.6        524,034       $ 9.15
                                 =========       ======           ===        =======       ======

     In connection with the grant of certain stock options to employees in 1996 and 1997, the Company recorded deferred stock compensation of $2,478 and $609, respectively, for the difference between the fair value at the date of grant and the option price. Such amount is presented as a reduction of stockholders equity and is amortized over the vesting period of the related stock options.

     The Company has estimated the fair value of each option grant using the Black-Scholes option pricing model. The fair value was estimated with the following weighted average assumptions: expected life of the stock options of eight years; volatility of the expected market price of common stock of .27; a risk-free interest rate of 6%; and no dividends. Option pricing models, such as the Black-Scholes model, require the input of highly subjective assumptions including the expected stock price volatility which are subject to change from time to time. Pro forma amounts for 1997 reflect total compensation expense from the awards made in 1996 and 1997. Since compensation expense from stock options is recognized over the future years' vesting period, and additional awards generally are made each year, pro forma amounts for 1997 may not be representative of future years' amounts. During 1997, 100,000 options were granted with an exercise and market price of $7.60 and $13.69, respectively, and an estimated grant-date fair value of $9.15. Additionally, 50,000 options were granted in 1997, with an exercise and market price of $13.19, and an estimated grant-date fair value of $6.18.

                           BUCKEYE TECHNOLOGIES INC.

     The following pro forma information has been prepared as if the Company had accounted for its employee stock options using the fair value based method of accounting established by SFAS No. 123:

                                                              YEAR ENDED JUNE 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Net income:
  As reported...............................................  $43,061    $53,274
  Pro forma.................................................   42,373     51,866
Earnings per share:
  As reported...............................................  $  1.02    $  1.40
  Pro forma.................................................     1.00       1.36
Earnings per share -- assuming dilution:
  As reported...............................................  $  1.01    $  1.38
  Pro forma.................................................     0.99       1.34

8. INCOME TAXES

PROVISION FOR INCOME TAXES

                                                                   YEAR ENDED JUNE 30,
                                                              -----------------------------
                                                               1995       1996       1997
                                                              -------    -------    -------
Current:
  Federal...................................................  $ 7,256    $15,701    $17,472
  State and other...........................................    1,035      1,034        738
                                                              -------    -------    -------
                                                                8,291     16,735     18,210
Deferred:
  Federal...................................................    3,652      8,414      8,242
  State.....................................................      527        383        527
                                                              -------    -------    -------
                                                                4,179      8,797      8,769
                                                              -------    -------    -------
                                                              $12,470    $25,532    $26,979
                                                              =======    =======    =======

     The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 35% to income before income taxes and extraordinary loss due to the following:

RATE ANALYSIS

                                                                YEAR ENDED JUNE 30,
                                                            ---------------------------
                                                             1995      1996      1997
                                                            -------   -------   -------
Expected tax expense......................................  $11,964   $25,390   $28,089
State taxes...............................................      693       857       850
Foreign sales corporation.................................       --    (2,112)   (3,030)
Nondeductible items.......................................       --       681     1,104
Other.....................................................     (187)      716       (34)
                                                            -------   -------   -------
                                                            $12,470   $25,532   $26,979
                                                            =======   =======   =======

                           BUCKEYE TECHNOLOGIES INC.

     Significant components of the Company's deferred tax assets (liabilities) are as follows:

DEFERRED TAX ASSETS (LIABILITIES)

                                                                   JUNE 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Deferred tax liabilities:
  Depreciation..............................................  $(24,807)  $(39,339)
  Other.....................................................    (2,210)    (4,167)
                                                              --------   --------
                                                               (27,017)   (43,506)
Deferred tax assets:
  Postretirement benefits...................................     4,786      5,113
  Inventory costs...........................................       843      1,102
  Alternative minimum tax credit............................     1,902         --
  Net operating losses......................................     1,598      3,942
  Nondeductible reserves....................................     5,196      3,720
  Other.....................................................       941      3,262
                                                              --------   --------
                                                                15,266     17,139
                                                              --------   --------
                                                              $(11,751)  $(26,367)
                                                              ========   ========

     The Company paid income taxes of $6,884, $16,832, and $16,965 during the years ended June 30, 1995, 1996 and 1997, respectively.

     The Company has a foreign net operating loss carryforward of approximately $7,884 which has no expiration date.

     The Company's extraordinary loss of $3,949 for the year ended June 30, 1996 is net of an income tax benefit of $2,383.

9. EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution retirement plan covering U.S. employees. The Company contributes 1% of the employee's gross compensation plus 1/2% for each year of service up to a maximum of 11% of the employee's gross compensation. The plan also provides for additional contributions by the Company contingent upon the Company's results of operations. Contribution expense for the retirement plan for the years ended June 30, 1995, 1996, and 1997 was $7,125, $7,424, and $7,528, respectively.

     Also, the Company provides medical, dental, and life insurance postretirement plans covering U.S. employees who meet specified age and service requirements. Certain employees who met specified age and service requirements on March 15, 1993 are covered by the Procter & Gamble plans and are not covered by these plans. The Company's current policy is to fund the cost of these benefits as payments to participants are required. Expense for postretirement benefits for the years ended June 30, 1995, 1996, and 1997 was $376, $536, and $721, respectively.

                           BUCKEYE TECHNOLOGIES INC.

ACCRUED POSTRETIREMENT BENEFITS

                                                                  JUNE 30,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
Accumulated postretirement benefits:
  Eligible active plan participants.........................  $   146   $   108
  Retirees..................................................       84       154
  Other active plan participants............................    8,022     9,226
                                                              -------   -------
                                                                8,252     9,488
Unrecognized gain from plan amendments......................    5,906     5,256
Unrecognized net loss.......................................   (1,222)   (1,066)
Other.......................................................      551       530
                                                              -------   -------
                                                              $13,487   $14,208
                                                              =======   =======

     The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e. health care cost trend rate) for the medical plans is 9.0% for 1998 and is assumed to decrease gradually to 5.75% in 2005 and remain level thereafter. Due to the benefit cost limitations in the plan, the health care cost trend rate assumption does not have a significant effect on the amounts reported.

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% and 7.75% at June 30, 1996 and 1997, respectively.

10. SIGNIFICANT CUSTOMER

     The Company has entered into an agreement whereby Procter & Gamble will purchase a specified tonnage of fluff pulp from the Company each year. The agreement expires on December 31, 2002. Shipments of fluff pulp under the agreement are made to Procter & Gamble affiliates worldwide, as directed by Procter & Gamble. Net sales to Procter & Gamble for the years ended June 30, 1995, 1996, and 1997 were $157,901, $171,819, and $189,461, respectively.

11. GEOGRAPHIC REPORTING

GEOGRAPHIC SEGMENTS

     The Company has manufacturing operations in the United States, Canada, Germany, and Ireland. Net sales and identifiable assets by geographic area are as follows:

                                                              YEAR ENDED JUNE 30,
                                                         ------------------------------
                                                           1995       1996       1997
                                                         --------   --------   --------
Net sales:
  United States........................................  $408,587   $460,321   $501,124
  Other................................................        --     10,658     57,809
Identifiable assets:
  United States........................................  $379,056   $413,022   $498,690
  Other................................................        --     39,777    238,774

     Operating data of foreign subsidiaries was not material during the relatively short period since acquisition. Other identifiable assets for the year ended June 30, 1997, includes $139,908 pertaining to operations in Canada.

                           BUCKEYE TECHNOLOGIES INC.

  EXPORT SALES

     Gross export sales by U.S. operations as a percent of consolidated total gross sales are as follows:

                                                                  YEAR ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                              1995   1996   1997
                                                              ----   ----   ----
Europe......................................................   30%    32%    32%
Asia........................................................   26     23     18
Other.......................................................   14     14     10
                                                               --     --     --
                                                               70%    69%    60%
                                                               ==     ==     ==

12. RESEARCH AND DEVELOPMENT EXPENSES

     Research and development costs of $4,656, $5,365, and $8,423 were charged to expense as incurred for the years ended June 30, 1995, 1996, and 1997, respectively.

13. PURCHASE COMMITMENTS

     At June 30, 1997, under four separate agreements expiring at various dates through December 31, 2002, the Company is required to purchase certain timber from specified tracts of land that is available for harvest. At the option of the Company, certain of these timber purchase commitments may be extended through December 31, 2010. The contract price under the terms of these agreements is either at the then current market price or at fixed prices as stated in the contract. The fixed and determinable purchase obligations related to these contracts, based on contract prices as of June 30, 1997, are as follows:

TIMBER PURCHASE COMMITMENTS

                                                              AMOUNTS
                                                              -------
1998........................................................  $19,150
1999........................................................   18,633
2000........................................................   16,479
2001........................................................   14,620
2002........................................................   11,906
Thereafter..................................................    5,531
                                                              -------
                                                              $86,319
                                                              =======

     Purchases under these agreements for the years ended June 30, 1995, 1996, and 1997 were $21,819, $25,443, and $23,441, respectively.

14. CONTINGENCIES

     The Company is subject to various environmental laws and regulations. The Company has reached an agreement (the Fenholloway Agreement) with the Florida Department of Environmental Regulation based upon the results of an environmental study of the Company's operations. In order to comply with the Fenholloway Agreement, the Company expects future capital expenditures of approximately $40,000 through 2000 to modify its facilities. In addition to the cost of compliance with the Fenholloway Agreement, the cost of future compliance with other environmental regulations will depend on environmental regulations which are subject to change and the subsequent definition of the necessary technology to meet the changing regulations. Therefore, it is difficult to determine the total amount of expenditures that may be required in the future.

                           BUCKEYE TECHNOLOGIES INC.

     The Foley Plant is on the EPA CERCLIS list of potential hazardous substance release sites prepared pursuant to CERCLA. The EPA conducted a site investigation in early 1995. Although the Company considers it unlikely that the Foley Plant will be listed on the CERCLA National Priorities List and hence require remedial action, the possibility of such listing cannot be ruled out. If the site were to be placed on the National Priorities List, the costs associated with conducting a CERCLA remedial action could be material.

     The Company is involved in certain legal actions and claims arising in the ordinary course of business. It is the opinion of management that such litigation and claims will be resolved without material adverse effect on the Company's financial position or results of operation.

15. FAIR VALUES OF FINANCIAL INSTRUMENTS

     For certain of the Company's financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable, other accrued liabilities and notes payable, the carrying amounts approximate fair value due to their short maturities. The fair value of the Company's long-term debt is based on an average of the bid and offer prices at year-end. The carrying value and fair value of long-term debt at June 30, 1996 were $217,873 and $209,924, respectively, and at June 30, 1997 were $474,631 and
$476,995, respectively.

16. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                         FIRST      SECOND     THIRD      FOURTH
                                                        QUARTER    QUARTER    QUARTER    QUARTER
                                                        --------   --------   --------   --------
YEAR ENDED JUNE 30, 1996
Net sales.............................................  $108,566   $117,013   $113,246   $132,154
Gross margin..........................................    33,495     33,801     34,380     33,926
Operating income......................................    27,303     27,872     28,004     25,388
Income before extraordinary loss......................     7,737      9,902     15,513     13,858
Net income............................................     7,737      6,674     14,792     13,858
Earnings per share -- basic:
  Income before extraordinary loss....................  $   0.19   $   0.24   $   0.36   $   0.32
  Extraordinary loss..................................        --      (0.08)     (0.01)        --
                                                        --------   --------   --------   --------
  Net income..........................................  $   0.19   $   0.16   $   0.35   $   0.32
                                                        ========   ========   ========   ========
Earnings per share -- assuming dilution:
Income before extraordinary loss......................  $   0.19   $   0.23   $   0.36   $   0.32
Extraordinary loss....................................        --      (0.07)     (0.02)        --
                                                        --------   --------   --------   --------
Net income............................................  $   0.19   $   0.16   $   0.34   $   0.32
                                                        ========   ========   ========   ========
YEAR ENDED JUNE 30, 1997
Net sales.............................................  $126,514   $142,992   $139,499   $149,928
Gross margin..........................................    32,318     35,914     36,414     42,536
Operating income......................................    24,543     26,828     27,083     30,938
Net income............................................    11,942     12,757     13,963     14,612
Earnings per share:
Basic.................................................  $   0.31   $   0.33   $   0.37   $   0.39
Assuming dilution.....................................  $   0.31   $   0.33   $   0.36   $   0.38

                           BUCKEYE TECHNOLOGIES INC.

17. SUBSEQUENT EVENTS

     During the second quarter of the 1998 fiscal year, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share. SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share
(EPS). On January 21, 1998, the Board of Directors of the Company declared a two-for-one stock split for stockholders of record as of February 10, 1998. The stock split was paid on February 17, 1998 in the form of a stock dividend of one share of common stock for each issued share of common stock. All share data and related amounts have been restated to reflect the stock split. All prior period EPS data has been restated to conform with the provisions of SFAS No. 128. The following is a reconciliation of the numerators and denominators used to calculate net income per share in the consolidated statements of income:

                                                                 1996          1997
                                                              -----------   -----------
NUMERATOR:
Net income for basic and diluted earnings per share:
Income before extraordinary loss............................  $    47,010   $    53,274
Extraordinary loss, net of tax benefit......................       (3,949)           --
                                                              -----------   -----------
Net income..................................................  $    43,061   $    53,274
                                                              ===========   ===========
DENOMINATOR:
Weighted average shares outstanding -- used for basic
  earnings per share........................................   42,223,586    38,127,212
Effect of dilutive options..................................      382,561       593,560
                                                              -----------   -----------
Denominator for diluted earnings per share..................   42,611,147    38,720,772
                                                              ===========   ===========
Earnings per share:
  Income before extraordinary loss..........................  $      1.11   $      1.40
  Extraordinary loss, net of tax benefit....................         (.09)           --
                                                              -----------   -----------
  Net income per share......................................  $      1.02   $      1.40
                                                              ===========   ===========
Earnings per share -- assuming dilution:
  Income before extraordinary loss..........................  $      1.10   $      1.38
  Extraordinary loss, net of tax benefit....................         (.09)           --
                                                              -----------   -----------
     Net income per share...................................  $      1.01   $      1.38
                                                              ===========   ===========

                           BUCKEYE TECHNOLOGIES INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               NINE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
Net sales...................................................  $409,005   $469,397
Cost of goods sold..........................................   304,359    344,303
                                                              --------   --------
Gross margin................................................   104,646    125,094
Selling, research and administrative expenses...............    26,192     33,842
                                                              --------   --------
Operating income............................................    78,454     91,252
Net interest expense and amortization of debt costs.........    19,566     27,513
Other.......................................................       700      1,460
                                                              --------   --------
Income before income taxes..................................    58,188     62,279
Income taxes................................................    19,526     21,576
                                                              --------   --------
Net income..................................................  $ 38,662   $ 40,703
                                                              ========   ========
Net income per share........................................  $   1.01   $   1.09
                                                              ========   ========
Net income per share -- assuming dilution...................  $   0.99   $   1.06
                                                              ========   ========

                            See accompanying notes.

                           BUCKEYE TECHNOLOGIES INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              JUNE 30,   MARCH 31,
                                                                1997       1998
                                                              --------   ---------
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $  5,164   $      --
  Short-term investments....................................     2,900       2,900
  Accounts receivable -- net................................    79,703      87,259
  Inventories...............................................   107,390      99,576
  Deferred income taxes and other...........................     5,966       6,558
                                                              --------   ---------
          Total current assets..............................   201,123     196,293
Property, plant and equipment...............................   469,629     497,319
Less allowances for depreciation............................   (86,952)   (113,710)
                                                              --------   ---------
                                                               382,677     383,609
Goodwill....................................................   140,845     134,701
Deferred debt costs and other...............................    12,819       9,957
                                                              --------   ---------
          Total assets......................................  $737,464   $ 724,560
                                                              ========   =========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 29,761   $  21,264
  Accrued expenses..........................................    49,830      46,288
  Notes payable.............................................     3,440       2,437
                                                              --------   ---------
          Total current liabilities.........................    83,031      69,989
Noncurrent liabilities:
  Long-term debt............................................   474,631     462,753
  Accrued postretirement benefit obligation.................    14,208      14,912
  Deferred income taxes.....................................    29,846      30,459
  Other liabilities.........................................     7,558       2,177
  Stockholders' equity......................................   128,190     144,270
                                                              --------   ---------
          Total liabilities and stockholders' equity........  $737,464   $ 724,560
                                                              ========   =========

                            See accompanying notes.

                           BUCKEYE TECHNOLOGIES INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                              NINE MONTHS ENDED
                                                                  MARCH 31,
                                                              -----------------
                                                               1997      1998
                                                              -------   -------
OPERATING ACTIVITIES
Net income..................................................  $38,662   $40,703
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................   22,358    27,953
  Amortization and other....................................    7,035     7,448
  Deferred income taxes.....................................    6,649     1,224
  Changes in operating assets and liabilities:
     Accounts receivable....................................    2,282    (6,341)
     Inventories............................................    9,180     6,974
     Other assets...........................................    1,632    (1,038)
     Accounts payable and other current liabilities.........  (14,115)  (14,041)
                                                              -------   -------
  Net cash provided by operating activities.................   73,683    62,882
INVESTING ACTIVITIES
Acquisition of businesses...................................  (60,196)   (3,869)
Net purchases of property, plant and equipment..............  (29,381)  (39,008)
Other.......................................................     (385)      346
                                                              -------   -------
Net cash used in investing activities.......................  (89,962)  (42,531)
FINANCING ACTIVITIES
Purchase of treasury shares.................................  (62,398)  (16,392)
Proceeds from sale of equity interests......................       33     1,690
Net (repayments) borrowings under revolving line of
  credit....................................................  (13,769)   22,961
Proceeds from long term debt................................   99,449        --
Principal payments on long term debt and other..............       --   (33,613)
Payments for debt issuance costs............................   (3,777)       --
                                                              -------   -------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.........   19,538   (25,354)
EFFECT OF FOREIGN CURRENCY RATE FLUCTUATIONS ON CASH........      (71)     (161)
                                                              -------   -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............    3,188    (5,164)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............       --     5,164
                                                              -------   -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $ 3,188   $    --
                                                              =======   =======

                            See accompanying notes.

                           BUCKEYE TECHNOLOGIES INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements of Buckeye Technologies Inc. (formerly Buckeye Cellulose Corporation) and its subsidiaries (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended June 30, 1998. All significant intercompany accounts and transactions have been eliminated in consolidation and combination. For further information and a listing of the Company's significant accounting policies, refer to the financial statements and notes thereto included in the Company's annual report on Form 10-K and included elsewhere herein for the year ended June 30, 1997.

NOTE B -- BUSINESS COMBINATION

     On September 1, 1996, the Company acquired all of the issued and outstanding stock of Alpha Cellulose Holdings, Inc. (Alpha). On May 28, 1997, the Company's wholly owned subsidiary, Buckeye Acquisition Inc. (BAI), acquired 97.5% of the common shares of Merfin International Inc. (Merfin). On July 30, 1997, BAI acquired the remaining outstanding common shares of Merfin. These transactions were as discussed and disclosed in the annual report. The consolidated operating results of Alpha and Merfin have been included in the consolidated statements of income from the respective date of acquisition.

     The following unaudited pro forma results of operations assume that the acquisitions of Alpha and Merfin occurred as of the beginning of the periods presented.

                                                                NINE MONTHS ENDED
                                                                    MARCH 31,
                                                              ----------------------
                                                              PRO FORMA     ACTUAL
                                                                 1997        1998
                                                              ----------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
Net sales...................................................   $460,617    $469,397
Net income..................................................     32,596      40,703
Net income per share........................................       0.85        1.09
Net income per share -- assuming dilution...................       0.84        1.06

     Pro forma results of operations for the nine months ended March 31, 1997 include certain non-recurring charges incurred by Alpha prior to its acquisition by the Company. These charges include acquisition related costs and the excess of raw materials cost over replacement value and in the aggregate reduced pro forma net income by $1.8 million or $0.05 per share -- assuming dilution.

     The pro forma financial information is presented for information purposes only and is not necessarily indicative of the operating results that would have occurred had the business combinations been consummated as of the above dates, nor is it necessarily indicative of future operating results.

                           BUCKEYE TECHNOLOGIES INC.

                                  (UNAUDITED)

NOTE C -- INVENTORIES

     The components of inventory consist of the following:

                                                              JUNE 30,   MARCH 31,
                                                                1997       1998
                                                              --------   ---------
                                                                 (IN THOUSANDS)
Raw materials...............................................  $ 25,409    $23,838
Finished goods..............................................    63,932     56,985
Storeroom and other supplies................................    18,049     18,753
                                                              --------    -------
                                                              $107,390    $99,576
                                                              ========    =======

NOTE D -- EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share". SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share (EPS) and became effective for both interim and annual periods ending after December 15, 1997. On January 21, 1998, the Board of Directors of the Company declared a two-for-one stock split for stockholders of record as of February 10, 1998. The stock split was paid on February 17, 1998 in the form of a stock dividend of one share of common stock for each issued share of common stock. All share data and related amounts have been restated to reflect the stock split. All prior period EPS data has been restated to conform with the provisions of SFAS No. 128. The following is a reconciliation of the numerators and denominators used to calculate net income per share in the condensed consolidated statements of income:

                                                                  NINE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                 1997          1998
                                                              -----------   -----------
NUMERATOR:
Net income for basic and dilutive earnings per share (in
  thousands)................................................  $    38,662   $    40,703
DENOMINATOR:
Weighted average shares outstanding -- used for basic
  earnings per share........................................   38,333,344    37,212,345
Effect of dilutive options..................................      532,607     1,094,943
                                                              -----------   -----------
Denominator for diluted earnings per share..................   38,865,951    38,307,288
                                                              ===========   ===========
Net income per share........................................  $      1.01   $      1.09
                                                              ===========   ===========
Net income per share -- assuming dilution...................  $      0.99   $      1.06
                                                              ===========   ===========

NOTE E -- FOREIGN CURRENCY TRANSLATION

     The Company's net investment in foreign operations is subject to foreign currency translation gains and losses, which are included as a separate component of stockholders' equity. The decline since June 30, 1997 in the value of the Canadian dollar, the Irish punt and the Deutsche mark as compared to the U.S. dollar has resulted in an equity translation loss of $10.8 million for the nine months ended March 31, 1998.

NOTE F -- RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income". This statement establishes requirements for disclosure of comprehensive income and will become effective for the Company's 1999 fiscal year, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally includes changes in stockholders'

                           BUCKEYE TECHNOLOGIES INC.

                                  (UNAUDITED)

equity such as foreign currency translation gains and losses. The Company is evaluating alternative formats for presenting this information.

     In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS
131). This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS 131 will become effective for the Company's 1999 fiscal year and requires that comparative information from earlier years be restated to conform to the requirements of this standard. The Company is evaluating the requirements of SFAS 131 and the effects, if any, on the Company's current reporting and disclosures.

     In February 1998, the Financial Accounting Standards Board issued Statement No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits". This statement revises employers' disclosures about pension and other postretirement benefit plans and will become effective for the Company's 1999 fiscal year, with reclassification of earlier periods for comparative purposes. It standardizes disclosure requirements and requires additional information on changes in the benefit obligations and fair value of plan assets. The Company is evaluating the requirements and the effects on the Company's current disclosures.

NOTE G -- ENVIRONMENTAL MATTERS

     The Company previously reached an agreement (the Fenholloway Agreement) with the Florida Department of Environmental Protection, to make approximately $40 million in capital expenditures to modify its facilities to meet the proposed reclassification of the Fenholloway River from an industrial stream to a fishable/swimmable stream. In 1998, the U.S. Environmental Protection Agency
(EPA), in its review of the Company's proposed National Pollutant Discharge Elimination System (NPDES) permit, has requested additional environmental studies and further discussions with the various regulatory agencies to identify possible alternatives to the Fenholloway Agreement which would comply with Class III water quality requirements. The ultimate cost and timing of expenditures for compliance with these water quality requirements may vary from previous estimates.

NOTE H -- QUARTERLY RESULTS OF OPERATIONS

                                                               FIRST       SECOND        THIRD
                                                              QUARTER      QUARTER      QUARTER
                                                             ---------    ---------    ---------
                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
YEAR ENDED JUNE 30, 1998
Net sales..................................................  $153,313     $153,610     $162,474
Gross margin...............................................    42,141       40,356       42,597
Operating income...........................................    30,769       30,220       30,263
Net income.................................................    13,161       13,338       14,204
Earnings per share:
Basic......................................................  $   0.35     $   0.36     $   0.38
Diluted....................................................  $   0.34     $   0.35     $   0.37

NOTE I -- SUBSEQUENT EVENTS

     On April 7, 1998, the stockholders of the Company approved an increase in the Company's authorized shares of common and preferred stock to 100 million shares and 10 million shares, respectively.

     On April 30, 1998, the Company delivered to Bankers Trust Company (the Trustee) notice of its intent to redeem on June 30, 1998 the remaining $6.9 million principal amount of its outstanding 10 1/4% Senior Notes at a price of 103.875%.

March 10, 1997

                                AUDITORS' REPORT

To the Directors of
Merfin International Inc.

     We have audited the consolidated balance sheets of Merfin International Inc. as at December 31, 1995 and 1996 and the consolidated statements of income and retained earnings and changes in financial position for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995 and 1996 and the results of its operations and the changes in its financial position for each of the years in the three-year period ended December 31, 1996 in accordance with generally accepted accounting principles in Canada. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.

/s/ Price Waterhouse
Chartered Accountants

Vancouver, B.C., Canada

                           MERFIN INTERNATIONAL INC.

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1994        1995        1996
                                                              ---------   ---------   ---------
                                                                  (IN THOUSANDS OF CANADIAN
                                                              DOLLARS EXCEPT PER SHARE AMOUNTS)
Net sales...................................................   $46,902     $68,909     $79,686
  Cost of goods sold........................................    32,924      47,584      56,338
                                                               -------     -------     -------
Gross profit................................................    13,978      21,325      23,348
Expenses
  Research and product development..........................       887       1,417       1,943
  Selling and marketing.....................................     1,934       1,788       2,029
  Administrative and corporate..............................     3,533       5,316       7,206
  Interest..................................................        --       1,512       1,885
  Amortization..............................................     1,674       2,286       3,679
                                                               -------     -------     -------
                                                                 8,028      12,319      16,742
                                                               -------     -------     -------
Income before discontinued project and income taxes.........     5,950       9,006       6,606
Discontinued project (Note 10)..............................        --         945          --
                                                               -------     -------     -------
Income before income taxes..................................     5,950       8,061       6,606
Income taxes (Note 9).......................................     1,629       3,422       2,393
                                                               -------     -------     -------
Net income for the year.....................................     4,321       4,639       4,213
Retained earnings (deficit), beginning of year..............    (1,610)      2,711       7,350
Equity distribution on convertible loan.....................        --          --          88
                                                               -------     -------     -------
Retained earnings, end of year..............................   $ 2,711     $ 7,350     $11,475
Basic and fully diluted net income per share (Note 13)......   $  0.18     $  0.19     $  0.17

                           MERFIN INTERNATIONAL INC.
            (INCORPORATED UNDER THE COMPANY ACT OF BRITISH COLUMBIA)

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  1995           1996
                                                              ------------   ------------
                                                               (IN THOUSANDS OF CANADIAN
                                                                       DOLLARS)
                                         ASSETS
Current
  Cash and cash equivalents.................................  $     11,883   $      6,774
  Accounts receivable (Note 2)..............................        16,152         11,401
  Inventories (Note 3)......................................        11,864         10,273
  Prepaid expenses and deposits.............................           529            497
                                                              ------------   ------------
                                                                    40,428         28,945
  Capital assets (Note 4)...................................        80,593        116,478
  Product development costs (Note 5)........................         2,600          2,429
                                                              ------------   ------------
                                                              $    123,621   $    147,852
                                                              ============   ============
                                       LIABILITIES
Current liabilities
  Bank indebtedness (Note 6)................................  $      3,428   $         --
  Accounts payable and accrued liabilities..................         5,928         10,851
  Current portion of long-term debt (Note 7)................         4,265          5,584
                                                              ------------   ------------
                                                                    13,621         16,435
Long-term debt (Note 7).....................................        37,158         58,664
Deferred credits (Note 8)...................................            --            605
Deferred income taxes (Note 9)..............................         4,761          6,576
Minority interest (Note 10).................................         9,244            164
                                                              ------------   ------------
                                                                    64,784         82,444
SHAREHOLDERS' EQUITY
Share capital (Note 11).....................................        51,487         53,933
Retained earnings...........................................         7,350         11,475
                                                              ------------   ------------
                                                                    58,837         65,408
                                                              ------------   ------------
                                                              $    123,621   $    147,852
                                                              ============   ============
Commitments and contingencies (Note 12)

                           MERFIN INTERNATIONAL INC.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1994        1995        1996
                                                              ---------   ---------   ---------
                                                                  (IN THOUSANDS OF CANADIAN
                                                                          DOLLARS)
Cash provided by (used in)
OPERATING ACTIVITIES
  Net income for the year...................................  $  4,321    $  4,639    $  4,213
  Items not affecting cash
     Amortization of capital assets.........................     1,674       2,286       3,679
     Amortization of dispensers (included in cost of goods
       sold)................................................       296         579         422
     Amortization of product development costs..............       173         173         171
     Amortization of deferred credits.......................        --          --        (165)
     Deferred income taxes..................................     1,529       3,232       1,815
                                                              --------    --------    --------
                                                                 7,993      10,909      10,135
  Changes in non-cash working capital
     Accounts receivable....................................    (2,721)     (8,071)      4,751
     Inventories............................................      (929)     (7,917)      1,591
     Prepaid expenses and deposits..........................       157        (198)         32
     Accounts payable and accrued liabilities...............     2,820         849       4,923
                                                              --------    --------    --------
                                                                  (673)    (15,337)     11,297
                                                              --------    --------    --------
                                                                 7,320      (4,428)     21,432
FINANCING ACTIVITIES
  Proceeds of long-term debt................................    13,866      22,661      29,361
  Repayment of long-term debt...............................        --          --      (6,536)
  Net proceeds on issuance of share capital.................       981       7,915       2,446
  Deferred credits..........................................        --          --         770
                                                              --------    --------    --------
                                                                14,847      30,576      26,041
INVESTING ACTIVITIES
  Purchase of capital assets................................   (30,826)    (29,761)    (39,986)
  Deposit on capital assets.................................     5,061          --          --
                                                              --------    --------    --------
                                                               (25,765)    (29,761)    (39,986)
OTHER ACTIVITIES
  Minority interest.........................................        --       9,244      (9,080)
  Equity distribution on convertible loan...................        --          --         (88)
                                                              --------    --------    --------
                                                                    --       9,244      (9,168)
                                                              --------    --------    --------
                                                               (10,918)     10,059     (23,113)
                                                              --------    --------    --------
Increase (decrease) in cash.................................    (3,598)      5,631      (1,681)
Cash, beginning of year.....................................     6,422       2,824       8,455
                                                              --------    --------    --------
Cash, end of year...........................................  $  2,824    $  8,455    $  6,774
                                                              ========    ========    ========
Cash represented by
  Cash and cash equivalents.................................  $  2,824    $ 11,883    $  6,774
  Bank indebtedness.........................................        --      (3,428)         --
                                                              --------    --------    --------
                                                              $  2,824    $  8,455    $  6,774
                                                              ========    ========    ========

                           MERFIN INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
          (IN THOUSANDS OF CANADIAN DOLLARS EXCEPT PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     The principal business of Merfin International Inc. (the "Company") is the development and production of air-laid fabrics for use in hygiene, medical, table top and industrial products with the majority of sales in North America, Europe and Asia. A subsidiary also converts commercial and industrial wipes and bathroom tissues under the Company's trademarks for sale primarily in North America. During the year the Company changed its name to Merfin International Inc. from Merfin Hygienic Products Ltd.

BASIS OF PRESENTATION

     The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Canada. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     The consolidated financial statements include the accounts of the Company and its subsidiaries as follows:

                                                             (PERCENTAGE OWNERSHIP)
                                                           --------------------------
                                                            1994      1995      1996
                                                           ------    ------    ------
Merfin Converted Products Ltd............................  100.00%   100.00%   100.00%
Merfin Systems Inc.......................................  100.00    100.00    100.00
Merfin Europe a.s........................................      --     55.56     55.56
Merfin Europe Limited....................................      --    100.00    100.00
Merfin Trading Limited...................................      --        --    100.00

INVENTORIES

     Inventories of raw materials and supplies are valued at the lower of cost and net replacement value. Costs of raw materials are determined at average cost. Finished products are valued at the lower of cost, which includes the cost of raw materials, direct labour and manufacturing overhead expenses, or net realizable value.

PRODUCT DEVELOPMENT COSTS

     Product development costs, including direct costs and related overhead costs, are capitalized during the development phase and are amortized on a straight-line basis over 20 years, the estimated life of the product.

CAPITAL ASSETS AND AMORTIZATION

     Capital assets are recorded at cost. Interest incurred during construction of an air-laid plant and production line is capitalized to the asset. Amortization of capital assets is provided on a basis and at rates considered adequate to amortize the cost of the assets over their estimated useful lives as follows:

Air-laid plant and production line............  Units of production
Machinery, equipment, furniture and
  fixtures....................................  20% declining balance
Leasehold improvements........................  Straight-line over lease term
Dispensers....................................  3 years straight-line
Moulds........................................  10 years straight-line

                           MERFIN INTERNATIONAL INC.

     Construction in progress is stated at cost and includes tangible costs together with related finance and overhead costs. Amortization is not provided until the assets are brought into use.

     During the year ended December 31, 1995, the Company changed its policy of amortizing "Air-laid plant and production line" from 20 years straight-line to units of production.

RESEARCH AND DEVELOPMENT COSTS

     The Company's policy is to expense research costs as they are incurred. The development costs are also expensed if the costs do not meet generally accepted criteria for capitalization and amortization.

FOREIGN EXCHANGE

     The Company follows the temporal method of foreign currency translation. Under this method, monetary assets and liabilities are translated at the rate of exchange in effect at the end of the year. Non-monetary assets and liabilities are translated at historical rates. Revenue and expense items are translated at the rate of exchange in effect on the dates they occur. Exchange gains or losses are reflected in net income of the year, except for unrealized foreign currency gains or losses on long-term monetary assets and liabilities, which are deferred and amortized in income over the remaining lives of the related items.

DEFERRED CREDITS

     Deferred credits arising from the foreign currency translation of long-term monetary liabilities are amortized over the lives of the related debt.

INCOME TAXES

     Deferred income taxes are provided for all significant timing differences between the recognition of income and expenses for financial statement and tax purposes.

DERIVATIVE FINANCIAL INSTRUMENTS

     Derivative financial instruments are utilized by the Company to reduce interest rate and foreign exchange risks. The Company does not hold or issue derivative financial instruments for trading purposes.

INTEREST RATE SWAP CONTRACTS

     The differentials to be received or paid under interest rate contracts are recognized in income over the life of the contracts as adjustments to interest expense. Gains and losses on terminations of a contract are deferred and amortized to income over the remaining life of the contract or the related debt, whichever is earlier.

2. ACCOUNTS RECEIVABLE

                                                               1995      1996
                                                              -------   -------
Trade accounts receivable...................................  $11,282   $11,074
Other accounts receivable...................................    4,898       680
Allowance for doubtful accounts.............................      (28)     (353)
                                                              -------   -------
                                                              $16,152   $11,401
                                                              =======   =======

                           MERFIN INTERNATIONAL INC.

3. INVENTORIES

                                                               1995      1996
                                                              -------   -------
Raw materials and supplies..................................  $ 9,831   $ 7,606
Finished products...........................................    2,033     2,667
                                                              -------   -------
                                                              $11,864   $10,273
                                                              =======   =======

4. CAPITAL ASSETS

                                                                        ACCUMULATED
                                                               COST     AMORTIZATION     NET
                                                              -------   ------------   -------
DECEMBER 31, 1995
Air-laid plant and production line..........................  $67,002      $5,342      $61,660
Machinery, equipment, furniture and fixtures................    5,015       2,642        2,373
Leasehold improvements......................................      724         181          543
Dispensers..................................................    1,965       1,092          873
Moulds......................................................      471         140          331
Construction in progress....................................   14,813          --       14,813
                                                              -------      ------      -------
                                                              $89,990      $9,397      $80,593
                                                              =======      ======      =======

                                                                         ACCUMULATED
                                                                COST     AMORTIZATION     NET
                                                              --------   ------------   --------
DECEMBER 31, 1996
Air-laid plant and production line..........................  $ 68,600     $ 8,068      $ 60,532
Machinery, equipment, furniture and fixtures................     6,862       3,473         3,389
Leasehold improvements......................................     1,179         266           913
Dispensers..................................................     2,333       1,504           829
Moulds......................................................       471         187           284
Construction in progress....................................    50,531          --        50,531
                                                              --------     -------      --------
                                                              $129,976     $13,498      $116,478
                                                              ========     =======      ========

     In 1996, interest on long-term debt of $1,555 ( 1994 -- $nil; 1995 -- $nil) was capitalized to construction in progress; $nil (1994 -- $196; 1995 -- $745) was capitalized to the cost of the air-laid plant and production line.

5. PRODUCT DEVELOPMENT COSTS

                                                                       ACCUMULATED
                                                               COST    AMORTIZATION     NET
                                                              ------   ------------   -------
December 31, 1995...........................................  $3,404       $804       $ 2,600
December 31, 1996...........................................  $3,404       $975       $ 2,429

6. BANK INDEBTEDNESS

                                                               1995    1996
                                                              ------   ----
Bank indebtedness bears interest at a chartered bank prime
  rate plus 1/2%. It is secured by accounts receivable,
  inventories and a first fixed and floating debenture on
  assets of the Company.....................................  $3,428   $nil

                           MERFIN INTERNATIONAL INC.

     The bank prime rate of interest at December 31, 1996 was 4.75% and the weighted average interest rate in the year was 6.52%.

7. LONG-TERM DEBT

                                                               1995       1996
                                                              -------    -------
Canadian Bank Loan..........................................  $26,300    $23,012
  This loan bears interest at the Bank's prime lending rate
  plus 3/4% per annum on the balance unfixed, $14,400
  (1995 -- $18,000) fixed through interest rate swaps at
  8.0% and $8,000 at 6.22% per annum. Principal of $274 plus interest is payable monthly over a sixty-six month period
  commencing January 31, 1996. Additional principal payments of $2,000 are due March 31, 1998, $3,000 due March 31,
  1999 and $3,000 due March 31, 2000.
Canadian Bank Loan..........................................       --      2,600
  This loan bears interest at the Bank's prime lending rate
  plus 3/4% per annum. The interest rate is fixed through an interest rate swap at 6% per annum. Principal of $43 plus
  interest is payable monthly over a five year period
  commencing January 2, 1997.
Canadian Bank Loan..........................................   10,000     10,000
  This loan bears interest at the Bank's prime lending rate
  plus 1% per annum. The interest rate is fixed through an
  interest rate swap at 8.3% per annum. Principal of $167
  plus interest is payable monthly over a five year period
  commencing January 2, 1998.
European Bank Loan..........................................       --     19,580
  The term loan in the amount of 22,000 Deutschmarks bears
  interest at the Bank's prime interest rate. The interest
  is fixed through an interest swap at 9.04% per annum. The
  loan is repayable semi-annually in 14 equal payments
  commencing on December 31, 1997 if the project completion
  date occurs prior to November 16, 1997, otherwise, the
  first payment is due June 30, 1998.
Convertible Loan............................................       --      2,731
  This loan bears interest at 7% per annum, with interest
  payable semi-annually and principal due December 31, 2005.
  This loan is secured by a debenture creating a second
  fixed and floating charge over the assets of Merfin
  International Inc.
  This loan with a face value of $4,000 has been recorded as a financial instrument for financial statement purposes.
  The principal balance represents the long-term debt
  component of this loan.
Term Loan...................................................  $    --    $ 4,450
  This term loan in the amount of 5,000 Deutschmarks bears
  interest at 10% per annum, and is repayable in twelve
  quarterly installments commencing March 31, 1999. An
  additional payment of 5% of the average loan balance,
  between inception of the loan and September 30, 1997, plus
  2% of the average balance, between October 1, 1997 and the end of the term is payable on December 31, 2001. The loan
  is subordinated to the European Bank loan.
  In the event of default, the loan has conversion rights to common shares in Merfin Europe Limited to a maximum of 49%
  of the outstanding shares.

                           MERFIN INTERNATIONAL INC.

                                                               1995       1996
                                                              -------    -------
Government of Canada Loan...................................    2,250      1,875
  Interest at 6% per annum with principal and interest
  payments commencing January, 1996 and continuing until
  December, 1998 at $31 per month with additional payments
  of $563 payable on January 1, 1998 and January 1, 1999.
Province of British Columbia Loan...........................    2,873         --
                                                              -------    -------
                                                               41,423     64,248
Less: Current portion.......................................    4,265      5,584
                                                              -------    -------
          Total.............................................  $37,158    $58,664
                                                              =======    =======

     The various Canadian Bank loans are secured by a debenture that creates a first fixed and floating charge over the assets of Merfin International Inc. The European Bank loan is secured by a debenture that creates a first fixed and floating charge over the assets of Merfin Europe Limited.

     These interest rate swap contracts were acquired to balance the Company's fixed rate and floating rate debt portfolios. Under the interest rate swaps, the Company agrees with the other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount, for terms that match the original terms of the debt.

     Interest expense includes interest on long-term debt in the amount of $2,109 (1994 -- $187; 1995 -- $1,295) and interest income in the amount of $223
(1994 -- $nil, 1995 -- $nil).

     Interest paid out in the year amounted to $3,440 (1994 -- $383; 1995 -- $3,241).

     Minimum principal repayments required in the next five years.

1997........................................................  $ 5,584
1998........................................................  $11,545
1999........................................................  $13,653
2000........................................................  $13,090
2001........................................................  $ 8,652

8. DEFERRED CREDITS

                                                                      ACCUMULATED
                                                              COST   AMORTIZATION    NET
                                                              ----   -------------   ----
December 31, 1995...........................................  $nil       $nil        $nil
December 31, 1996...........................................  $770       $165        $605

9. INCOME TAXES

     The Company and its subsidiaries have accumulated operating losses for income tax purposes of approximately $6,450 which may be used to offset future taxable income and which will expire at various dates up to 2001. These losses have been recognized as a reduction of deferred tax credits related to previously

                           MERFIN INTERNATIONAL INC.

recorded timing differences. During the year, income taxes in the amount of $392 (1994 and 1995 -- $nil) and the large corporations tax of $186 (1994 -- $100; 1995 -- $190) were paid out in cash.

                                                               1994     1995     1996
                                                              ------   ------   ------
Net income before income taxes..............................  $5,950   $8,061   $6,606
Income taxes using combined statutory federal and provincial
  rates of 45.58% (1995 -- 45.58%; 1994 -- 45.43%)..........   2,698    3,674    3,014
Manufacturing and processing credit.........................    (417)    (564)    (426)
Large corporations tax......................................     100      190      186
Recovery due to loss carry forwards.........................    (700)    (149)    (501)
Other.......................................................     (52)     271      120
                                                              ------   ------   ------
Income taxes................................................  $1,629   $3,422   $2,393
                                                              ======   ======   ======
Income taxes comprise:
  Current taxes.............................................  $  100   $  190   $  578
  Deferred income taxes.....................................   1,529    3,232    1,815
                                                              ------   ------   ------
                                                              $1,629   $3,422   $2,393
                                                              ======   ======   ======

10. MINORITY INTEREST

     Minority interest represents the minority shareholders' interest in the shareholders' equity of the Company's subsidiary, Merfin Europe a.s.

     On November 15, 1995, the Company decided to relocate its air-laid project (the construction of a building and installation of an air-laid plant and production line) from the Czech Republic to the Republic of Ireland, and project funds were returned to minority interest shareholders.

11. SHARE CAPITAL (NUMBER OF SHARES IS EXPRESSED IN THOUSANDS)

     Authorized 1994, 1995 and 1996 100,000 common shares without par value.

                                                         1994               1995               1996
                                                   ----------------   ----------------   ----------------
ISSUED                                             SHARES   AMOUNT    SHARES   AMOUNT    SHARES   AMOUNT
------                                             ------   -------   ------   -------   ------   -------
Balance, beginning of year.......................  23,205   $42,591   23,610   $43,572   25,123   $51,487
Issued for cash pursuant to employee share
  ownership plan.................................     142       531      128       544      148       759
Issued in private placement......................      --        --    1,275     7,013       --        --
Issued for cash on exercise of options...........     163       450      110       358      199       523
                                                   ------   -------   ------   -------   ------   -------
                                                   23,610    43,572   25,123    51,487   25,470    52,769
Equity component on issuance of Convertible
  Loan...........................................      --        --       --        --       --     1,164
                                                   ------   -------   ------   -------   ------   -------
Balance, end of year.............................  23,610   $43,572   25,123   $51,487   25,470   $53,933
                                                   ======   =======   ======   =======   ======   =======

CONVERTIBLE LOAN

     This loan issued during the year with a face value of $4,000 has been recorded as a financial instrument, $1,164 net of financing costs of $105, has been included in shareholders' equity and classified as part of share capital for financial statement purposes. During the year, $88 which represents a portion of the payments on the Convertible Loan, has been recorded as an equity distribution and is reflected as a reduction of retained earnings (see Note 7).

                           MERFIN INTERNATIONAL INC.

SHARE OPTIONS

     The Company does not have a formal plan for the granting of incentive share options to its directors, officers and employees. However, the Company has from time to time granted share options to its directors, officers and employees. These options are ratified at each annual general meeting of the Company. The purpose of the granting of such options has been to assist the Company in attracting, compensating, motivating and retaining its officers, directors and employees and to more closely align the personal interests of those persons to the interests of the shareholders.

                                                              COMMON
                                                              SHARES   OPTION PRICES
                                                              ------   -------------
Share options outstanding December 31, 1993.................  1,990    $2.35 - 3.87
  Granted...................................................     80     3.87 - 4.00
  Exercised.................................................   (163)    2.35 - 3.87
  Surrendered or expired....................................   (660)    2.35 - 3.87
                                                              -----    ------------
Share options outstanding December 31, 1994.................  1,247    $2.35 - 4.00
  Granted...................................................    505     4.00 - 6.66
  Exercised.................................................   (110)    3.06 - 3.87
  Surrendered or expired....................................     --              --
                                                              -----    ------------
Share options outstanding December 31, 1995.................  1,642    $2.35 - 6.66
  Granted...................................................    416     5.20 - 5.91
  Exercised.................................................   (199)    2.35 - 3.87
  Surrendered or expired....................................     (5)           6.06
                                                              -----    ------------
Share options outstanding December 31, 1996.................  1,854    $2.35 - 6.66
                                                              =====    ============

     Share options outstanding at December 31, 1996 are due to expire between December 13, 1998 and December 13, 2001.

12. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company is committed to operating leases, expiring at various dates up to and including 2003.

     Annual lease commitments for the next five years are as follows:

1997........................................................  $1,975
1998........................................................  $2,028
1999........................................................  $1,305
2000........................................................  $  549
2001........................................................  $  506

RELATED PARTY

     The Company has a Licence and Supply Agreement terminating in 1997 with Merfin Plastics Ltd., a company in which Merfin International Inc. has a 5% ownership interest. The agreement obligates Merfin International Inc. to purchase dispensers having a minimum aggregate value of $600 per year. During the year, purchases from Merfin Plastics Ltd. totalled $716 (1995 -- $840).

FOREIGN EXCHANGE RISK MANAGEMENT TRANSACTIONS

     The Company has adopted a strategy of hedging foreign currencies through the use of interest rate swap contracts, and forward exchange contracts.

                           MERFIN INTERNATIONAL INC.

     The amounts of the Company's foreign exchange risk management contracts are as follows:

                                                 CONTRACT
                                                  AMOUNT
                                                 IN $ CDN         DATE OF MATURITY
                                                 --------   -----------------------------
1995
Forward contracts..............................  $18,550            Feb. 14, 1997
Interest rate swap contracts...................       --
1996
Forward contracts..............................  $14,277            Jan. 2, 1997
Interest rate swap contracts...................    6,954    Jan. 2, 1997 -- Feb. 3, 1997

     Gains and losses on forward contracts are recognized into income upon completion of the hedged transaction.

     The Company continually monitors its positions with and the credit quality of, the financial institutions which are counterparties to its financial instruments and does not anticipate non-performance by the counterparties.

     Gains and losses on forward contracts are recognized in income upon completion of the hedged transaction. The unrealized gains or losses on the Company's foreign exchange risk management contracts approximates NIL (1995-NIL).

EXPANSION OF AIR-LAID PRODUCTION CAPACITY

     During 1995, the Company entered into multi-year contracts to expand its air-laid production capacity through the construction of a building and the purchase and installation of an air-laid plant and production line. In November 1995, the Company decided to relocate the project to the Republic of Ireland where the total estimated project cost, net of grants, is $60,500. To accelerate the start up of the Irish project and support a number of smaller capital modifications a further $3,500 has been allocated for the project budget with an additional contingency of $1,500. In the event of cost overruns, the Company has committed 10,000 DEM ($8,900) of standby equity backed by a 5,000 DEM ($4,450) letter of credit from the Company's Canadian Bank. The Company may have to repay up to 2,000 DEM ($1,780) of the grant to the Irish Government if the number of employees is less than that required by the grant on December 31, 2001.

CREDIT RISK EXPOSURES

     The Company's exposures to credit risk are as indicated by the carrying amounts of its assets except for its exposure on interest rate swaps as stated in Note 7.

INTEREST RATE RISK EXPOSURES

     Short-term financial instruments are valued at their carrying amounts included in the statement of financial position which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach applies to cash, receivables and certain other liabilities.

     Rates currently available to the Company for long-term debt with similar terms and remaining maturities are used to estimate the fair value of existing borrowings as the present value of expected cash flows.

13. NET INCOME PER SHARE (NUMBER OF SHARES IS EXPRESSED IN THOUSANDS)

     Net income per share is calculated using the weighted average number of common shares outstanding for the year which amounted to 25,406 (1994 -- 23,395; 1995 -- 23,838). Fully diluted net income per share includes the weighted average number of common share options outstanding for the year and the number of common shares available for conversion from the convertible debenture which, aggregated with the weighted average number of common shares, amounted to 27,900 (1994 -- 24,642; 1995 -- 25,480).

                           MERFIN INTERNATIONAL INC.

14. SEGMENTED INFORMATION

     The Company operates out of Canada, the Republic of Ireland and the United States of America. The following schedule provides financial information by geographic segments for 1996 and 1995.

                                                            CANADA    U.S.A.   EUROPE   CONSOLIDATED
                                                            -------   ------   ------   ------------
DECEMBER 31, 1994
Net sales to customers outside the enterprise
Domestic sales............................................  $ 8,088   $1,631    $ --      $ 9,719
Export sales to:
  North America -- external customers.....................   17,014      996      --       18,010
  Europe..................................................   13,525       --      --       13,525
  Asia....................................................    5,500      148      --        5,648
                                                            -------   ------    ----      -------
          Total net sales.................................  $44,127   $2,775    $ --      $46,902
North America -- other segments...........................      619       --      --           --
                                                            -------   ------    ----      -------
          Total gross sales...............................  $44,746   $2,775      --      $46,902
Net income for year.......................................  $ 4,565   $ (244)   $ --      $ 4,321
Identifiable assets.......................................  $68,271   $3,382    $ --      $71,653
Capital expenditures......................................  $30,059   $  767    $ --      $30,826
Amortization of capital assets, dispensers and product
  development.............................................  $ 2,069   $   74    $ --      $ 2,143

     In the Canadian segment, 37.1% of the Company's sales were to two customers, 25.9% and 11.2%, who each represented more than 10% of total sales. In the U.S.A. segment, no single customer represented more than 10% of total sales.

                                                         CANADA    U.S.A.    EUROPE    CONSOLIDATED
                                                         -------   -------   -------   ------------
DECEMBER 31, 1995
Net sales to customers outside the enterprise
Domestic sales.........................................  $10,259   $ 8,421   $    --     $ 18,680
Export sales to:
  North America -- external customers..................   20,000     5,490        --       25,490
  Europe...............................................   16,121        --        --       16,121
  Asia.................................................    8,416       202        --        8,618
                                                         -------   -------   -------     --------
          Total net sales..............................  $54,796   $14,113   $    --     $ 68,909
North America -- other segments........................    3,909        --        --           --
                                                         -------   -------   -------     --------
          Total gross sales............................  $58,705   $14,113        --     $ 68,909
Net income for year....................................  $ 5,347   $   237   $  (945)    $  4,639
Identifiable assets....................................  $97,805   $ 5,133   $20,683     $123,621
Capital expenditures...................................  $16,111   $   475   $13,175     $ 29,761
Amortization of capital assets, dispensers and product
  development..........................................  $ 2,459   $   579   $    --     $  3,038

                           MERFIN INTERNATIONAL INC.

     In the Canadian segment, 47.4% of the Company's sales were to two customers, 31.7% and 15.7%, who each represented more than 10% of total sales. In the U.S.A. segment, no single customer represented more than 10% of total sales.

                                                         CANADA    U.S.A.    EUROPE    CONSOLIDATED
                                                         -------   -------   -------   ------------
DECEMBER 31, 1996
Net sales to customers outside the enterprise
  Domestic sales.......................................  $13,552   $10,681   $    --     $ 24,233
Export sales to:
North America -- external customers....................   23,260     5,343        --       28,603
Europe.................................................   18,173        --        --       18,173
Asia...................................................    8,391       286        --        8,677
                                                         -------   -------   -------     --------
          Total net sales..............................  $63,376   $16,310   $    --     $ 79,686
North America -- other segments........................    2,240        --        --           --
                                                         -------   -------   -------     --------
          Total gross sales............................  $65,616   $16,310   $    --     $ 79,686
Net income for year....................................  $ 3,854   $   359   $    --     $  4,213
Identifiable assets....................................  $92,353   $ 7,130   $48,369     $147,852
Capital expenditures...................................  $ 6,167   $ 1,337   $32,482     $ 39,986
Amortization of capital assets, dispensers and product
  development..........................................  $ 3,842   $   430   $    --     $  4,272

     In the Canadian segment, 45.0% of the Company's sales were to two customers, 30.2% and 14.8%, who each represented more than 10% of total sales. In the U.S.A. segment, no single customer represented more than 10% of total sales.

15. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES OF AMERICA ACCOUNTING PRINCIPLES AND PRACTICES

     The consolidated financial statements have been prepared in accordance with accounting principles and practices generally accepted in Canada ("Canadian basis") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles and practices generally accepted in the United States of America ("U.S.A. basis").

     On a U.S.A. basis, the cumulative effect of the change in amortization policy, based on retroactive computation, would have been included in net income in 1995, the year of change. An accounting change of $562 (net of income taxes of $414) would be reported as cumulative adjustments in 1995 and prior periods would not be restated. On a Canadian basis a prior period adjustment to the 1994 consolidated financial statements was made to accumulated amortization of $976, to deferred income taxes of $375 and to retained earnings of $601.

     On a U.S.A. basis, the costs capitalized to product development costs would have been a charge to net income in 1991, the year incurred. On a Canadian basis, costs for product development may be deferred to the extent that, the expenditure is directly related to producing the new product; the expenditure is incremental and would not have been incurred without the product; and, the expenditure is recoverable from future operations. The costs have been capitalized and are being amortized over the life of the asset.

     On a U.S.A. basis, tax benefits related to losses are recognized when incurred and reduced by a valuation allowance if it is more likely than not that some portion of all of the deferred rates will not be realized. The valuation allowance for loss carry forwards would be reversed in 1993 as it became more likely than not that the tax credit benefits of such amount would be realized.

                           MERFIN INTERNATIONAL INC.

     On a U.S.A. basis, the deferred credits associated with the translation of foreign currency financial statements are recognized immediately in the income statement. On a Canadian basis, the deferred credits with the translation of a foreign currency financial statement's long-term monetary assets are deferred and amortized over the lives of those monetary items.

     These would have been reported in the consolidated balance sheets, consolidated statements of income and retained earnings and consolidated statements of changes in financial position as follows:

                          CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,
                                       --------------------------------------------------------------
                                              1994                  1995                 1996
                                       -------------------   ------------------   -------------------
                                       CANADIAN    U.S.A.    CANADIAN   U.S.A.    CANADIAN    U.S.A.
                                        BASIS      BASIS      BASIS      BASIS     BASIS      BASIS
                                       --------   --------   --------   -------   --------   --------
Capital assets.......................  $ 53,697   $ 52,721   $80,593    $80,593   $116,478   $116,478
Product development costs............     2,773         --     2,600         --      2,429         --
Deferred tax assets..................        --         --        --         --         --      2,515
Deferred credits.....................        --         --        --         --        605         --
Deferred tax liabilities.............     1,529       (119)    4,761      3,743      6,576      8,465
Retained earnings, end of year.......     2,711        610     7,350      5,768     11,475     10,277

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                   DECEMBER 31,
                                            -----------------------------------------------------------
                                                   1994                1995                 1996
                                            ------------------   -----------------   ------------------
                                            CANADIAN   U.S.A.    CANADIAN   U.S.A.   CANADIAN   U.S.A.
                                             BASIS      BASIS     BASIS     BASIS     BASIS      BASIS
                                            --------   -------   --------   ------   --------   -------
Research and product development..........  $   887    $   744    $1,417    $1,244   $ 1,943    $ 1,772
Administrative and corporate..............    3,533      3,533     5,316     5,316     7,208      6,383
Amortization of capital assets............    1,674      1,722     2,286     1,310     3,679      3,679
Income taxes..............................    1,629      2,383     3,422     4,052     2,393      2,782
Net income for year.......................    4,321      3,692     4,639     5,158     4,213      4,820
Retained earnings (deficit), beginning of
  year....................................   (1,610)    (3,082)    2,711       610     7,350      5,768
Retained earnings, end of year............    2,711        610     7,350     5,768    11,475     10,277
Basic and fully diluted net income per
  share...................................  $  0.18    $  0.16    $ 0.19    $ 0.22   $  0.17    $  0.19

     On a U.S.A. basis, bank indebtedness would be classified as a financing activity. On a Canadian basis, bank indebtedness is classified as a component of cash.

     On a U.S.A. basis, advances to minority interests would be classified as an investing activity. On a Canadian basis, advances to minority interests is classified as a component of accounts receivable.

                           MERFIN INTERNATIONAL INC.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                                                DECEMBER 31,
                                        -------------------------------------------------------------
                                               1994                  1995                 1996
                                        -------------------   -------------------   -----------------
                                        CANADIAN    U.S.A.    CANADIAN    U.S.A.    CANADIAN   U.S.A.
                                         BASIS      BASIS      BASIS      BASIS      BASIS     BASIS
                                        --------   --------   --------   --------   --------   ------
OPERATING ACTIVITIES
Net income for the year...............  $  4,321   $  3,692   $  4,639   $  5,158    $4,213    $4,820
ITEMS NOT AFFECTING CASH
  Amortization of capital assets......  $  1,674   $  1,722   $  2,286   $  1,310    $   --    $   --
  Amortization of product development
     costs............................       173         --        173         --       171        --
  Amortization of deferred credits....        --         --         --         --      (165)     (990)
  Deferred income taxes...............     1,529      2,283      3,232      3,862     1,815     2,204
CHANGES IN NON-CASH WORKING CAPITAL
Accounts receivable...................    (2,721)    (2,721)    (8,071)    (3,173)       --        --
                                           7,320      7,320     (4,428)       470        --        --
FINANCING ACTIVITIES
Bank indebtedness.....................        --     (3,327)        --      3,428        --        --
                                          14,847     11,520     30,576     34,004        --        --
INVESTING ACTIVITIES
Advances to minority interests........        --         --         --     (4,898)       --        --
                                         (25,765)   (25,765)   (29,761)   (34,659)       --        --
                                        --------   --------   --------   --------    ------    ------
Cash, end of year.....................  $  2,824   $  2,824   $  8,455   $ 11,883    $6,774    $6,774
                                        ========   ========   ========   ========    ======    ======
Represented by:
Cash and cash equivalents.............  $  2,824   $  2,824   $ 11,883   $ 11,883    $6,774    $6,774
Bank indebtedness.....................        --         --     (3,428)        --        --        --
                                        --------   --------   --------   --------    ------    ------
                                        $  2,824   $  2,824   $  8,455   $ 11,883    $6,774    $6,774
                                        ========   ========   ========   ========    ======    ======

16.  COMPARATIVE FIGURES

     Certain of the comparative figures have been restated to conform to the current year's presentation.

17.  SUBSEQUENT EVENTS

     On May 28, 1997, 97.5% of Merfin International Inc.'s common shares were acquired by Buckeye Acquisition Inc. (BAI), a wholly-owned subsidiary of Buckeye Technologies Inc. On July 30, 1997, BAI acquired the remaining outstanding common shares of Merfin International Inc. On August 31, 1997, the Company and BAI were amalgamated as one company under the name Merfin International Inc.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

     The following unaudited pro forma condensed consolidated statement of income for the year ended June 30, 1997, gives effect to (i) the acquisition of the common stock of Merfin International Inc. (Merfin) which was consummated on May 28, 1997 and (ii) the acquisition of the common stock of Alpha Cellulose Holdings, Inc. (Alpha) consummated on September 1, 1996 as if such acquisitions had taken place as of July 1, 1996. These acquisitions are reflected in the historical balance sheets of Buckeye Technologies Inc. (the Company) at June 30, 1997 and March 31, 1998 and the historical statement of income for the nine months ended March 31, 1998.

     The historical statement of operations of Merfin included in this unaudited pro forma condensed consolidated statement of income has been derived from financial statements prepared in accordance with accounting principles generally accepted in Canada and stated in Canadian dollars. This statement of operations has been conformed to comply with accounting principles generally accepted in the United States and has been translated to United States dollars. Such translation should not be construed as a representation that the Canadian dollar amounts represent, or have been, or could be converted into, United States dollars at this or any other rate.

     The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that would have been obtained had the Alpha and Merfin acquisitions been completed as of July 1, 1996 or for any future period. Pro forma adjustments are based on estimates and available information and certain assumptions that management deems appropriate. The unaudited pro forma condensed consolidated statement of income should be read in conjunction with the Company's and Merfin's consolidated financial statements and notes thereto included elsewhere herein.

                           BUCKEYE TECHNOLOGIES INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED JUNE 30, 1997
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                HISTORICAL
                          ------------------------------------------------------      PRO FORMA ADJUSTMENTS
                                                    ALPHA             MERFIN       ---------------------------
                               BUCKEYE            CELLULOSE       INTERNATIONAL       ALPHA          MERFIN          PRO FORMA
                          TECHNOLOGIES INC.   HOLDINGS, INC.(A)      INC.(B)       ACQUISITION     ACQUISITION     CONSOLIDATION
                          -----------------   -----------------   --------------   -----------     -----------     -------------
Net sales...............     $   558,933           $ 7,436           $52,317         $    --        $     --        $   618,686
Cost of goods sold......         411,751             9,177            36,248              --              --            457,176
                             -----------           -------           -------         -------        --------        -----------
Gross margin............         147,182            (1,741)           16,069              --              --            161,510
Selling, research and
  administrative
  expenses..............          37,790             2,803            12,054             333 (c)          --             52,980
                             -----------           -------           -------         -------        --------        -----------
Operating income
  (loss)................         109,392            (4,544)            4,015            (333)             --            108,530
Other income (expense):
Interest expense and
  amortization of debt
  costs.................         (28,691)             (795)           (1,136)             28 (d)      (9,281)(e)        (39,875)
Other...................            (448)              (83)           (1,963)            (85)(f)      (2,564)(f)         (5,143)
                             -----------           -------           -------         -------        --------        -----------
                                 (29,139)             (878)           (3,099)            (57)        (11,845)           (45,018)
Income (loss) before
  income taxes..........          80,253            (5,422)              916            (390)        (11,845)            63,512
Income taxes
  (benefit).............          26,979            (2,060)            1,088            (130)(g)      (3,620)(g)         22,257
                             -----------           -------           -------         -------        --------        -----------
        Net income
          (loss)........     $    53,274           $(3,362)          $  (172)        $  (260)       $ (8,225)       $    41,255
                             ===========           =======           =======         =======        ========        ===========
Weighted average shares
  outstanding
  Basic.................      38,127,212                                              54,721                         38,181,933
  Diluted...............      38,720,772                                              54,721                         38,775,493
Earnings per share:
  Basic.................     $      1.40                                                                            $      1.08
  Assuming dilution.....            1.38                                                                                   1.06

                            See accompanying notes.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME
                                 JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

     (a) Reflects the unaudited statement of operations of Alpha for the two months ended August 31, 1996. Operations from September 1, 1996, the date of the acquisition, are included in the Company's historical consolidated results.

     (b) Reflects the unaudited statement of operations for Merfin for the eleven months ended May 27, 1997, derived from the historical financial statements and translated into United States dollars using the average exchange rate of Canadian $1.3671 to U.S. $1 for the period then ended. The conversion of the statement of operations from Canadian generally accepted accounting principles to those generally accepted in the United States resulted in a decrease in selling, research and administrative expenses of $1,787. The decrease in selling, research and administrative expenses is a result of changes in accounting for foreign currency translation. Operations from May 28, 1997, the date of acquisition, are included in the Company's historical consolidated results.

     (c) The purchase price allocation for the Alpha acquisition results in amortization of a $4,000 non-compete agreement over a two year period.

     (d) Adjustment to reflect the decrease in interest expense resulting from the refinancing of debt acquired in the Alpha acquisition, offset by the interest cost of the purchase price which was financed using 9 1/4% Senior Subordinated Notes.

     (e) Adjustment to reflect the increase in interest expense for borrowings to finance the Merfin acquisition. Borrowings under the Credit Facility bear interest at a LIBOR based rate.

     (f) Adjustments to reflect the increase in amortization of goodwill resulting from the Alpha and Merfin acquisitions. Goodwill is amortized over 30 years for the Alpha acquisition and 40 years for the Merfin acquisition.

     (g) Adjustment to record the income tax effects at the applicable statutory rate, except as to amortization of goodwill which generates no tax benefit.

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Summary................................     1
Risk Factors...........................    11
Forward-Looking Statements.............    15
The Exchange Offer.....................    16
Use of Proceeds........................    23
Capitalization.........................    24
Selected Consolidated Financial Data...    25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    28
Business...............................    32
Management.............................    39
Certain Relationships and Related
  Transactions.........................    40
Description of Certain Indebtedness....    41
Description of the Exchange Notes......    43
Certain United States Federal Income
  Tax Considerations...................    74
Plan of Distribution...................    76
Legal Matters..........................    77
Experts................................    77
Available Information..................    77
Incorporation of Documents by
  Reference............................    78
Index to Consolidated Financial
  Statements...........................   F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                        [Buckeye Technologies Inc. Logo]

                           BUCKEYE TECHNOLOGIES INC.
                             OFFER TO EXCHANGE ITS
                          8% SENIOR SUBORDINATED NOTES
                            DUE 2010 WHICH HAVE BEEN
                              REGISTERED UNDER THE
                            SECURITIES ACT OF 1933,
                          AS AMENDED, FOR ANY AND ALL
                OF ITS OUTSTANDING 8% SENIOR SUBORDINATED NOTES
                                    DUE 2010
                                  ------------
                                   PROSPECTUS
                                       , 1998
                                  ------------

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

     In that regard, the Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

  NUMBER                                DESCRIPTION
  ------                                -----------
    3.1     --  Second Amended and Restated Certificate of Incorporation,
                previously filed and incorporated herein by reference from the Company's *****
  3.1(a)    --  Articles of Amendment to the Second Amended and Restated
                Certificate of Incorporation of Registrant
    3.2     --  Amended and Restated Bylaws of the Company*
    4.1     --  Indenture for 8 1/2% Senior Subordinated Notes due 2005,
                dated November 28, 1995*
    4.2     --  Indenture for 9 1/4% Senior Subordinated Notes due 2008,
                dated July 2, 1996**
    4.3     --  Indenture for the 8% Senior Subordinated Notes due 2010,
                dated June 11, 1998, by and between the Company and Union
                Planters Bank, N.A., Trustee
    4.4     --  Form of Note (included in Exhibit 4.3 hereto)
    4.5     --  Registration Rights Agreement, dated as of June 8, 1998, between the Company and the Placement Agents
    5.1     --  Opinion of Baker, Donelson, Bearman & Caldwell
   10.1     --  1995 Management Stock Option Plan of the Registrant*
   10.2     --  Amended and Restated 1995 Incentive and Nonqualified Stock
                Option Plan for Management Employees of the Registrant
   10.3     --  Form of Management Stock Option Subscription Agreement*
   10.4     --  Form of Stock Option Subscription Agreement*
   10.5     --  The Formula Plan for Non-Employee Directors**
   10.6     --  Offer to Purchase for Cash all of the Common Shares of
                Merfin International Inc. at a price of Cdn. $6.00 per
                Common Share by Buckeye Acquisition Inc. dated March 25,
                1997***
   10.7     --  Notice of Variation of the Offer to Purchase for Cash all of
                the Common Shares of Merfin International Inc. at a price of
                Cdn. $6.00 per Common Share by Buckeye Acquisition, Inc.
                dated April 15, 1997***
   10.8     --  Second Notice of Variation of the Offer to Purchase for Cash
                all of the Common Shares of Merfin International Inc. at an
                increased price of Cdn. $6.50 per Common Share by Buckeye
                Acquisition Inc. dated April 25, 1997***
   10.9     --  Third Notice of Variation of the Offer to Purchase for Cash
                all of the Common Shares of Merfin International Inc. at an
                increased price of $7.00 per Common Share by Buckeye
                Acquisition Inc. dated May 5, 1997***
  10.10     --  Fourth Notice of Variation of the Offer to Purchase for Cash
                all of the Common Shares of Merfin International Inc. at an
                increased price of $7.50 per Common Share by Buckeye
                Acquisition Inc. dated May 15, 1997***
  10.11     --  Credit Agreement dated as of May 28, 1997 among the
                Registrant, Fleet National Bank; SunTrust Bank, Central
                Florida, N.A.; Toronto Dominion (Texas), Inc.; and the other lenders party thereto****
   12.1     --  Computation of Ratio of Earnings to Fixed Charges
   21.1     --  Subsidiaries of the Registrant

  NUMBER                                DESCRIPTION
  ------                                -----------
   23.1     --  Consent of Baker, Donelson, Bearman & Caldwell (included in
                Exhibit 5.1)
   23.2     --  Consent of Ernst & Young LLP
   23.3     --  Consent of PriceWaterhouseCoopers
   24.1     --  Powers of Attorney (included on signature page hereto)
   25.1     --  Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 on Form T-1
   99.1     --  Form of Letter of Transmittal

    * Incorporated by reference to the Registrant's Registration Statement on Form S-1, file No. 33-9736, as filed with the Securities and Exchange Commission on October 6, 1995 and as amended on October 30, 1995 and November 21, 1995.
   ** Incorporated by reference to the Registrant's Registration Statement on Form S-3, File No. 33-05139, as filed with the Securities and Exchange Commission on June 4, 1996 and as amended on June 11, 1996 and June 27, 1996.
  *** Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 10, 1997.
 **** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.
***** Incorporated by reference to the Registrant's Quarterly Report on Form
      10-Q for the quarterly period ended December 31, 1997.

     (b) Financial Statement Schedules --

     Schedule II -- Valuation and Qualifying Accounts

     (c) Not Applicable

ITEM 22.  UNDERTAKINGS

     The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes:

          (l) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
     Statement:

             (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect any facts or events arising after the effective date (or most recent post-effective amendment) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

     Provided, however,that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required [or] to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (e) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee on July 9, 1998.

                                          BUCKEYE TECHNOLOGIES INC.

                                          By:     /s/ ROBERT E. CANNON
                                            ------------------------------------
                                                      Robert E. Cannon
                                            Chief Executive Officer and Chairman
                                                         of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Cannon and David B. Ferraro and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Buckeye Technologies Inc. (The "Company")), to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-4 of the Company relating to the exchange offer (the "Offering") by the Company to exchange its 8% Senior Subordinated Notes due 2010 for new notes, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                        NAME                                       POSITION                   DATE
                        ----                                       --------                   ----
                /s/ ROBERT E. CANNON                   Chief Executive Officer,           July 9, 1998
-----------------------------------------------------    Chairman of the Board and
                  Robert E. Cannon                       Director (Principal executive
                                                         officer)

                /s/ DAVID B. FERRARO                   President, Chief Operating         July 9, 1998
-----------------------------------------------------    Officer and Director (Principal
                  David B. Ferraro                       financial officer)

                /s/ DAVID H. WHITCOMB                  Senior Vice President, Finance     July 9, 1998
-----------------------------------------------------    and Accounting (Principal
                  David H. Whitcomb                      accounting officer)

                /s/ R. HOWARD CANNON                   Director                           July 9, 1998
-----------------------------------------------------
                  R. Howard Cannon

                   /s/ RED CAVANEY                     Director                           July 9, 1998
-----------------------------------------------------
                     Red Cavaney

                                                       Director                           July   , 1998
-----------------------------------------------------
                   Henry F. Frigon

                        NAME                                       POSITION                   DATE
                        ----                                       --------                   ----
                /s/ SAMUEL M. MENCOFF                  Director                           July 9, 1998
-----------------------------------------------------
                  Samuel M. Mencoff

             /s/ HARRY J. PHILLIPS, SR.                Director                           July 8, 1998
-----------------------------------------------------
               Harry J. Phillips, Sr.

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS

                                 (IN THOUSANDS)

                                         COLUMN B           COLUMN C            COLUMN D     COLUMN E
                                        ----------   -----------------------   ----------   ----------
                                                            ADDITIONS
                                                     -----------------------
                                                                  CHARGED TO
                                        BALANCE AT   CHARGED TO     OTHER         (A)       BALANCE AT
                                        BEGINNING    COSTS AND     ACCOUNTS    DEDUCTIONS     END OF
             DESCRIPTION                OF PERIOD     EXPENSES    --DESCRIBE   --DESCRIBE     PERIOD
             -----------                ----------   ----------   ----------   ----------   ----------
Year Ended June 30, 1997
Deducted from asset accounts:
Allowance for doubtful accounts.......    $  980        $ --         $591(b)    $  (249)      $1,322
                                          ======        ====         ====       =======       ======
Year Ended June 30, 1996
Deducted from asset accounts:
Allowance for doubtful accounts.......    $1,152        $ --         $ --       $  (172)      $  980
                                          ======        ====         ====       =======       ======
Year Ended June 30, 1995
Deducted from asset accounts:
Allowance for doubtful accounts.......    $2,494        $500         $ --       $(1,842)      $1,152
                                          ======        ====         ====       =======       ======

---------------

(a) Uncollectible accounts written off, net of recoveries.

(b) Acquired allowance for doubtful accounts at the date of acquisition.

                                 EXHIBIT INDEX

  NUMBER                                DESCRIPTION
  ------                                -----------
    3.1     --  Second Amended and Restated Certificate of Incorporation,
                previously filed and incorporated herein by reference from the Company's *****
  3.1(a)    --  Articles of Amendment to the Second Amended and Restated
                Certificate of Incorporation of Registrant
    3.2     --  Amended and Restated Bylaws of the Company*
    4.1     --  Indenture for 8 1/2% Senior Subordinated Notes due 2005,
                dated November 28, 1995*
    4.2     --  Indenture for 9 1/4% Senior Subordinated Notes due 2008,
                dated July 2, 1996**
    4.3     --  Indenture for the 8% Senior Subordinated Notes due 2010,
                dated June 11, 1998, by and between the Company and Union
                Planters Bank, N.A., Trustee
    4.4     --  Form of Note (included in Exhibit 4.3 hereto)
    4.5     --  Registration Rights Agreement, dated as of June 8, 1998, between the Company and the Placement Agents
    5.1     --  Opinion of Baker, Donelson, Bearman & Caldwell
   10.1     --  1995 Management Stock Option Plan of the Registrant*
   10.2     --  Amended and Restated 1995 Incentive and Nonqualified Stock
                Option Plan for Management Employees of the Registrant
   10.3     --  Form of Management Stock Option Subscription Agreement*
   10.4     --  Form of Stock Option Subscription Agreement*
   10.5     --  The Formula Plan for Non-Employee Directors**
   10.6     --  Offer to Purchase for Cash all of the Common Shares of
                Merfin International Inc. at a price of Cdn. $6.00 per
                Common Share by Buckeye Acquisition Inc. dated March 25,
                1997***
   10.7     --  Notice of Variation of the Offer to Purchase for Cash all of
                the Common Shares of Merfin International Inc. at a price of
                Cdn. $6.00 per Common Share by Buckeye Acquisition, Inc.
                dated April 15, 1997***
   10.8     --  Second Notice of Variation of the Offer to Purchase for Cash
                all of the Common Shares of Merfin International Inc. at an
                increased price of Cdn. $6.50 per Common Share by Buckeye
                Acquisition Inc. dated April 25, 1997***
   10.9     --  Third Notice of Variation of the Offer to Purchase for Cash
                all of the Common Shares of Merfin International Inc. at an
                increased price of $7.00 per Common Share by Buckeye
                Acquisition Inc. dated May 5, 1997***
  10.10     --  Fourth Notice of Variation of the Offer to Purchase for Cash
                all of the Common Shares of Merfin International Inc. at an
                increased price of $7.50 per Common Share by Buckeye
                Acquisition Inc. dated May 15, 1997***
  10.11     --  Credit Agreement dated as of May 28, 1997 among the
                Registrant, Fleet National Bank; SunTrust Bank, Central
                Florida, N.A.; Toronto Dominion (Texas), Inc.; and the other lenders party thereto****
   12.1     --  Computation of Ratio of Earnings to Fixed Charges
   21.1     --  Subsidiaries of the Registrant
   23.1     --  Consent of Baker, Donelson, Bearman & Caldwell (included in
                Exhibit 5.1)
   23.2     --  Consent of Ernst & Young LLP
   23.3     --  Consent of PriceWaterhouseCoopers
   24.1     --  Powers of Attorney (included on signature page hereto)

  NUMBER                                DESCRIPTION
  ------                                -----------
   25.1     --  Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 on Form T-1
   99.1     --  Form of Letter of Transmittal

    * Incorporated by reference to the Registrant's Registration Statement on Form S-1, file No. 33-9736, as filed with the Securities and Exchange Commission on October 6, 1995 and as amended on October 30, 1995 and November 21, 1995.
   ** Incorporated by reference to the Registrant's Registration Statement on Form S-3, File No. 33-05139, as filed with the Securities and Exchange Commission on June 4, 1996 and as amended on June 11, 1996 and June 27, 1996.
  *** Incorporated by reference to the Registrant's Current Report on Form 8-K dated June 10, 1997.
 **** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.
***** Incorporated by reference to the Registrant's Quarterly Report on Form
      10-Q for the quarterly period ended December 31, 1997.